Private & Confidential Dated 25 February 2020 FLEX LNG AMBER LIMITED FLEX LNG AURORA LIMITED FLEX FREEDOM LIMITED FLEX LNG RELIANCE LIMITED FLEX LNG RESOLUTE LIMITED as Borrowers arranged by ABN AMRO BANK N.V., OSLO BRANCH CITIBANK N.A., LONDON BRANCH COMMONWEALTH BANK OF AUSTRALIA CREDIT SUISSE AG DEUTSCHE BANK AG with ABN AMRO BANK N.V. , OSLO BRANCH NORDEA BANK ABP, FILIAL I NORGE as Bookrunners ABN AMRO BANK N.V. , OSLO BRANCH as ECA Co-ordinator NORDEA BANK ABP, FILIAL I NORGE as KEXIM Agent NORDEA BANK ABP, FILIAL I NORGE as Agent and NORDEA BANK ABP, FILIAL I NORGE as Security Agent guaranteed by FLEX LNG LTD and FLEX LNG FLEET LIMITED FACILITY AGREEMENT FOR UP TO $629,000,000 TERM LOAN FACILITY BD-#34696673-v11

Contents

Clause		Page
1	Definitions and Interpretation	1
2	The Facility	21
3	Purpose	25
4	Conditions Precedent	25
5	Drawdown	27
6	Repayment	29
7	Prepayment and Cancellation	30
8	Interest	33
9	Interest Periods	33
10	Changes to the Calculation of Interest	34
11	Fees	35
12	Tax Gross-up and Indemnities	37
13	Increased Costs	41
14	Other Indemnities	42
15	Mitigation by the Lenders	44
16	Costs and Expenses	45
17	Guarantee and Indemnity	46
18	Security	50
19	Representations and Warranties	52
20	Information Undertakings	56
21	Financial Covenants	60
22	General Undertakings	61
23	Vessel Covenants	66
24	Events of Default	70
25	Changes to the Parties	74
26	Role of the Agent, the Security Agent, the KEXIM Agent, the Arrangers, Bookrunners and ECA Co-ordinator	78
27	Conduct of Business of the Finance Parties	90

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28 Sharing among the Finance Parties................................................................... 90 29 Payment Mechanics ........................................................................................ 92 30 Set-Off ......................................................................................................... 94 31 Notices ......................................................................................................... 94 32 Calculations and Certificates ............................................................................ 95 33 Partial Invalidity............................................................................................. 95 34 Remedies and Waivers.................................................................................... 96 35 Amendments and Waivers ............................................................................... 96 36 Confidential Information.................................................................................. 99 37 Counterparts ............................................................................................... 102 38 Contractual Recognition of Bail-In .................................................................. 103 39 Governing Law and Enforcement .................................................................... 104 Schedule 1 THE ORIGINAL PARTIES AND COMMITMENTS ............................................ 105 Schedule 2 CONDITIONS PRECEDENT ....................................................................... 108 Schedule 3 FORM OF DRAWDOWN NOTICE................................................................ 113 Schedule 4 FORM OF SELECTION NOTICE ................................................................. 114 Schedule 5 FORM OF COMPLIANCE CERTIFICATE ....................................................... 115 Schedule 6 FORM OF TRANSFER CERTIFICATE ........................................................... 117 Schedule 7 VESSELS .............................................................................................. 119 Schedule 8 REPAYMENT SCHEDULE (USD)................................................................. 125 Schedule 9 FORM OF INCREASE CONFIRMATION........................................................ 127 BD-#34696673-v11

THIS FACILITY AGREEMENT is dated ___25 February 2020 and made between: (1) THE ENTITIES listed in Schedule 1 (The Original Parties and Commitments) as borrowers (the "Borrowers" and each a "Borrower"); (2) FLEX LNG FLEET LIMITED, a company incorporated and existing under the laws of Bermuda, having company registration no. 52351, whose registered office is at Par-la-Ville Place, 14 Par-la-Ville Road, Hamilton, Bermuda (the "Intermediate Parent"); (3) FLEX LNG LTD., a company incorporated and existing under the laws of Bermuda, having company registration no. 52644, whose registered office is at Par-la-Ville Place, 14 Par-la-Ville Road, Hamilton, Bermuda (the "Ultimate Parent", and together with the Intermediate Parent, the "Guarantors" and each a "Guarantor"); (4) THE FINANCIAL INSTITUTIONS listed in Schedule 1 as commercial facility lenders (the "Original Commercial Facility Lenders"); (5) THE FINANCIAL INSTITUTIONS listed in Schedule 1 as KEXIM facility lenders (the "Original KEXIM Facility Lenders"); (6) THE FINANCIAL INSTITUTIONS listed in Schedule 1 as KEXIM guaranteed facility lenders (the "Original KEXIM Guaranteed Facility Lenders"); (7) ABN AMRO BANK N.V., OSLO BRANCH, CITIBANK N.A., LONDON BRANCH, COMMONWEALTH BANK OF AUSTRALIA, CREDIT SUISSE AG, DEUTSCHE BANK AG as mandated lead arrangers (the "Arrangers"); (8) THE FINANCIAL INSTITUTIONS listed in Schedule 1 as hedging providers (each a "Hedge Provider", jointly the "Hedge Providers"); (9) ABN AMRO BANK N.V., OSLO BRANCH as ECA co-ordinator (the "ECA Co-ordinator"); (10) NORDEA BANK ABP, FILIAL I NORGE as KEXIM agent (the "KEXIM Agent"); (11) ABN AMRO BANK N.V., OSLO BRANCH and NORDEA BANK ABP, FILIAL I NORGE as bookrunners (the "Bookrunners"); (12) NORDEA BANK ABP, FILIAL I NORGE as facility agent of the other Finance Parties (in such capacity, the "Agent"); and (13) NORDEA BANK ABP, FILIAL I NORGE as security agent of the other Finance Parties (in such capacity, the "Security Agent"). IT IS AGREED as follows: Section 1 - Interpretation 1 Definitions and Interpretation 1.1 Definitions In this Agreement, unless the context otherwise requires: "Accordion Lender" has the meaning given to that term in Clause 2.5 (Accordion option). "Account Bank" means DNB Bank ASA or the Agent, as relevant. "Affiliate" means, in relation to any person, a Subsidiary of that person or a Holding Company of that person or any other Subsidiary of that Holding Company. BD-#34696673-v11 1

"Agreement" means this facility agreement, as it may be amended, supplemented and varied from time to time, including its Schedules and any Transfer Certificate. "Alternative Vessels" means each of the vessels (to be built by the relevant Yard under the relevant Shipbuilding Contract) described in Schedule 7 (Vessels) and "Alternative Vessel" means either of them. "Annex VI" means Annex VI of the Protocol of 1997 (as subsequently amended from time to time) to amend the International Convention for the Prevention of Pollution from Ships 1973 (Marpol), as modified by the Protocol of 1978 relating thereto. "Approved Broker" means each of Fearnleys, Clarksons Platou, Nordic Shipping, Affinity, Braemar ACM Valuations Ltd., Simpson Spence Young or such other independent and internationally reputable shipbroker(s) as may be approved in writing by the Agent. "Approved Manager" means: (a) Bernhard Schulte Shipmanagement; (b) Flex LNG Fleet Management AS; (c) any company within the Group, other than Flex LNG Fleet Management AS; or (d) any other management company acceptable to the Majority Lenders from time to time as the technical and/or commercial manager of a Vessel, such consent not to be unreasonably withheld or delayed. "Approved Ship Registry" means each of the Marshall Islands, the Norwegian International Ship Registry (NIS), Liberia or such other international ship registry as may be approved in writing by all the Lenders. "Approved Classification Society" means each of DNV GL, Lloyds Register, American Bureau of Shipping (ABS), Bureau Veritas or such other IACS classification society as may be pre-approved in writing by all the Lenders, such approval not to be unreasonably withheld or delayed. “Article 55 BRRD” means Article 55 of Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms. "Assignment of Hedging Claims" means a first priority assignment granted or to be granted by each Borrower in favour of the Security Agent (on behalf of the Finance Parties) of each Borrower's rights, titles and interests under any Hedging Agreements related to this Facility, to be in form and substance acceptable to the Security Agent. "Authorisations" means an authorisation, consent, approval, resolution, licence, exemption, filing, notarisation or registration. "Availability Period" means in relation to each Loan (a) for Vessels with a Scheduled Delivery Date (as indicated in Schedule 7 (Vessels) during 2020), 31 December 2020 and (b) for Vessels with a Scheduled Delivery Date (as indicated in Schedule 7 (Vessels) during 2021), 30 June 2021 (or such later date as may be approved by the Lenders). "Available Commitment" means a Lender's Commitment minus the amount of its participation in any outstanding Loans. "Bail-In Action" means the exercise of any Write-down and Conversion Powers. "Bail-In Legislation" means: (a) in relation to an EEA Member Country which has implemented, or which at any time implements, Article 55 BRRD, the relevant implementing law or regulation as described in the EU Bail-In Legislation Schedule from time to time; and BD-#34696673-v11 2

(b) in relation to any state other than such an EEA Member Country or (to the extent that the United Kingdom is not such an EEA Member Country) the United Kingdom, any analogous law or regulation from time to time which requires contractual recognition of any Write-down and Conversion Powers contained in that law or regulation. "Break Costs" means the amount (if any) by which: (a) the interest (excluding the Margin) which a Lender should have received for the period from the date of receipt of all or part of its participation in a Loan or Unpaid Sum to the last day of the then current Interest Period in respect of a Loan or Unpaid Sum, had the principal amount or Unpaid Sum been paid on the last day of that Interest Period; exceeds: (b) the amount which that Lender would be able to obtain by placing an amount equal to the principal amount or Unpaid Sum received by it on deposit with a leading bank in the London interbank market for a period starting on the Business Day following receipt or recovery and ending on the last day of the current Interest Period. "Business Day" means a day (other than a Saturday or Sunday) on which banks are open for general business in London, Amsterdam, Seoul, New York and Oslo (or any other relevant place of payment under Clause 29 (Payment mechanics)). "Change of Control" means the occurrence of any of the following events: (a) any company controlled directly or indirectly by the John Fredriksen Family ceases to own directly minimum (i) 25% of the shares and the voting rights of the Ultimate Parent prior to the Final Maturity Date relating to the Commercial Facility or (ii) 20% of the shares and the voting rights of the Ultimate Parent thereafter until the 8th anniversary of the Delivery Date of the final Vessel; or (b) without the prior written approval of the Lenders, any individual person or more persons acting in concert (other than any company controlled directly or indirectly by the John Fredriksen Family) have the right or the ability to control, either directly or indirectly, the affairs or composition of the majority of the board of directors (or equivalent) of the Ultimate Parent or becomes owners of 1/3 or more of the voting shares of the Ultimate Parent; or (c) the Ultimate Parent ceases to own directly 100% of the shares in the Intermediate Parent; or (d) the Intermediate Parent ceases to own directly 100% of the shares in each of the Borrowers, excluding in the event of a disposal of such shares in accordance with Clause 7.2 (Disposal or Total Loss), in which case that Clause shall apply. "Charged Property" means all of the assets of the Obligors which from time to time are, or are expressed or intended to be, the subject of the Security Documents. "Code" means the US Internal Revenue Code of 1986 (as amended). "COFR" means the U.S. Certificate of Financial Responsibility program (as in effect from time to time), based on the U.S. Oil Pollution Act of 1980. "Commercial Facility" means the term loan facility made available by the Commercial Facility Lenders under this Agreement as described in Clause 2 (The Facility) and which shall include any increase made pursuant to Clause 2.5 (Accordion option). "Commercial Facility Commitment" means: (a) in relation to an Original Commercial Facility Lender, the amount set opposite its name under the heading "Commercial Facility Commitment" in Schedule 1 (The Original Parties and Commitments) and the amount of any other Commercial Facility BD-#34696673-v11 3

Commitment (including by virtue of Clause 2.5 (Accordion option)) transferred to it under this Agreement; and (b) in relation to any other Commercial Facility Lender, the amount of any Commercial Facility Commitment (including by virtue of Clause 2.5 (Accordion option)) transferred to it under this Agreement, to the extent not cancelled, reduced or transferred by it under this Agreement. "Commercial Facility Lender" means: (a) the Original Commercial Facility Lenders; (b) any Accordion Lender; and (c) any bank or financial institution which has become a Party as a commercial facility lender in accordance with Clause 25 (Changes to the Parties), which in each case has not ceased to be a Party in accordance with the terms of this Agreement. "Commercial Facility Loan" means an advance of the Commercial Facility Commitments being the Relevant Percentage in relation to the Commercial Facility of a Loan or the principal amount outstanding for the time being of that advance. "Commercial Facility Majority Lenders" means subject to the proviso hereto: (a) if there are no Commercial Facility Loans outstanding, a Commercial Facility Lender or Commercial Facility Lenders whose Commercial Facility Commitments aggregate equal to or more than 66 2/3% of the Total Commercial Facility Commitments (or, if the Total Commercial Facility Commitments have been reduced to zero, aggregated equal to or more than 66 2/3% of the Commercial Facility Commitments immediately prior to the reduction); or (b) at any other time, a Commercial Facility Lender or Commercial Facility Lenders whose participations in the Commercial Facility Loans then outstanding aggregate equal to or more than 66 2/3% of the Commercial Facility Loans then outstanding. "Commitment" means, in relation to a Lender, its Commercial Facility Commitment, its KEXIM Facility Commitment and its KEXIM Guaranteed Facility Commitment. "Compliance Certificate" means a certificate substantially in the form as set out in Schedule 5 (Form of Compliance Certificates). "Confidential Information" means all information relating to the Obligors, the Group, the Finance Documents or the Facility of which a Finance Party becomes aware in its capacity as, or for the purpose of becoming, a Finance Party or which is received by a Finance Party in relation to, or for the purpose of becoming a Finance Party under, the Finance Documents or the Facility from either: (a) the Obligors or any of their respective advisers; or (b) another Finance Party, if the information was obtained by that Finance Party directly or indirectly from the Obligors or any of their advisers, in whatever form, and includes information given orally and any document, electronic file or any other way of representing or recording information which contains or is derived or copied from such information but excludes information that: (i) is or becomes public information other than as a direct or indirect result of any breach by that Finance Party of Clause 36.1 (Confidential Information); or BD-#34696673-v11 4

(ii) is identified in writing at the time of delivery as non-confidential by the Obligor or any of its advisers; or (iii) is known by that Finance Party before the date the information is disclosed to it in accordance with paragraphs (a) or (b) above or is lawfully obtained by that Finance Party after that date, from a source which is, as far as that Finance Party is aware, unconnected with the Obligor and which, in either case, as far as that Finance Party is aware, has not been obtained in breach of, and is not otherwise subject to, any obligation of confidentiality. "Default" means an Event of Default or any event or circumstance specified in Clause 24 (Events of Default) which would (with the expiry of a grace period, the giving of notice, the making of any determination under the Finance Documents or any combination of any of the foregoing) be an Event of Default. "Delivery Date" means the date on which a Vessel is actually delivered, by passing of risk and title, to the relevant Borrower under the relevant Intermediate MOA, expected to occur on or about the relevant Scheduled Delivery Date (as indicated in Schedule 7 (Vessels)). "DOC" means, in relation to any technical Manager of a Vessel, a valid document of compliance issued to the technical Manager pursuant to paragraph 13.2 of the ISM Code. "Drawdown Date" means the Business Day on which a Borrower has requested drawdown of a Loan pursuant to this Agreement or, as the context requires, the date on which the drawdown is actually made. "Drawdown Notice" means a notice substantially in the form set out in Schedule 3 (Form of Drawdown Notice). "Earnings" means all moneys whatsoever which are now, or later become, payable (actually or contingently) to a Borrower and which arise out of the use of or operation of a Vessel, including (but not limited to): (a) all freight, hire and passage moneys payable to a Borrower, including (without limitation) payments of any nature under a charterparty or any other agreement for the employment, use, possession, management and/or operation of a Vessel; (b) any claim under any guarantees related to freight and hire payable to a Borrower as a consequence of the operation of a Vessel; (c) compensation payable to a Borrower in the event of any requisition of a Vessel or for the use of a Vessel by any government authority or other competent authority; (d) remuneration for salvage, towage and other services performed by a Vessel payable to a Borrower; (e) demurrage and retention money receivable by a Borrower in relation to a Vessel; (f) all moneys which are at any time payable under the Insurances in respect of loss of earnings; (g) any damages for breach (or payments for variation or termination) of any contract of employment of a Vessel payable to a Borrower; (h) if and whenever a Vessel is employed on terms whereby any moneys falling within paragraphs (a) to (f) above (both inclusive) are pooled or shared with any other person, that proportion of the net receipts of the relevant pooling or sharing arrangement which is attributable to such Vessel; and (i) any other money whatsoever due or to become due to a Borrower from third parties in relation to a Vessel, or otherwise. BD-#34696673-v11 5

"Earnings Accounts" means the Borrowers' bank accounts, into which all Earnings are to be paid, to be held with the Account Bank, and to be subject to the relevant Security Agreement. "ECA Commitments" means, the aggregate of the KEXIM Facility Commitments and the KEXIM Guaranteed Facility Commitments, being $379,000,000 as at the date of this Agreement. "EEA Member Country" means any member state of the European Union, Iceland, Liechtenstein and Norway. "Environmental Approval" means any permit, licence, consent, approval and other Authorisations and the filing of any notification, report or assessment required under any Environmental Law for the operation of a Vessel. "Environmental Claim" means any claim, proceeding or investigation by any party in respect of any Environmental Law or Environmental Approval. "Environmental Law" means any law, regulation, convention or treaty applicable to an Obligor and which relates to the pollution or protection of the environment or to the carriage of material which is capable of polluting the environment. "EU Bail-In Legislation Schedule" means the document described as such and published by the Loan Market Association (or any successor person) from time to time. "Event of Default" means any event or circumstance specified as such in Clause 24 (Events of Default). "Facilities" means the Commercial Facility, the KEXIM Facility and the KEXIM Guaranteed Facility and "Facility" means any of them. "FATCA" means: (a) sections 1471 to 1474 of the Code or any associated regulations; (b) any treaty, law or regulation of any other jurisdiction, or relating to an intergovernmental agreement between the US and any other jurisdiction, which (in either case) facilitates the implementation of any law or regulation referred to in paragraph (a) above; or (c) any agreement pursuant to the implementation of any treaty, law or regulation referred to in paragraphs (a) or (b) above with the US Internal Revenue Service, the US government or any governmental or taxation authority in any other jurisdiction. "FATCA Application Date" means: (a) in relation to a "withholdable payment" described in section 1473(1)(A)(i) of the Code (which relates to payments of interest and certain other payments from sources within the US), 1 July 2014; (b) in relation to a "passthru payment" described in section 1471(d)(7) of the Code not falling within paragraph (a) above, the first date from which such payment may become subject to a deduction or withholding required by FATCA. "FATCA Deduction" means a deduction or withholding from a payment under a Finance Document required by FATCA. "FATCA Exempt Party" means a Party that is entitled to receive payments free from any FATCA Deduction. "Fee Letter" means any letter or letters dated on or about the date of this Agreement between: BD-#34696673-v11 6

(a) the Agent (on behalf of any other Finance Parties) and a Borrower; and (b) the Agent (for itself) and a Borrower, in each case, setting out any of the fees referred to in Clause 11 (Fees). "Final Maturity Date" means, subject to Clause 29.7 (Business Days): (a) in respect of each Commercial Facility Loan, the earliest of (i) the date falling 60 months after the Drawdown Date in respect of the final Loan or (ii) 30 November 2025, provided that if the Commercial Facility has been refinanced or restructured in a manner approved under Clause 7.9 (Commercial Facility) such Final Maturity Date shall be the final repayment date in respect of that Commercial Facility Loan following such refinancing or restructuring; or (b) in respect of a KEXIM Facility Loan, the earlier of (i) the date falling 144 months after the Drawdown Date in respect of the Loan of which it forms part or (ii) 30 November 2032; or (c) in respect of a KEXIM Guaranteed Facility Loan, the earlier of (i) the date falling 72 months after the Drawdown Date in respect of the Loan of which it forms part or (ii) 30 November 2026. "Finance Documents" means (a) this Agreement; (b) any Fee Letter; (c) the Security Documents; (d) each Hedging Agreement, other than in respect of Clause 35 (Amendments and Waivers), Clause 37 (Counterparts) and (in relation to any communications between the Borrowers and the Hedge Providers) Clause 31 (Notices); and (e) any other document designated as such by the Agent and the Borrowers. "Finance Party" means any or all of the Lenders, the Agent, the Security Agent, the Arrangers, the Hedge Providers, any Bookrunner, the ECA Co-ordinator or the KEXIM Agent. "Financial Indebtedness" means any indebtedness for or in respect of: (a) moneys borrowed and debit balances at banks or other financial institutions; (b) any amount raised by acceptance under any acceptance credit facility or dematerialised equivalent; (c) any amount raised pursuant to any note purchase facility or the issue of bonds, notes, debentures, loan stock or any similar instrument; (d) the amount of any liability in respect of any lease or hire purchase contract which would, in accordance with US GAAP, be treated as a finance or capital lease; (e) receivables sold or discounted (other than any receivables to the extent they are sold on a non-recourse basis); (f) any derivative transaction entered into in connection with protection against or benefit from fluctuation in any rate or price (and, when calculating the value of any derivative transaction, only the marked to market value (or, if any actual amount is due as a result of the termination or close-out of that derivative transaction, that amount) shall be taken into account); BD-#34696673-v11 7

(g) any counter-indemnity obligation in respect of a guarantee, indemnity, bond, standby or documentary letter of credit or any other instrument issued by a bank or financial institution; (h) any amount of any liability under a deferred purchase agreement if (i) one of the primary reasons behind entering into the agreement is to finance the acquisition or construction of the asset or service in question or (ii) the agreement is in respect of the supply of assets or services and payment is due more than 60 days after the date of supply; (i) any amount raised under any other transaction (including any forward sale or purchase, sale and sale back or sale and leaseback agreement) having the commercial effect of a borrowing or otherwise classified as borrowings under US GAAP; and (j) (without double-counting) the amount of any liability in respect of any guarantee or indemnity for any of the items referred to in paragraphs (a) to (i) above. "General Assignment" means a first priority assignment granted or to be granted by each Borrower in favour of the Security Agent (on behalf of the Finance Parties) of any of the Borrowers' rights, titles and interests to (i) any Earnings, (ii) Insurances and (iii) in respect of any charterparty for any Vessel with a firm term (excluding options) exceeding twelve (12) months, its rights, titles and interests to same, to be in form and substance acceptable to the Security Agent. "Green Passport" means a document listing all potential hazardous materials on board the relevant Vessel as further described by the relevant Vessel's classification society and/or the International Maritime Organization (IMO), hereunder an Inventory of Hazardous Materials as described thereby. "Group" means the Ultimate Parent and its Subsidiaries from time to time. "Group Member" means any Obligor and any other entity which is part of the Group. "Guarantee" means the unconditional and irrevocable guarantee and indemnity provided by the each of the Guarantors pursuant to Clause 17 (Guarantee and indemnity). "Hedging Agreement" means any master agreement, confirmation, schedule or other agreement entered or to be entered into by any Borrower and any Hedge Provider to hedge liabilities relating to the Agreement. "Holding Company" means, in relation to a person, any other person in respect of which it is a Subsidiary. "Increase Confirmation" means a confirmation certificate substantially in the form as set out in Schedule 9 (Form of Increase Confirmation) or any other form agreed between the Agent and the Borrowers. "Insurance Report" means a report with respect to the Insurances, with a form, scope and conclusion acceptable to the Lenders, and from a firm of marine insurance brokers acceptable to the Lenders. "Insurances" means, in relation to any Vessel, all insurance policies and contracts of insurance (which expression includes all entries of any Vessel in a protection and indemnity or war risk association) which are from time to time during the Security Period in place or taken out or entered into by or for the benefit of any Borrower (whether in the sole name of a Borrower or in the joint names of the Obligors and any other person) in respect of any Vessel or otherwise in connection with a Vessel and all benefits thereunder (including claims of whatsoever nature and return of premiums). "Interest Payment Date" means the last Business Day of each Interest Period. BD-#34696673-v11 8

"Interest Period" means, in relation to a Loan (or any Commercial Facility Loan forming part thereof), each period determined in accordance with Clause 9 (Interest Periods), and, in relation to an Unpaid Sum, each period determined in accordance with Clause 8.3 (Default interest). "Intermediate Buyer" means Sea Reliance Inc. in respect of the Vessel "Flex Artemis", Sea Resulute Inc. in respect of the Vessel "Flex Resolute", Sea Freedom Shipowning Inc. in respect of the Vessel "Flex Freedom", Sea Aurora Inc. in respect of the Vessel "Flex Aurora", Sea America Inc. in respect of the Vessel "Flex Amber", which entities are parties as buyers to the Shipbuilding Contracts, and have entered into the Intermediate MOAs. "Intermediate MOA" means each memorandum of agreement for the sale of the respective Vessels from the Intermediate Buyers as sellers to the respective Borrower as buyer, securing a concurrent delivery under the Shipbuilding Contract and the Intermediate MOA, and including arrangements for the assignment of Yard's warranties in respect of the Vessel to the relevant Borrower, to be in form and substance satisfactory to the Agent. "Interpolated Screen Rate" means, in relation to LIBOR for any Loan, the rate (rounded to the same number of decimal places as the two relevant Screen Rates) which results from interpolating on a linear basis between: (a) the applicable Screen Rate for the longest period (for which that Screen Rate is available) which is less than the Interest Period of that Loan; and (b) the applicable Screen Rate for the shortest period (for which that Screen Rate is available) which exceeds the Interest Period of that Loan, each as of 12:00 hours on the Quotation Day for USD. "ISM Code" means the International Safety Management Code for the Safe Operation of Ships and for Pollution Prevention. "ISPS Code" means the International Ship and Port Facility Security (ISPS) Code as adopted by the International Maritime Organization's (IMO) Diplomatic Conference of December 2002. "John Fredriksen Family" means Mr. John Fredriksen, his direct lineal descendants, the personal estate of any of them and/or any trust created for the benefit of any of the aforementioned persons or their estates. "KEXIM" means The Export-Import Bank of Korea. "KEXIM Facility" means the term loan facility made available by the KEXIM Facility Lenders under this Agreement as described in Clause 2 (The Facility). "KEXIM Facility Commitment" means: (a) in relation to an Original KEXIM Facility Lender, the amount set opposite its name under the heading "KEXIM Facility Commitment" in Schedule 1 (The Original Parties and Commitments) and the amount of any other KEXIM Facility Commitment transferred to it under this Agreement; and (b) in relation to any other KEXIM Facility Lender, the amount of any KEXIM Facility Commitment transferred to it under this Agreement, to the extent not cancelled, reduced or transferred by it under this Agreement. "KEXIM Facility Lenders" means: (a) the Original KEXIM Facility Lender; and BD-#34696673-v11 9

(b) any bank or financial institution which has become a Party as a KEXIM Facility Lender in accordance with Clause 25 (Changes to the Parties), which in each case has not ceased to be a Party in accordance with the terms of this Agreement. "KEXIM Facility Loan" means an advance of the KEXIM Facility Commitments being the Relevant Percentage in relation to the KEXIM Facility of a Loan or the principal amount outstanding for the time being of that advance. "KEXIM Guarantee" means the guarantee issued or (as the context may require) to be issued by KEXIM as guarantor in favour of the KEXIM Guaranteed Facility Lenders (or the Security Agent on their behalf). "KEXIM Guarantee Premium" means, in respect of a Vessel, the amount of premium in respect of the issuance of the relevant KEXIM Guarantee paid to KEXIM on the Drawdown Date for the relevant KEXIM Guaranteed Facility Loan for such Vessel. The KEXIM Guarantee Premium payable in respect of a KEXIM Guaranteed Facility Loan shall be an amount equal to 2.10% of the KEXIM Guaranteed Facility Loan requested to be utilised in the Drawdown Notice for such KEXIM Guaranteed Facility Loan. "KEXIM Guaranteed Facility" means the term loan facility made available by the KEXIM Guaranteed Facility Lenders under this Agreement as described in Clause 2 (The Facility). "KEXIM Guaranteed Facility Commitment" means: (a) in relation to an Original KEXIM Guaranteed Facility Lender, the amount set opposite its name under the heading "KEXIM Guaranteed Facility Commitment" in Schedule 1 (The Original Parties and Commitments) and the amount of any other KEXIM Guaranteed Facility Commitment transferred to it under this Agreement; and (b) in relation to any other KEXIM Guaranteed Facility Lender, the amount of any KEXIM Guaranteed Facility Commitment transferred to it under this Agreement, to the extent not cancelled, reduced or transferred by it under this Agreement. "KEXIM Guaranteed Facility Lenders" means: (a) the Original KEXIM Guaranteed Facility Lenders; and (b) any bank or financial institution which has become a Party as a KEXIM Guaranteed Facility Lender in accordance with Clause 25 (Changes to the Parties), which in each case has not ceased to be a Party in accordance with the terms of this Agreement. "KEXIM Guaranteed Facility Loan" means an advance of the KEXIM Guaranteed Facility Commitments being the Relevant Percentage in relation to the KEXIM Guaranteed Facility of a Loan or the principal amount outstanding for the time being of that advance. “KEXIM Mandatory Prepayment Event” means each of the following events or circumstances: (a) it is or becomes unlawful for KEXIM to perform any of its obligations under the KEXIM Guarantee or for a Finance Party to receive the benefit of the KEXIM Guarantee; (b) any obligation or obligations of KEXIM under the KEXIM Guarantee are not or cease to be legal, valid, binding or enforceable or the KEXIM Guarantee is not or ceases to be in full force and effect; or BD-#34696673-v11 10

(c) KEXIM avoids, rescinds, repudiates, suspends, cancels or terminates all or part of the KEXIM Guarantee or evidences an intention to or purports to avoid, rescind, repudiate, suspend, cancel or terminate all or part of the KEXIM Guarantee. “Legal Reservations” means: (a) the principle that equitable remedies may be granted or refused at the discretion of a court and the limitation of enforcement by laws relating to insolvency, reorganisation and other laws generally affecting the rights of creditors; (b) the time barring of claims under the Limitation Act 1980 and the Foreign Limitation Periods Act 1984, the possibility that an undertaking to assume liability for, or indemnify a person against, non-payment of UK stamp duty may be void and defences of set-off or counterclaim; (c) similar principles, rights and defences under the laws of any Relevant Jurisdiction; and (d) any other matters which are set out as qualifications or reservations as to matters of law of general application in the Legal Opinions. "Lender" means: (a) any Commercial Facility Lender; (b) any KEXIM Facility Lender; and (c) any KEXIM Guaranteed Facility Lender, and "Lenders" mean all of them. "LIBOR" means, in relation to any Loan: (a) the applicable Screen Rate; or (b) (if no Screen Rate is available for the Interest Period of that Loan) the Interpolated Screen Rate for that Loan; or (c) if: (i) no Screen Rate is available for USD; or (ii) no Screen Rate is available for the Interest Period of that Loan and it is not possible to calculate an Interpolated Screen Rate for that Loan, the Reference Bank Rate, as of 12:00 hours on the Quotation Day for USD and for a period equal in length to the Interest Period of that Loan, and, if any such rate is below zero, LIBOR will be deemed to be zero. "Loan" means a means a loan made or to be made under the Facilities or the principal amount outstanding for the time being of that loan. "Majority Lenders" means subject to the proviso hereto: (a) if there are no Loans outstanding, a Lender or Lenders whose Commitments aggregate equal to or more than 66 2/3% of the Total Commitments (or, if the Total Commitments have been reduced to zero, aggregated equal to or more than 66 2/3% of the Total Commitments immediately prior to the reduction); or BD-#34696673-v11 11

(b) at any other time, a Lender or Lenders whose participations in the Loans then outstanding aggregate equal to or more than 66 2/3% of the Loans then outstanding, provided always that the Majority Lenders shall always include a minimum of one Commercial Facility Lender. "Management Agreement(s)" means any commercial and/or technical management agreement entered into between any of the Borrowers and the Manager(s) regarding any of the Vessels, on terms and conditions acceptable to the Majority Lenders. "Manager" means any technical or commercial manager of a Vessel. "Manager's Undertaking" means a subordination statement by each Manager of a Vessel, in form and substance acceptable to the Agent, whereupon the Manager fully subordinates its claims under any Management Agreement(s) and otherwise in respect of the Vessel to the claims of the Finance Parties under the Finance Document. "Margin" means: (a) in relation to the Commercial Facility, 2.35 per cent per annum; (b) in relation to the KEXIM Facility, 2.25 per cent per annum; and (c) in relation to the KEXIM Guaranteed Facility, 1.20 per cent per annum. "Marpol" means the International Convention for the Prevention of Pollution from Ships. "Market Value" means the fair market value of each Vessel in USD, being the average of valuations of the Vessel obtained from two (2) Approved Brokers by the Borrowers. Such valuations to be made with or without physical inspection of the relevant Vessel (as the Agent may require) on the basis of a sale for prompt delivery for cash at arm's length on normal commercial terms as between a willing buyer and seller, on an "as is, where is" basis, free of any existing charter or other contract of employment and/or pool arrangement. If the two valuations differ by more than ten per cent. (10.00%) of the mean value of the two valuations, then a third Approved Broker appointed by the Agent shall provide a valuation and the value of the Vessel shall be the average of the three valuations. If the valuation is provided in a range, the mean value of the range shall be used. The valuations shall be for the cost of the Borrowers. "Material Adverse Effect" means a material adverse effect on: (a) the financial position, business or operation of any Obligor or the Group (taken as a whole); (b) the ability of any of the Obligors to perform any of its obligations under the Finance Documents; or (c) the validity or enforceability of, or the effectiveness or ranking of any Security Interest granted or purported to be granted pursuant to any of, the Finance Documents or the rights or remedies of any Finance Party under any of the Finance Documents. "Maximum Loan Amount" means, in relation to a Loan, an amount equal to the lower of: (a) 65% of the Market Value of the applicable Vessel; and (b) USD 125,800,000. "Mortgage(s)" means each of the first priority or preferred, as applicable, cross collateralized ship mortgages and, if applicable, the declaration of pledges or deeds of covenants collateral thereto, granted by each Borrower in favour of the Security Agent (on behalf of the Finance BD-#34696673-v11 12

Parties) in form and substance acceptable to the Security Agent and registered against each of the Vessels with the applicable Approved Ship Registry. "New Lender" has the meaning set out in Clause 25 (Changes to the Parties). "Obligor" means the Borrowers and the Guarantors, or any of them, as the case may be. "Original Financial Statements" means the financial statements for each Obligor (consolidated and audited in respect of the Ultimate Parent), for the financial year ended 31 December 2018. "Party" means a party to this Agreement. "Poseidon Principles" means the financial industry framework for assessing and disclosing the climate alignment of ship finance portfolios published on 18 June 2019 as the same may be amended or replaced to reflect changes in applicable law or regulation or the introduction of or changes to mandatory requirements of the International Maritime Organisation from time to time https://www.poseidonprinciples.org at the date of this Agreement. "Quotation Day" means, in relation to any period for which an interest rate is to be determined two (2) Business Days before the first day of that period. "Reference Banks" means those of the Commercial Facility Lenders which are able to act in such capacity and/or such other banks as may be appointed by the Agent. "Reference Bank Rate" means the arithmetic mean of the rates (rounded upwards to four decimal places) as supplied to the Agent at its request by the Reference Banks, as the rate at which the relevant Reference Bank could borrow funds in the applicable interbank market in the relevant currency and for the relevant period, were it to obtain interbank offers for deposits in that currency and for that period, and if a Reference Bank does not supply a quotation by 12:00 hours on the Quotation Day, the applicable rate shall be determined on the basis of the quotations of the remaining Reference Banks. "Relevant Jurisdiction" means in relation to any Party: (a) its jurisdiction of incorporation; (b) any jurisdiction where any asset subject to or intended to be subject to Security Interest under a Security Document to be created by it is situated or registered, as applicable; (c) any jurisdiction where it conducts its business; and (d) the jurisdiction whose laws govern the perfection of any of the Security Documents entered into by it. "Relevant Percentage" means: (a) in relation to the Commercial Facility, 39.746 per cent; (b) in relation to the KEXIM Facility, 30.187 per cent; and (c) in relation to the KEXIM Guaranteed Facility, 30.067 per cent. "Repeating Representations" means each of the representations set out in Clause 19 (Representations and warranties), except for Clauses 19.3 (Binding obligations), 19.4 (No conflict with other obligations), 19.6 (Governing law and enforcement), 19.8 (Taxes) and 19.9 (No filing or stamp taxes). "Resolution Authority" means any body which has authority to exercise any Write-down and Conversion Powers. BD-#34696673-v11 13

"Restricted Party" means a person or persons, legal or physical that: (a) is listed on any Sanctions List; (b) is domiciled, resident, located or having its main place of business in, or is incorporated under the laws of, a country or a territory that is or whose government is subject to Sanctions which attach legal effect to being domiciled, located, having its main place of business in, or incorporated under the laws such country; (c) otherwise the target of Sanctions (whether designated by name or by reason of being included in a class of person); (d) with which any Finance Party is prohibited from dealing with or otherwise engaging in a transaction with due to Sanctions; or (e) is directly or indirectly owned by more than 50 per cent or controlled, or acting on behalf, at the direction or for the benefit of a person(s) referred to in paragraph (a), (b) or (c) above. "Sanctions" means any economic or financial sanctions laws and/or regulations, trade embargoes, prohibitions, restrictive measures, decisions, executive orders, or notices from regulators implemented, adapted, imposed, administered, enacted, or enforced by any Sanctions Authority. "Sanctions Authority" means: (a) the United Nations Security Council, the European Union, the United Kingdom, the Kingdom of Norway, any country to which any Obligor is bound, the United States of America (including but not limited to the U.S. Department of Treasury's Office of Foreign Assets Control (OFAC) and the U.S. Department of State), and any authority acting on behalf of any of them in connection with Sanctions; and (b) (for the purposes of Clause 7.3 (Mandatory prepayment – Illegality) only), the country of incorporation of a Lender for the time being. "Sanctions List" means any list of persons or entities subject to Sanctions published in connection with Sanctions by or on behalf of any Sanctions Authority from time to time. "Screen Rate" means the London interbank offered rate administered by ICE Benchmark Administration Limited (or any other person which takes over the administration of that rate) for USD for the relevant period displayed on pages LIBOR01 or LIBOR02 of the Reuters screen (or any replacement Reuters page which displays that rate), or on the appropriate page of such other information service which publishes that rate from time to time in place of Reuters. If such page or service ceases to be available, the Agent may specify another page or service displaying the relevant rate after consultation with the Ultimate Parent. "Security Agreement" means: (a) in the case of the Borrowers, a first priority pledge granted or to be granted by each Borrower in favour of the Security Agent (on behalf of the Finance Parties) over the Earnings Accounts of the Borrowers and of the claims against any Borrower or any Guarantor from such Borrower in favour of the Security Agent (on behalf of the Finance Parties); (b) in the case of a Guarantor, the first priority charge of the claims against any Borrower from such Guarantor, in each case to be in form and substance acceptable to the Security Agent, and to include a statement of subordination, whereby the relevant creditor subordinates its claims against the relevant debtor to the claims of the Finance Parties under the Finance Documents. BD-#34696673-v11 14

"Security Documents" means all or any security documents as may be entered into from time to time pursuant to Clause 18 (Security). "Security Interest" means any mortgage, charge (whether fixed or floating), encumbrance, pledge, lien, assignment by way of security, finance lease, sale and repurchase or sale and leaseback arrangement, sale of receivables on a recourse basis or other security interest or any other agreement or arrangement having the effect of conferring security. "Security Period" means the period commencing on the date of this Agreement and ending the date on which the Agent notifies the Borrowers and the other Finance Parties that: (a) all amounts which have become due for payment by the Borrowers or any other party under the Finance Documents have been paid in full; (b) no amount is owing or has accrued (without yet having become due for payment) under any of the Finance Documents; (c) the Obligors have no future or contingent liability under any provision of this Agreement, the other Finance Documents; and (d) the Agent and the Majority Lenders do not consider that there is a significant risk that any payment or transaction under a Finance Document would be set aside, or would have to be reversed or adjusted, in any present or possible future proceeding relating to a Finance Document or any asset covered (or previously covered) by a Security Interest created by a Finance Document. "Selection Notice" means a notice substantially in the form set forth in Schedule 4 (Form of Selection Notice) given in accordance with Clause 9.1 (Selection of Interest Periods). "Share Pledges" means first priority pledges in favour of the Security Agent (on behalf of the Finance Parties) to be created over all shares in the Borrowers pursuant to one or several share pledge agreements in form and substance acceptable to the Security Agent, to be entered into between the Security Agent and the Intermediate Parent. "Shipbuilding Contracts" means any or all, as the case may be, of the shipbuilding contracts entered into between the applicable Intermediate Buyer and the relevant Yard regarding the construction of the Vessels. "Statement of Compliance" means a Statement of Compliance related to fuel oil consumption pursuant to regulations 6.6 and 6.7 of Annex VI. "SMC" means a valid safety management certificate issued for a Vessel pursuant to paragraph 13.7 of the ISM Code. "SMS" means a safety management system for a Vessel developed and implemented in accordance with the ISM Code and including the functional requirements duties and obligations that follow from the ISM Code. "Subsidiary" means an entity from time to time of which a person: (a) has direct or indirect control; (b) or owns directly or indirectly more than fifty per cent. (50.00%) (votes and/or capital), and for the purpose of paragraph a) above, an entity shall be treated as being "controlled" by a person if that person is able to direct its affairs and/or control either directly or indirectly, the composition of its board of directors or equivalent body. "Tax" means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same). BD-#34696673-v11 15

"Total Commercial Facility Commitments" means the aggregate of the Commercial Facility Commitments, being $250,000,000 as at the date of this Agreement. "Total Commitments" means the aggregate of the Total Commercial Facility Commitments, the Total KEXIM Facility Commitments and the Total KEXIM Guaranteed Facility Commitments, being $629,000,000 at the date of this Agreement. "Total KEXIM Facility Commitments" means the aggregate of the KEXIM Facility Commitments, being $189,879,000 approximately equal to 50.1% of the ECA Commitments as at the date of this Agreement. "Total KEXIM Guaranteed Facility Commitments" means the aggregate of the KEXIM Guaranteed Facility Commitments, being $189,121,000 approximately equal to 49.9% of the ECA Commitments as at the date of this Agreement. "Total Loss" means, in relation to a Vessel: (a) the actual, constructive, compromised, agreed, arranged or other total loss of the Vessel; (b) any expropriation, confiscation, requisition or acquisition of the Vessel, whether for full consideration, a consideration less than its proper value, a nominal consideration or without any consideration, which is effected by any government or official authority or by any person or persons purporting to be or to represent a governmental or official authority unless it is within 180 calendar days from the Total Loss Date redelivered to the full control of the relevant Borrower; and (c) any capture or seizure of the Vessel (including any hijacking or theft) unless it is within 180 calendar days from the Total Loss Date redelivered to the full control of the relevant Borrower. "Total Loss Date" means: (a) in the case of an actual total loss of a Vessel, the date on which it occurred or, if that is unknown, the date when the Vessel was last heard of; (b) in the case of a constructive, compromised, agreed or arranged total loss of a Vessel, the earlier of: (i) the date on which a notice of abandonment is given to the insurers; and (ii) the date of compromise, arrangement or agreement made by or on behalf of the relevant Borrower with the Vessel's insurers in which the insurers agree to treat the relevant Vessel as a total loss; or (c) in the case of any other type of total loss, on the date (or the most likely date) on which it appears to the Agent that the event constituting the total loss occurred. "Transaction Documents" means any Management Agreement, any Shipbuilding Contract and the Intermediate MOAs. "Transfer Certificate" means a certificate substantially in the form as set out in Schedule 6 (Form of Transfer Certificate) or any other form agreed between the Agent and the Borrowers. "Transfer Date" means, in relation to a transfer, the later of: (a) the proposed Transfer Date specified in the relevant Transfer Certificate; and (b) the date on which the Agent executes the relevant Transfer Certificate. BD-#34696673-v11 16

"Trust Property" means, collectively: (a) all moneys duly received by the Security Agent under or in respect of the Finance Documents or the KEXIM Guarantee; (b) any portion of the balance on any Earnings Account held by or charged to the Security Agent at any time; (c) the Security Interests, guarantees, security, powers and rights given to the Security Agent under and pursuant to the Finance Documents or the KEXIM Guarantee including, without limitation, the covenants given to the Security Agent in respect of all obligations of any Obligor; (d) all assets paid or transferred to or vested in the Security Agent or its agent or received or recovered by the Security Agent or its agent in connection with any of the Finance Documents or the KEXIM Guarantee whether from any Obligor or any other person; and (e) all or any part of any rights, benefits, interests and other assets at any time representing or deriving from any of the above, including all income and other sums at any time received or receivable by the Security Agent or its agent in respect of the same (or any part thereof). “UK Bail-In Legislation” means (to the extent that the United Kingdom is not an EEA Member Country which has implemented, or implements, Article 55 BRRD) Part I of the United Kingdom Banking Act 2009 and any other law or regulation applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (otherwise than through liquidation, administration or other insolvency proceedings). "Unpaid Sum" means any sum due and payable but unpaid by an Obligor under the Finance Documents. "US" means the United States of America. "US GAAP" means the generally accepted account principles in the US. "US Tax Obligor" means: (a) an Obligor which is resident for tax purposes in the US; or (b) an Obligor some or all of whose payments under the Finance Documents are from sources within the US for US federal income tax purposes. "USD" means United States Dollars, being the lawful currency of the United States of America. "VAT" means value added tax and any other tax of similar nature. "Vessel" means each of the vessels set out in Schedule 7 (Vessel). "Write-down and Conversion Powers" means: (a) in relation to any Bail-In Legislation described in the EU Bail-In Legislation Schedule from time to time, the powers described as such in relation to that Bail-In Legislation in the EU Bail-In Legislation Schedule; (b) in relation to any other applicable Bail-In Legislation: (i) any powers under that Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or other financial institution or affiliate of a bank, investment firm or other financial institution, to cancel, BD-#34696673-v11 17 reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers; and (ii) any similar or analogous powers under that Bail-In Legislation. (c) in relation to any UK Bail-In Legislation: (i) any powers under that UK Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or other financial institution or affiliate of a bank, investment firm or other financial institution, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability of any of the powers under that UK Bail-In Legislation that are related to or ancillary to any of those powers; and (ii) any similar or analogous powers under that UK Bail-In Legislation. "Yard" means: (a) in respect of the Vessels, "Flex Artemis", "Flex Resolute" and "Flex Freedom", Daewoo Shipbuilding and Marine Engineering Co., Ltd; and (b) in respect of the Vessels, "Flex Aurora" and "Flex Amber" and the Additional Vessels, Hyundai Samho Heavy Industries Co., Ltd.. 1.2 Construction (a) Unless a contrary indication appears, any reference in this Agreement to: (i) the "Agent", the "Security Agent", the "Arrangers", any "Finance Party", any "Lender", any "Obligor", any "Hedge Provider" or any "Party" shall be construed so as to include its successors in title, permitted assigns and permitted transferees to, or of, its rights and/or obligations under the Finance Documents; (ii) a "Finance Document" or any other agreement or instrument is a reference to that Finance Document or other agreement or instrument as amended, novated, supplemented, extended or restated; (iii) "control" means the power to appoint a majority of the board of directors or to direct the management and policies of an entity, whether through the ownership of voting capital, by contract or otherwise; (iv) "indebtedness" includes any obligation (whether incurred as principal or as surety) for the payment or repayment of borrowed money, whether present or future, actual or contingent; (v) a "person" shall include any individual, firm, partnership, joint venture, company, corporation, trust, fund, body, corporate, unincorporated body of persons, or any state or any agency of a state or association (whether or not having separate legal personality); (vi) a "regulation" includes any regulation, rule, official directive, request or guideline (whether or not having the force of law) of any governmental, BD-#34696673-v11 18 intergovernmental or supranational body, agency, department or of any regulatory, self-regulatory or other authority or organisation; (vii) a “Yard Authorised Signatory" means any person: (A) authorised to execute any document to be delivered pursuant to or in connection with this Agreement on the Yard's behalf; and (B) in respect of whom the Agent has received evidence satisfactory to it of such authority and a specimen signature; (viii) a provision of law is a reference to that provision as it may be amended or re- enacted; and (ix) a time of the day is a reference to Central European Time unless specified otherwise. (b) Section, Clause and Schedule headings are for ease of reference only. (c) Words denoting the singular number shall include the plural and vice versa. (d) Unless a contrary indication appears, a term used in any other Finance Document or in any notice given under or in connection with any Finance Document has the same meaning in that Finance Document or notice as in this Agreement. (e) The ejusdem generis rule of construction shall not apply to the Finance Documents and accordingly general words shall not be given a restrictive meaning by reason of their being preceded or followed by words indicating a particular class or examples of acts, matters or things. (f) Unless the contrary intention appears, a reference to a "month" or "months" is a reference to a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month, except that; (i) (subject to paragraph (iii) below) if the numerically corresponding day is not a Business Day, that period shall end on the next Business Day in that calendar month in which that period is to end if there is one, or if there is not, on the immediately preceding Business Day; (ii) if there is no numerically corresponding day in the calendar month in which that period is to end, that period shall end on the last Business Day in that calendar month; and (iii) if an Interest Period begins on the last Business Day of a calendar month, that Interest Period shall end on the last Business Day in the calendar month in which that Interest Period is to end. The above rules will only apply to the last month of any period. (g) A Default and/or an Event of Default is "continuing" if it has not been remedied or waived. 1.3 Conflicting provisions In case of conflict between this Agreement and the terms of any of the Security Documents, the terms and conditions of this Agreement shall prevail. 1.4 Third party rights (a) Unless expressly provided to the contrary in a Finance Document for the benefit of a Finance Party, a person who is not a party to a Finance Document has no right under BD-#34696673-v11 19 the Contracts (Rights of Third Parties) Act 1999 (the "Third Parties Act") to enforce or enjoy the benefit of any term of the relevant Finance Document. (b) Any Finance Document may be rescinded or varied by the parties to it without the consent of any person who is not a party to it (unless otherwise provided by this Agreement). (c) A person who is not a party to a Finance Document may only enforce its rights under that Finance Document through a Finance Party and if and to the extent and in such manner as the Finance Party may determine. 1.5 Finance Documents Where any other Finance Document provides that this Clause 1.5 shall apply to that Finance Document, any other provision of this Agreement which, by its terms, purports to apply to all or any of the Finance Documents and/or any Obligor shall apply to that Finance Document as if set out in it but with all necessary changes. BD-#34696673-v11 20

Section 2 - The Facility 2 The Facility 2.1 The Facility Subject to the terms of this Agreement, the Lenders agree to make available to the Borrowers senior secured term loan facilities up to the Total Commitments, which Facilities shall be available for drawdown in up to five (5) Loans, one for each respective Borrower and its respective Vessel, and each Loan shall comprise a Commercial Facility Loan, a KEXIM Facility Loan and a KEXIM Guaranteed Facility Loan which shall be in the Relevant Percentage of such Loan. 2.2 Finance Parties' rights and obligations (a) The obligations of each Finance Party under the Finance Documents are several. Failure by a Finance Party to perform its obligations under the Finance Documents does not affect the obligations of any other Party under the Finance Documents. No Finance Party is responsible for the obligations of any other Finance Party under the Finance Documents. (b) The rights of each Finance Party under or in connection with the Finance Documents are separate and independent rights and any debt arising under the Finance Documents to a Finance Party from an Obligor shall be a separate and independent debt in respect of which a Finance Party shall be entitled to enforce its rights in accordance with paragraph (c) below. The rights of each Finance Party include any debt owing to that Finance Party under the Finance Documents and, for the avoidance of doubt, any part of a Loan or any other amount owed by an Obligor which relates to a Finance Party's participation in the Facility or its role under a Finance Document (including any such amount payable to the Agent on its behalf) is a debt owing to that Finance Party by that Obligor. (c) A Finance Party may, except as otherwise stated in the Finance Documents, separately enforce its rights under the Finance Documents. 2.3 Obligors' agent (a) Each Obligor (other than the Ultimate Parent) by its execution of this Agreement irrevocably appoints the Ultimate Parent to act on its behalf as its agent in relation to the Finance Documents and irrevocably by way of security authorises: (i) the Ultimate Parent on its behalf to supply all information concerning itself contemplated by this Agreement to the Finance Parties and to give all notices and instructions, to make such agreements, to execute such deeds (under hand), and to effect the relevant amendments, supplements and variations capable of being given, made or effected by the Ultimate Parent notwithstanding that they may affect the other Obligors, without further reference to or the consent of the other Obligors; and (ii) each Finance Party to give any notice, demand or other communication to the Obligors pursuant to the Finance Documents to the Ultimate Parent, and in each case the other Obligors shall be bound as though the Ultimate Parent itself had been given the notices and instructions or executed or made the agreements or deeds or effected the amendments, supplements or variations, or received the relevant notice, demand or other communication. (b) Every act, omission, agreement, undertaking, settlement, waiver, amendment, supplement, variation, notice or other communication given or made by the Ultimate Parent or given to the Ultimate Parent under any Finance Document on behalf of the other Obligors or in connection with any Finance Document (whether or not known BD-#34696673-v11 21 to any of the other Obligors) shall be binding for all purposes on the other Obligors as if it had expressly made, given or concurred with it. In the event of any conflict between any notices or other communications of the Ultimate Parent and the other Obligors, those of the Ultimate Parent shall prevail. 2.4 Joint and several liability (a) Notwithstanding anything to the contrary herein contained, each Borrower shall be and remain jointly and severally liable with each other Borrower for (i) the payment of each and every sum from time to time due from the Borrowers, (ii) each and every obligation undertaken and (iii) each and every liability incurred on the part of the Borrowers under or pursuant to the Finance Documents. Failure by a Borrower to perform its obligations under this Agreement shall constitute a failure by all of the Borrowers. (b) If at any time a Borrower has paid to the Finance Parties or the Finance Parties have recovered from that Borrower a sum which was due from the Borrowers under or pursuant to the Finance Documents and such sum is higher than the amount that Borrower was obliged to contribute in its relation (if any) with any other Borrower, then that Borrower shall not have the benefit of any right of subrogation and shall not exercise any right of recourse or claim any set-off or counterclaim against any other Borrower or prove otherwise in competition with the Finance Parties (all such rights being hereby irrevocably waived by each Borrower) unless and until the outstanding indebtedness under the Finance Documents has been paid and discharged in full. (c) Each Borrower irrevocably and unconditionally jointly and severally with each other Borrower: (i) agrees that it is responsible for the performance of the obligations of each other Borrower under this Agreement; (ii) acknowledges and agrees that it is a principal and original debtor in respect of all amounts due from the Borrowers under this Agreement; and (iii) agrees with each Finance Party that, if any obligation of another Borrower under this Agreement is or becomes unenforceable, invalid or illegal for any reason it will, as an independent and primary obligation, indemnify that Finance Party immediately on demand against any and all losses it incurs as a result of another Borrower not paying any amount which would, but for such unenforceability, invalidity or illegality, have been payable by that other Borrower under this Agreement. The amount payable under this indemnity shall be equal to the amount which that Finance Party would otherwise have been entitled to recover. (d) The obligations of each Borrower under the Finance Documents shall continue until all amounts which may be or become payable by the Borrowers under or in connection with the Finance Documents have been irrevocably and unconditionally paid or discharged in full, regardless of any intermediate payment or discharge in whole or in part. (e) If any discharge, release or arrangement (whether in respect of the obligations of a Borrower or any security for those obligations or otherwise) is made by a Finance Party in whole or in part on the basis of any payment, security or other disposition which is avoided or must be restored in insolvency, liquidation, administration or otherwise, without limitation, then the liability of the Borrowers under this Agreement will continue or be reinstated as if the discharge, release or arrangement had not occurred. (f) The obligations of each Borrower under the Finance Documents shall not be affected by an act, omission, matter or thing which, but for this Clause (whether or not known to it or any Finance Party), would reduce, release or prejudice any of its obligations under the Finance Documents including: BD-#34696673-v11 22

(i) any time, waiver or consent granted to, or composition with, any Obligor or other person; (ii) the release of any other Obligor or any other person under the terms of any composition or arrangement with any creditor of any other Obligor; (iii) the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, any Obligor or other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security; (iv) any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of an Obligor or any other person; (v) any amendment, novation, supplement, extension, restatement (however fundamental and whether or not more onerous) or replacement of a Finance Document or any other document or security; (vi) any unenforceability, illegality or invalidity of any obligation of any person under any Finance Document or any other document or security; or (vii) any insolvency or similar proceedings. (g) Each Borrower waives any right it may have of first requiring any Finance Party (or any trustee or agent on its behalf) to proceed against or enforce any other rights or security or claim payment from any person before claiming from that Borrower under any Finance Document. This waiver applies irrespective of any law or any provision of a Finance Document to the contrary. (h) After cancellation of the Total Commitments in accordance with Clauses 7.3 (Mandatory prepayment – Illegality) or 7.6 (Voluntary cancellation) or the giving of notice under paragraph (a) of Clause 24.17 (Acceleration), then, until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably and unconditionally paid or discharged in full, each Finance Party (or any trustee or agent on its behalf) may: (i) refrain from applying or enforcing any other moneys, security or rights held or received by that Finance Party (or any trustee or agent on its behalf) in respect of those amounts, or apply and enforce the same in such manner and order as it sees fit (whether against those amounts or otherwise) and no Borrower will be entitled to the benefit of the same; and (ii) hold in an interest-bearing suspense account any money received from any Borrower or on account of any Borrower's liability under any Finance Document. (i) Until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full and unless the Agent otherwise directs (on such terms as it may require), no Borrower shall exercise any rights which it may have by reason of performance by it of its obligations under the Finance Documents: (i) to be indemnified by another Obligor; (ii) to claim any contribution from any other Obligor or any guarantor of any Obligor's obligations under the Finance Documents; (iii) to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Finance Parties under the Finance Documents or of any guarantee or security taken pursuant to, or in connection with, the Finance Documents by any Finance Party; BD-#34696673-v11 23

(iv) to bring legal or other proceedings for an order requiring any Obligor to make any payment, or perform any obligation, in respect of which that Borrower is liable under this Agreement or any of the other Finance Documents; (v) to exercise any right of set-off against any other Obligor; and/or (vi) to claim or prove as a creditor of any other Obligor in competition with any Finance Party. (j) If a Borrower receives any benefit, payment or distribution in relation to such rights it will promptly pay an equal amount to the Agent for application in accordance with Clause 29 (Payment mechanics). This only applies until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full. 2.5 Accordion option (a) Provided that no Default has occurred and is continuing (or will occur as a result of the Accordion Increase (as defined below)) including, without limitation, compliance with Clause 21 (Financial Covenants) and provided further that a Vessel is subject to a charter with a third party, not being a Group Member, for a firm period of five years or more at a minimum time charter rate of $65,000 per day or otherwise on terms acceptable to the Lenders that participate in the Accordion Increase (each, an “Accordion Lender” and collectively the "Accordion Lenders"), the Commercial Facility Majority Lenders and KEXIM, the Borrowers may, subject to: (i) the Lenders obtaining further commitments satisfactory to the Borrowers, which commitments shall be allocated pro-rata as between the relevant Accordion Lenders; and (ii) the Commercial Facility Majority Lenders approving the Accordion Increase (as defined below); (iii) the Accordion Increase (as defined below) becoming effective and to be made available to the Borrowers not later than twelve (12) months after the Drawdown Date relating to the Loan for such Vessel; and (iv) the Borrowers agreeing to any and all amendments to the Finance Documents required by the Agent (acting on the instructions of the Commercial Facility Majority Lenders); increase the Total Commitments and the Total Commercial Facility Commitments (an "Accordion Increase") by an amount of whichever shall be the lesser of: (A) $10,000,000 in respect of such Vessel; and (B) such amount as when aggregated with the Commercial Facility Loan, the KEXIM Facility Loan and the KEXIM Guaranteed Facility Loan relating to such Vessel equals 70% of the Market Value of such Vessel as determined by the most recent valuations delivered to the Agent pursuant to clause 20.3 (Vessels’ Market Value) (the "Additional Commitments"). (b) Without prejudice to any amendments to the Finance Documents required under Clause 2.5(a), the Borrowers shall be required as a condition to making available any Additional Commitments relative to a Vessel to prepay such Additional Commitments if, for whatever reason, the relevant charter shall be terminated, cancelled or otherwise cease to be in full force and effect prior to its scheduled expiry. Any notice issued by the Agent confirming the amount of the required prepayment shall be conclusive and binding on all parties, in the absence of manifest error. BD-#34696673-v11 24

(c) The Additional Commitments may be used for the general working capital purposes of the Borrowers. (d) No Lender shall be obliged to provide any Additional Commitments. (e) The Additional Commitments shall be repaid in accordance with Clauses 6.1(b) and 6.1(c). (f) Subject to Clause 2.5(a), the Borrowers may increase the Total Commitments and the Commercial Facility Commitments for the relevant Vessel by delivering an Increase Confirmation to the Agent not later than five (5) Business Days prior to the proposed increase date (the "Increase Date"). An Increase Confirmation is irrevocable. (g) On the Increase Date: (i) the amount of the Additional Commitments of each Accordion Lender will be as set out in the relevant Increase Confirmation; (ii) each of the Obligors and each Lender of Additional Commitments shall assume obligations towards one another and/or acquire rights against one another as they would have acquired or assumed had each Lender of Additional Commitments been an Original Commercial Facility Lender with the rights and obligations acquired and assumed by it as a result of providing its Additional Commitments; and (iii) unless otherwise agreed by the Parties, the Additional Commitments shall, from the Increase Date, form part of the Commercial Facility Loan relating to the relevant Vessel. 3 Purpose 3.1 Purpose The Borrowers shall apply all amounts borrowed by it under the Facilities towards the part financing of the Vessels and, in the case of the KEXIM Guaranteed Facility, financing the cost of the KEXIM Guarantee Premium. 3.2 Monitoring Without prejudice to the obligations of the Borrowers under this Clause 3, no Finance Party is bound to monitor or verify the application of any amount borrowed pursuant to this Agreement. 4 Conditions Precedent 4.1 Initial conditions precedent (a) The signing and effectiveness of this Agreement is conditional upon the Agent having received all of the documents and other evidence listed in Part I of Schedule 2 (Conditions precedent - Signing) in form and substance satisfactory to the Agent. The Agent shall notify the Borrowers and the Lenders promptly upon being so satisfied. (b) The Borrowers may not deliver a Drawdown Notice unless the Agent has received all of the documents and other evidence listed in Part II of Schedule 2 (Conditions precedent – Drawdown Notice) in form and substance satisfactory to the Agent. The Agent shall notify the Borrowers and the Lenders promptly upon being so satisfied. BD-#34696673-v11 25

(c) The Borrowers shall procure that the Agent has received all of the documents and other evidence listed in Part III of Schedule 2 (Conditions precedent – Delivery Date) in form and substance satisfactory to the Agent latest on the relevant Delivery Date. (d) Other than to the extent that the Majority Lenders notify the Agent in writing to the contrary before the Agent gives the notification described in paragraphs (a), (b) and (c) above, the Lenders authorise (but do not require) the Agent to give that notification. The Agent shall not be liable for any damages, costs or losses whatsoever as a result of giving any notifications. 4.2 Further conditions precedent The Lenders will only be obliged to comply with Clause 5.4 (Lenders' participation) if on the date of a Drawdown Notice and on the proposed Drawdown Date: (a) no Default is continuing or would result from the proposed drawing; and (b) the Repeating Representations contained in Clause 19 (Representations and warranties) deemed to be repeated on those dates are true and correct in all material respects; (c) no KEXIM Mandatory Prepayment Event has occurred or would result from the proposed Loan; (d) the KEXIM Agent has not received a notice from KEXIM requesting that further advances be suspended or terminated under this Agreement (unless such notice has been withdrawn by KEXIM); and (e) the full amount of any outstanding KEXIM Guarantee Premium has been, or will on the relevant Drawdown Date be, paid. 4.3 Maximum number of drawings The Facility may be drawn in five (5) Loans only during the Availability Period, one in respect of each Borrower and its Vessel. 4.4 Waiver of conditions precedent The conditions precedent specified in this Clause 4 are solely for the benefit of the Lenders and may be waived on their behalf in whole or in part and with or without conditions by the Agent (acting on the instructions of all the Lenders). BD-#34696673-v11 26

Section 3 - Drawdown 5 Drawdown 5.1 Delivery of a Drawdown Notice The Borrowers may utilise the Facilities by delivering to the Agent a duly completed Drawdown Notice no later than 11:00 hours four (4) Business Days prior to the proposed Drawdown Date. 5.2 Completion of the Drawdown Notice Each Drawdown Notice is irrevocable and will not be regarded as having been duly completed unless: (a) it identifies the Borrower, and the Vessel to which the proposed Loan relates; (b) it identifies the purpose of the proposed Loan, being in accordance with Clause 3.1 (Purpose); (c) the proposed Drawdown Date is a Business Day within the Availability Period; (d) subject to Clause 5.5 (Closing mechanics), the proposed Drawdown Date is also the Delivery Date of the relevant Vessel; (e) the currency specified is USD; (f) the amount of the proposed Loan is an amount not exceeding the applicable Maximum Loan Amount, as determined by the Market Value of the relevant Vessel established not more than four (4) weeks prior to the proposed Drawdown Date; (g) the aggregate of any Loan drawn down and the amount of the proposed Loan, does not exceed the Commitment for the relevant Vessel identified in Schedule 7 (Vessels); (h) the proposed Loan comprises a Commercial Facility Loan, a KEXIM Facility Loan and KEXIM Guaranteed Facility Loan, each in the Relevant Percentage of such Loan; and (i) the proposed Interest Period complies with Clause 9 (Interest Periods). 5.3 Availability Any amount of the Total Commitments which, at that time, has not been utilised shall automatically be cancelled at the close of business in Oslo on the expiry of the Availability Period. 5.4 Lenders' participation (a) Upon receipt of a Drawdown Notice, the Agent shall notify each Lender of the details of the requested drawing and the amount of each Lender's participation not later than 11.00 hours on the day falling three (3) Business Days before a Drawdown Date. (b) If the conditions set out in this Agreement have been met, each Lender shall no later than 11:00 hours on a Drawdown Date make available to the Agent for the account of the relevant Borrower an amount equal to its participation in the drawing to be advanced pursuant to a Drawdown Notice. BD-#34696673-v11 27

5.5 Closing mechanics Subject to (i) an agreed closing procedure, (ii) conditions for release and return of funds, and (iii) relevant undertakings not to trigger release prior to the Agent's written consent, all to the satisfaction of the Agent (acting on the instruction of the Lenders, in their sole discretion) prior to issue of the Drawdown Notice, the Drawdown Date may be prior to the Delivery Date in order to facilitate pre-positioning of funds with the relevant Yard's bank and/or with the relevant Intermediate Buyer’s bank. 5.6 Notice to KEXIM as guarantor The Agent shall promptly after each Drawdown Notice notify the KEXIM Agent of the amount of the relevant Loan and of the relevant Drawdown Date and the KEXIM Agent shall then notify KEXIM as guarantor of the same. BD-#34696673-v11 28

Section 4 - Repayment, Prepayment and Cancellation 6 Repayment 6.1 Repayment (a) To the extent not previously reduced, the Borrowers shall repay each Loan as follows: (i) the Commercial Facility Loan (excluding any Additional Commitments) forming part of such Loan shall be repaid in one payment on the Final Maturity Date relating to the Commercial Facility; (ii) subject to clause 6.1(a)(v), the KEXIM Facility Loan forming part of such Loan shall, for the first six (6) years, be repaid in equal semi-annual consecutive instalments, based on a 3006 year linear repayment profile, and for the following six (6) years shall be repaid in twelve (12) equal semi-annual consecutive instalments to zero; (iii) subject to clause 6.1(a)(v), the KEXIM Guaranteed Facility Loan forming part of such Loan shall be repaid in twelve (12) equal semi-annual consecutive instalments to zero; (iv) subject to clause 6.1(a)(v), the combined repayment profile of the KEXIM Facility Loan and the KEXIM Guaranteed Facility Loan shall be a twelve (12)-year profile in equal semi-annual consecutive instalments to zero; and (v) the first instalment of the KEXIM Facility Loan and the KEXIM Guaranteed Facility Loan forming part of the first Loan to be made available shall be due and payable on the date falling six months after the first Drawdown Date and each subsequent instalment shall be due on each of the dates falling six monthly thereafter; the first pro-rated instalment for the KEXIM Facility Loan and the KEXIM Guaranteed Facility Loan forming part of any later Loan shall be due on the same date upon which the next instalment shall fall due in respect of the KEXIM Facility Loan and the KEXIM Guaranteed Facility Loan forming part of the first such Loan in order that the instalment dates for each Loan shall be consolidated. (b) To the extent not previously reduced, the Borrowers shall repay each Commercial Facility Loan relating to the Additional Commitments on a twenty (20)-year profile over a repayment period ending on the Final Maturity Date relating to the Commercial Facility in equal semi-annual consecutive instalments (other than the final such instalment which shall be the balance of such Commercial Facility Loan which would, but for this clause, have been repaid between the Final Maturity Date relating to the Commercial Facility and the expiry of such twenty (20)-year period). (c) An illustrative repayment schedule is set out in Schedule 8 (Repayment Schedule), based on the assumption of full utilisation of the Total Commitments. The Agent shall provide an updated repayment schedule prior to each Drawdown Date, reflecting the final amount of each Loan and its Drawdown Date. 6.2 No re-borrowing The Borrowers may not re-borrow any part of a Loan which is repaid. 6.3 Final repayment Notwithstanding Clause 6.1 (Repayment), on the Final Maturity Date, the Borrowers shall repay the relevant Loans then outstanding under this Agreement in full, together with all other sums due and outstanding under the Finance Documents at such date (if any). BD-#34696673-v11 29

7 Prepayment and Cancellation 7.1 Mandatory prepayment – Collateral Maintenance Test (a) The aggregate Market Value of the Vessels shall at all times be minimum one hundred and thirty per cent. (130%) of the Loans outstanding (the "Collateral Maintenance Test"). (b) If there is a breach of the Collateral Maintenance Test, the Borrowers shall within fourteen (14) days of the occurrence of such breach either: (i) post additional collateral reasonably satisfactory to the Majority Lenders in favour of the Security Agent (it being understood that cash in USD placed in a pledged and blocked account shall be satisfactory to the Majority Lenders), pursuant to security documentation in form and substance reasonably satisfactory to the Agent, in an aggregate amount sufficient to cure such breach; or (ii) prepay the Loans by an amount necessary to cure such breach. 7.2 Mandatory prepayment – Total Loss or sale (a) For the purpose of this Clause 7.2, the following definitions shall apply: "Disposal Date" means: (i) in case of a sale or other disposal of a Vessel, the date on which the sale or other disposal is completed by delivery of the Vessel to the buyer; (ii) in case of a sale or other disposal of all shares in a Borrower, the date of transfer of such shares from the Intermediate Parent to the buyer; or (iii) in the case of a Total Loss, on the earlier of (i) the date falling one hundred and eighty (180) days after the Total Loss Date and (ii) the receipt by the Agent (on behalf of the Lenders) of the proceeds of Insurance relating to such Total Loss (or in the event of a requisition for title of the Vessel, immediately after the occurrence of such requisition of title). (b) If a Vessel is sold or otherwise disposed of, or it becomes a Total Loss, or all shares in a Borrower are sold or otherwise disposed of, the respective Borrower shall be obliged to prepay the Loan related to such Vessel in full, together with accrued interest, and settle all costs and fees, and all outstanding amounts under Hedging Agreements, related to such Loan on the Disposal Date and any undrawn Commitment under the Facility available for the financing of such Vessel shall be cancelled on the Disposal Date. 7.3 Mandatory prepayment – Illegality If it becomes unlawful in any applicable jurisdiction (including by virtue of the introduction of, or any change in the interpretation or application of, any regulation) or contrary to, or declared by any Sanctions Authority to be contrary to, Sanctions (including, without limitation, due to actions by any Obligor) for a Lender to perform any of its obligations as contemplated by this Agreement or to fund or maintain its participation in a Loan: (a) that Lender is entitled, at is discretion, at any time to notify the Agent upon becoming aware of that event; (b) upon the Agent notifying the Borrowers, the Commitment of that Lender will be immediately cancelled; and (c) the Borrowers shall repay that Lender's participation in the Loan on the Interest Payment Date occurring after the Agent has notified the Borrowers or, if earlier, the BD-#34696673-v11 30 date specified by that Lender in the notice delivered to the Agent (being no earlier than the last day of any applicable grace period permitted by law). 7.4 Mandatory prepayment – Change of Control Upon the occurrence of a Change of Control any Lender may cancel its Commitments, and declare that its participation in any Loan, together with accrued interest, costs and fees shall be due and payable. Such notice shall be given by the relevant Lender(s) to the Agent, and upon the Agent notifying the Borrowers, such Commitments will be immediately cancelled and such outstanding part of any Loan and other amounts will become due and payable by the Borrower(s) within 20 Business Days of such notice. The Borrowers shall promptly notify the Agent upon becoming aware of a Change of Control. 7.5 Voluntary prepayment The Borrowers may, if they give the Agent not less than ten (10) Business Days' (or such shorter period as the Majority Lenders may agree) prior written notice, prepay the whole or any part of a Loan (but if in part, being an amount of minimum USD 5,000,000 or in integral multiples thereof and which shall be applied against each of the Commercial Facility Loan, the KEXIM Facility Loan and KEXIM Guaranteed Facility Loan forming part of such Loan on a pro rata basis). A prepayment fee of 0.5% shall be paid by the Borrowers on any amount of a KEXIM Facility Loan which is prepaid, provided that the KEXIM Facility Lenders may, but shall not be obliged to, waive such prepayment fee if such prepayment occurs on the Interest Payment Date of such KEXIM Facility Loan(s). 7.6 Voluntary cancellation The Borrowers may, if they give the Agent not less than ten (10) Business Days' (or such shorter period as the Majority Lenders may agree) prior written notice, cancel the whole or any part of the Available Commitments (but if in part being a minimum amount of USD 5,000,000 or in integral multiples thereof and which shall be applied against each of the Commercial Facility Loan, the KEXIM Facility Loan and KEXIM Guaranteed Facility Loan forming part of such Loan on a pro rata basis). Any cancellation under this Clause 7.6 shall reduce the Commitments of the Lenders rateably. 7.7 Right of repayment in relation to a single Lender (a) If: (i) any sum payable to any Lender by the Borrowers is required to be increased under paragraph (c) of Clause 12.2 (Tax gross-up); or (ii) any Lender claims indemnification from the Borrowers under Clause 12.3 (Tax indemnity) or Clause 13.1 (Increased costs), the Borrowers may, whilst the circumstance giving rise to the requirement for that increase or indemnification continues, give the Agent notice of cancellation of the Commitment of that Lender and its intention to procure the repayment of that Lender's participation in the Loans. (b) On receipt of a notice of cancellation referred to in paragraph (a) above, the Commitment of that Lender shall immediately be reduced to zero. (c) On the last day of each Interest Period which ends after the Borrowers have given notice of cancellation under paragraph (a) above (or, if earlier, the date specified by the Borrowers in that notice), the Borrowers shall repay that Lender's participation in the Loans together with all interest and other amounts accrued under the Finance Documents. BD-#34696673-v11 31

7.8 KEXIM Guarantee If, for any reason whatsoever, a KEXIM Mandatory Prepayment Event occurs, the Borrowers or the relevant Finance Party shall promptly notify the KEXIM Agent upon any Obligor or such Finance Party (as applicable) becoming aware of such KEXIM Mandatory Prepayment Event following which the Borrowers shall, if instructed by the KEXIM Agent (acting on the instructions of a KEXIM Guaranteed Facility Lender), prepay the portion of the KEXIM Guaranteed Facility Loans attributable to such KEXIM Guaranteed Facility Lender, together with any other amounts owing to such KEXIM Guaranteed Facility Lender relating to such KEXIM Guaranteed Facility Loans under this Agreement and the Finance Documents within 30 Business Days' of receipt of the KEXIM Agent's notice. 7.9 Commercial Facility If, by the date falling 30 days prior to the Final Maturity Date in respect of the Commercial Facility Loans, the Commercial Facility Loans (a) have not been extended or (b) have not been replaced by another loan facility on terms and with lenders satisfactory to the KEXIM Facility Lenders and the KEXIM Guaranteed Facility Lenders, the Borrowers shall, if instructed by the KEXIM Agent (acting on the instruction of a KEXIM Guaranteed Facility Lender or KEXIM), prepay the KEXIM Facility Loans and the KEXIM Guaranteed Facility Loans, together with any other amounts owing to the KEXIM Facility Lenders and the KEXIM Guaranteed Facility Lenders under this Agreement and the other Finance Documents on the Final Maturity Date in respect of the Commercial Facility Loans. 7.10 Terms and conditions for prepayments and cancellation (a) Any notice of prepayment or cancellation by the Borrowers under this Clause 7 shall be irrevocable and, unless a contrary indication appears in this Agreement, shall specify the date upon which the prepayment or cancellation is to be made. (b) Any prepayment under this Agreement shall be made together with accrued interest on the amount prepaid and, subject to any Break Costs, without premium or penalty. (c) The Borrowers may not re-borrow any part of the Facility which is prepaid. (d) The Borrowers shall not repay or prepay all or any part of the Loans or cancel all or any part of the Commitments except at the times and in the manner expressly provided for in this Agreement. (e) No amount of the Total Commitments cancelled under this Agreement may subsequently be reinstated. (f) If the Agent receives a notice under this Clause 7 it shall promptly forward a copy of that notice to the Borrowers or the Lenders, as appropriate. 7.11 Application of prepayments Unless otherwise provided for in this Clause 7, prepaid amounts shall be applied as follows: (a) any mandatory prepayment under this Agreement shall, to the extent not prepaying a single Loan in full, be applied in inverse order of maturity against the remaining instalments, including balloon payments, pro rata between the Loans under the Facility, and shall, save as otherwise stated, reduce rateably each Lender's participation in the Loan(s) prepaid; and (b) any voluntary prepayment under this Agreement shall be applied pro rata across the repayment schedule, including the balloon, for the relevant Loan(s) being prepaid, including any balloon, and shall, save as otherwise stated, reduce rateably each Lender's participation in the Loan(s) prepaid. BD-#34696673-v11 32

Section 5 - Costs of Utilisation 8 Interest 8.1 Calculation of interest The rate of interest for a Loan for each Interest Period is the percentage rate per annum which is the aggregate of the applicable: (a) Margin; and (b) LIBOR. 8.2 Payment of interest The Borrowers shall pay accrued interest on each Loan (or on any Commercial Facility Loan, KEXIM Facility Loan or KEXIM Guaranteed Facility Loan comprising part of such Loan) on the last day of each Interest Period (and, if an Interest Period in respect of a Commercial Facility Loan is longer than six months, on the dates falling at six monthly intervals after the first day of that Interest Period). 8.3 Default interest (a) If an Obligor fails to pay any amount payable by it under the Finance Documents on its due date, interest shall accrue on the overdue amount from the due date and up to the date of actual payment (both before and after judgment) at a rate determined by the Agent to be two percentage points (2.00%) per annum higher than the rate which would have been payable if the overdue amount had, during the period of non-payment, constituted a Loan in the currency of the overdue amount for successive Interest Periods, each of a duration selected by the Agent (acting reasonably). Any interest accruing under this Clause 8.3 shall be immediately payable by the relevant Obligor on demand by the Agent. (b) Default interest (if unpaid) arising on an overdue amount will be compounded with the overdue amount at the end of each Interest Period applicable to that overdue amount but will remain immediately due and payable. (c) If an Event of Default has occurred and is continuing, and notice thereof has been sent from the Agent to the Borrowers under Clause 24.17(b) (Acceleration), all outstanding amounts under the Facility shall be deemed overdue and default interest will be calculated and is payable forthwith upon demand from the Agent. 9 Interest Periods 9.1 Selection of Interest Periods (a) The Borrowers may select an Interest Period for a Loan in a Drawdown Notice or (if one or more Loans have already been borrowed and in the case of the Commercial Facility Loans only) in a Selection Notice. (b) Each Selection Notice is irrevocable and must be received by the Agent not later than 12:00 hours three (3) Business Days before the Quotation Day for that Interest Period. (c) If, in the case of Commercial Facility Loans, the Borrowers fail to deliver a Selection Notice to the Agent in accordance with paragraph (b) above, the relevant Interest Period will be six (6) months. (d) Subject to Clause 9.1(e), the first Interest Period shall start on the first Drawdown Date. The first Interest Period for the second or any later Loan shall start on the BD-#34696673-v11 33 relevant Drawdown Date and end on the last day of the then current Interest Period for the balance of the Loan which has previously been drawn and each subsequent Interest Period shall start on the day following the last day of the previous Interest Period. (e) The Borrowers may, in respect of the Commercial Facility Loans only, select an Interest Period of one (1), three (3) or six (6) months or such other period agreed between the Borrowers and the Agent (on behalf of the Lenders) in the case of Commercial Facility Loans only, however the Borrower may only select a maximum of three (3) one (1) month periods per year. In respect of KEXIM Facility Loans and KEXIM Guaranteed Facility Loans, Interest Periods may only be six (6) months or any other period agreed between the Borrowers and the Agent (acting on the instruction of the Lenders, and in respect of KEXIM Guaranteed Facility Loans, also KEXIM as guarantor). For the avoidance of doubt at all times following the first Drawdown Date, Interest Periods for (i) all Commercial Facility Loans and (ii) all KEXIM Facility Loans and KEXIM Guaranteed Facility Loans, shall be consolidated. (f) An Interest Period shall not extend beyond the Final Maturity Date, but shall be shortened so that it ends on the Final Maturity Date relating to it. 9.2 Non-Business Day If an Interest Period would otherwise end on a day which is not a Business Day, that Interest Period will instead end on the next Business Day in that calendar month (if there is one) or the preceding Business Day (if there is not). 10 Changes to the Calculation of Interest 10.1 Market disruption (a) If a Market Disruption Event occurs in relation to a Loan for any Interest Period, then the rate of interest on each Lender's share of that Loan for the Interest Period shall be the rate per annum which is the sum of: (i) the Margin; and (ii) the rate notified to the Agent by that Lender as soon as practicable and in any event before interest is due to be paid in respect of that Interest Period, to be that which expresses as a percentage rate per annum the cost to that Lender of funding its participation in the Loan from whatever source it may reasonably select. (b) In this Agreement, "Market Disruption Event" means: (i) at or about 12:00 hours on the Quotation Day for the relevant Interest Period, LIBOR is not available; or (ii) before close of business in the London interbank market on the Quotation Day for the relevant Interest Period, the Agent receives notifications from a Lender or Lenders (whose participations in the Loans exceed fifty per cent (50.00%) of the Loans) that the cost to it or them of obtaining matching deposits in the London interbank market would be in excess of LIBOR. 10.2 Alternative basis of interest or funding (a) If a Market Disruption Event occurs and the Agent or the Borrowers so requires, the Agent and the Borrowers shall enter into negotiations (for a period of not more than thirty (30) days) with a view to agreeing a substitute basis for determining the rate of interest. BD-#34696673-v11 34

(b) Any alternative basis agreed pursuant to this Clause 10.2 shall, with the prior consent of all the Lenders and the Borrowers, be binding on all Parties. 10.3 Break Costs (a) The Borrowers shall, within three (3) Business Days of demand by a Finance Party, pay to that Finance Party its Break Cost attributable to all or any part of a Loan or Unpaid Sum being paid by the Borrowers on a day other than the last day of an Interest Period for the Loan or Unpaid Sum. (b) Each Lender shall, as soon as reasonably practicable after a demand by the Agent, provide a certificate confirming the amount of its Break Cost for any Interest Period in which they accrue. 11 Fees 11.1 Commitment fee (a) The Borrowers shall pay to the Agent (for the account of each Lender) a fee in USD computed at a rate per annum equal to 40% of the Margin, calculated on each Lender's Available Commitment, from the date of this Agreement to the earlier of: (i) the expiry of the Availability Period; or (ii) the date on which the Facilities have been fully drawn or cancelled in whole. (b) The accrued commitment fee is payable semi-annually in arrears on the last day of each fiscal half-year and on the last day of the Availability Period or such other date upon which the Facility is fully drawn or cancelled in whole or, in respect of any part cancellation, on the cancelled amount on the date the cancellation is effective. 11.2 Arrangement fee The Borrowers shall pay to Agent (for further distribution to the Arrangers) an arrangement fee in the amount and at the times agreed in a Fee Letter. 11.3 Agency fee The Borrowers shall pay to the Agent (for its own account) an agency fee in the amount and at the times agreed in a Fee Letter. 11.4 KEXIM Guarantee Premium (a) The Borrowers acknowledge that the KEXIM Guaranteed Facility Lenders shall procure the issuance of the KEXIM Guarantee either through the KEXIM Agent or directly with KEXIM as guarantor and shall benefit from it throughout the duration of the Security Period. The Borrowers agree to pay to the KEXIM Agent (for the account of KEXIM as guarantor) the KEXIM Guarantee Premium applicable to each KEXIM Guaranteed Facility Loan on or prior to the Drawdown Date in respect of such KEXIM Guaranteed Facility Loan. (b) The Borrowers agree that their obligation to make the payments set out in this Clause 11.4 to the KEXIM Agent in respect of the KEXIM Guarantee (or any part thereof) shall be an absolute obligation and shall not be affected by any matter whatsoever. The KEXIM Guarantee Premium (or any part thereof) shall not be refundable except in accordance with the terms of the KEXIM Guarantee and KEXIM as guarantor's internal regulations. (c) The Borrowers acknowledge that the amount of the KEXIM Guarantee Premium will be solely determined by KEXIM as guarantor and no Lender is in any way involved in the determination of the amount of any KEXIM Guarantee Premium and agrees that BD-#34696673-v11 35 the Borrowers shall have no claim or defence against any Lender in connection with the amount of the KEXIM Guarantee Premium. BD-#34696673-v11 36

Section 6 - Additional Payment Obligations 12 Tax Gross-up and Indemnities 12.1 Definitions (a) In this Agreement: "Protected Party" means a Finance Party which is or will be subject to any liability, or required to make any payment, for or on account of Tax in relation to a sum received or receivable (or any sum deemed for the purposes of Tax to be received or receivable) under a Finance Document or the KEXIM Guarantee and KEXIM as guarantor. "Qualifying Lender" means a Lender which is beneficially entitled to interest payable to it in respect of a Loan under a Finance Document and, in relation to a Borrower is: (i) a Lender which is resident for tax purposes in a Borrower's Tax Jurisdiction and to whom interest may be paid by that Borrower without a Tax Deduction under the domestic laws of that Borrower's Tax Jurisdiction; or (ii) a Treaty Lender. "Tax Confirmation" means a confirmation by a Lender that it is beneficially entitled to interest payable to it in respect of an advance under a Finance Document specifying: (i) its Tax Jurisdiction; (ii) whether the Lender believes it is a Treaty Lender in relation to a Borrower; and (iii) such other relevant details as may be reasonably requested by the Borrowers or the Agent "Tax Credit" means a credit against, relief or remission for, or repayment of any Tax. "Tax Deduction" means a deduction or withholding for or on account of Tax from a payment under a Finance Document or the KEXIM Guarantee, other than a FATCA Deduction. "Tax Jurisdiction" means, in relation to a Borrower, the jurisdiction in which it is resident for tax purposes from time to time. "Tax Payment" means either the increase in a payment made by an Obligor to a Finance Party under Clause 12.2 (Tax gross-up) or a payment under Clause 12.3 (Tax indemnity). "Treaty Lender" means, in relation to a Borrower, a Lender which is treated as resident in a jurisdiction that has a double taxation agreement (a "Treaty") with the Borrowers' Tax Jurisdiction which gives such resident full exemption from tax imposed by the Borrowers' Tax Jurisdiction on interest. (b) Unless a contrary indication appears, in this Clause 12 a reference to "determines" or "determined" means a determination made in the absolute discretion of the person making the determination. 12.2 Tax gross-up (a) Each Obligor shall make all payments to be made by it without any Tax Deduction, unless a Tax Deduction is required by law. BD-#34696673-v11 37

(b) The Borrowers shall promptly upon becoming aware that an Obligor must make a Tax Deduction (or that there is any change in the rate or the basis of a Tax Deduction) notify the Agent accordingly. Similarly, a Lender shall notify the Agent on becoming so aware in respect of a payment payable to that Lender. If the Agent receives such notification from a Lender it shall notify the Borrowers and that Obligor. (c) If a Tax Deduction is required by law to be made by an Obligor, the amount of the payment due from that Obligor shall be increased to an amount which (after making any Tax Deduction) leaves an amount equal to the payment which would have been due if no Tax Deduction had been required. (d) Subject to paragraph (iii) below, a payment shall not be increased under paragraph (c) above by reason of a Tax Deduction if on the date on which the payment falls due: (i) the payment could have been made to the relevant Lender without a Tax Deduction if the Lender had been a Qualifying Lender in respect of that Obligor, but on that date that Lender is not or has ceased to be a Qualifying Lender in respect of that Obligor other than as a result of any change after the date it became a Lender under this Agreement in (or in the interpretation, administration, or application of) any law or Treaty or any published practice or published concession of any relevant authority; or (ii) the relevant Lender is a Treaty Lender and the Obligor making the payment is able to demonstrate that the payment could have been made to the Lender without the Tax Deduction had that Lender complied with its obligations under paragraph (g) below, (iii) it is acknowledged that as at the date of this Agreement none of the Lenders are a Qualifying Lender and it is hereby agreed that if a Lender shall at any time become a Qualifying Lender, the Parties shall consult in good faith for a period of not less than 30 days regarding any amendments that should be made to this Clause to reflect the principle that, subject to any applicable obligations on such a Lender under Clauses 12.2(g) or 15.1(a), the Lenders are expected to be able to receive payments under the Finance Documents either without a Tax Deduction or with Clause 12.2(c) being applicable. (e) If an Obligor is required to make a Tax Deduction, that Obligor shall make that Tax Deduction and any payment required in connection with that Tax Deduction within the time allowed and in the minimum amount required by law. (f) Within thirty (30) days of making either a Tax Deduction or any payment required in connection with that Tax Deduction, the Obligor making that Tax Deduction shall deliver to the Agent for the Finance Party evidence reasonably satisfactory to that Finance Party that the Tax Deduction has been made or (as applicable) any appropriate payment paid to the relevant taxing authority. (g) A Treaty Lender and each Obligor which makes a payment to which that Treaty Lender is entitled shall co-operate in completing any procedural formalities necessary for that Obligor to obtain authorisation to make that payment without a Tax Deduction. (h) A Lender shall promptly provide a Tax Confirmation to the Agent when it becomes a party to this Agreement and the Agent shall promptly send the Tax Confirmation it receives to the Borrowers. The Agent may request a Lender to provide a Tax Confirmation in a specific format. A Lender shall promptly notify the Borrowers and the Agent if there is any change in the position from that set out in the Tax Confirmation. BD-#34696673-v11 38

12.3 Tax indemnity (a) The Borrowers shall (within three (3) Business Days of demand by the Agent) pay to a Protected Party an amount equal to the loss, liability or cost which that Protected Party determines will be or has been (directly or indirectly) suffered for or on account of Tax by that Protected Party in respect of a Finance Document or the KEXIM Guarantee. (b) Paragraph a) above shall not apply: (i) with respect to any Tax assessed on a Finance Party: (A) under the law of the jurisdiction in which that Finance Party is incorporated or, if different, the jurisdiction (or jurisdictions) in which that Finance Party is treated as resident for tax purposes; or (B) under the law of the jurisdiction in which that Finance Party's Facility Office is located in respect of amounts received or receivable in that jurisdiction, if that Tax is imposed on or calculated by reference to the net income received or receivable (but not any sum deemed to be received or receivable) by that Finance Party; or (ii) to the extent a loss, liability or cost: (A) is compensated for by an increased payment under Clause 12.2 (Tax gross- up); or (B) would have been compensated for by an increased payment under Clause 12.2 (Tax gross-up) but was not so compensated solely because one of the exclusions in paragraph (d) of Clause 12.2 (Tax gross-up) applied; or (C) relates to a FATCA Deduction required to be made by a Party. (c) A Protected Party making, or intending to make, a claim under paragraph a) above shall promptly notify the Agent of the event which will give, or has given, rise to the claim, following which the Agent shall notify the Borrowers. (d) A Protected Party shall, on receiving a payment from an Obligor under this Clause 12.3, notify the Agent. 12.4 Tax Credit If an Obligor makes a Tax Payment and the relevant Finance Party determines that: (a) a Tax Credit is attributable to an increased payment of which that Tax Payment forms part, to that Tax Payment or to a Tax Deduction in consequence of which that Tax Payment was required; and (b) that Finance Party has obtained and utilised that Tax Credit, the Finance Party shall pay an amount to the Obligor which that Finance Party determines will leave it (after that payment) in the same after-Tax position as it would have been in had the Tax Payment not been required to be made by the Obligor. 12.5 Stamp taxes (a) The Borrowers shall pay and, within three (3) Business Days of demand, indemnify each Finance Party and/or KEXIM as guarantor against any cost, loss or liability that Finance Party and/or KEXIM as guarantor incurs in relation to all stamp duty, BD-#34696673-v11 39 registration and other similar Taxes payable in respect of any Finance Document or the KEXIM Guarantee. (b) The relevant Finance Party shall, if it intends to make a claim pursuant to paragraph (a) above, promptly notify the Borrowers of the event giving rise to the claim and shall as soon as practicable, provide a certificate confirming the amount of the claim. 12.6 VAT All amounts set out, or expressed to be payable under a Finance Document by any Party to a Finance Document shall be deemed to be exclusive of any VAT. If VAT is chargeable, the Borrowers shall pay to the Agent for the account of such Finance Party (in addition to the amount required pursuant to the Finance Documents) an amount equal to such VAT. 12.7 FATCA Information (a) Subject to paragraph (c) below, each Party shall, within ten (10) Business Days of a reasonable request by another Party: (i) confirm to that other Party whether it is: (A) a FATCA Exempt Party; or (B) not a FATCA Exempt Party; (ii) supply to that other Party such forms, documentation and other information relating to its status under FATCA as that other Party reasonably requests for the purposes of that other Party's compliance with FATCA; and (iii) supply to that other Party such forms, documentation and other information relating to its status as that other Party reasonably requests for the purposes of that other Party's compliance with any other law, regulation, or exchange of information regime. (b) If a Party confirms to another Party pursuant to paragraph (a)(i) above that it is a FATCA Exempt Party and it subsequently becomes aware that it is not or has ceased to be a FATCA Exempt Party, that Party shall notify that other Party reasonably promptly. (c) Paragraph a) above shall not oblige any Finance Party to do anything, and paragraph (a)(iii) above shall not oblige any other Party to do anything, which would or might in its reasonable opinion constitute a breach of: (i) any law or regulation; (ii) any fiduciary duty; or (iii) any duty of confidentiality. (d) If a Party fails to confirm whether or not it is a FATCA Exempt Party or to supply forms, documentation or other information requested in accordance with paragraph a)(i) or (ii) above (including, for the avoidance of doubt, where paragraph c) above applies), then such Party shall be treated for the purposes of the Finance Documents (and payments under them) as if it is not a FATCA Exempt Party until such time as the Party in question provides the requested confirmation, forms, documentation or other information. 12.8 FATCA Deduction (a) Each Party may make any FATCA Deduction it is required to make by FATCA, and any payment required in connection with that FATCA Deduction, and no Party shall BD-#34696673-v11 40 be required to increase any payment in respect of which it makes such a FATCA Deduction or otherwise compensate the recipient of the payment for that FATCA Deduction. (b) Each Party shall promptly, upon becoming aware that it must make a FATCA Deduction (or that there is any change in the rate or the basis of such FATCA Deduction), notify the Party to whom it is making the payment and, in addition, shall notify the Borrowers and the Agent and the Agent shall notify the other Finance Parties. 13 Increased Costs 13.1 Increased Costs (a) Subject to Clause 13.3 (Exceptions) the Borrowers shall, within three (3) Business Days of a demand by the Agent, pay for the account of a Finance Party or KEXIM as guarantor the amount of any Increased Costs incurred by that Finance Party or KEXIM as guarantor or any of its Affiliates as a result of: (i) the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation made after the date of this Agreement; (ii) compliance with any law or regulation made after the date of this Agreement; (iii) the implementation or application of, or compliance with, Basel III, CRD IV or CRR; or (iv) the implementation or application of, or compliance with, IFRS 9 or any other changes in relevant reporting standards, (b) In this Agreement: "Basel III" means: (i) the agreements on capital requirements, a leverage ratio and liquidity standards contained in "Basel III: A global regulatory framework for more resilient banks and banking systems", "Basel III: International framework for liquidity risk measurement, standards and monitoring" and "Guidance for national authorities operating the countercyclical capital buffer" published by the Basel Committee on Banking Supervision in December 2010, each as amended, supplemented or restated; (ii) the rules for global systemically important banks contained in "Global systemically important banks: assessment methodology and the additional loss absorbency requirement – Rules text' published by the Basel Committee on Banking Supervision in November 2011, as amended, supplemented or restated; and (iii) any further guidance or standards published by the Basel Committee on Banking Supervision relating to "Basel III". "CRD IV" means Directive 2013/36/EU of the European Parliament and of the Council of 26 June 2013 on access to the activity of credit institutions and the prudential supervision of credit institutions and investment firms amending Directive 2002/87/EC and repealing Directive 2006/48/EC and 2006/49/EC. "CRR" means Regulation (EU) No 575/2013 of the European Parliament and of the Council of 26 June 2013 on prudential requirements for credit institutions and investment firms and amending Regulation (EU) No 648/2012. BD-#34696673-v11 41

"IFRS 9" means the International Financial Reporting Standard (IFRS) by the International Accounting Standards Board (IASB) designated as "IFRS 9" and replacing IAS 39. "Increased Costs" means: (i) a reduction in the rate of return from the Facility or on a Finance Party's (or its Affiliate's) overall capital; (ii) an additional or increased cost; or (iii) a reduction of any amount due and payable under any Finance Document, which is incurred or suffered by a Finance Party or any of its Affiliates to the extent that it is attributable to that Finance Party having entered into its Commitment or funding or performing its obligations under any Finance Document. 13.2 Increased cost claims (a) A Finance Party intending to make a claim pursuant to Clause 13.1 (Increased costs) shall notify the Agent of the event giving rise to the claim, following which the Agent shall promptly notify the Borrowers. (b) Each Finance Party shall, as soon as practicable after a demand by the Agent, provide a certificate confirming the amount of its Increased Costs, and the Agent shall promptly forward such certificate to the Borrowers. 13.3 Exceptions (a) Clause 13.1 (Increased Costs) does not apply to the extent any Increased Cost is: (i) attributable to a Tax Deduction required by law to be made by an Obligor; (ii) compensated for by Clause 12.2 (Tax Indemnity) (or would have been compensated for under Clause 12.2 (Tax Indemnity) but was not so compensated solely because any of the exclusions in paragraph (b) of Clause 12.2 (Tax Indemnity) applied); (iii) attributable to a FATCA Deduction required to be made by a Party; (iv) attributable to the implementation or application of or compliance with the "International Convergence of Capital Measurement and Capital Standards, a Revised Framework" published by the Basel Committee on Banking Supervision in June 2004 in the form existing on the date of this Agreement ("Basel II") or any other law or regulation which implements Basel II (whether such implementation, application or compliance is by a government, regulator, Finance Party or any of its Affiliates); (v) attributable to the wilful breach by the relevant Finance Party or its Affiliates of any law or regulation. (b) In this Clause 13.3, a reference to "Tax Deduction" has the same meaning given to that term in Clause 12.1 (Definitions). 14 Other Indemnities 14.1 Currency indemnity (a) If any sum due from an Obligor under the Finance Documents or the KEXIM Guarantee (a "Sum"), or any order, judgement or award given or made in relation to a Sum, has to be converted from the currency (the "First Currency") in which BD-#34696673-v11 42 that Sum is payable into another currency (the "Second Currency") for the purpose of: (i) making or filing a claim or proof against that Obligor; (ii) obtaining or enforcing an order, judgement or award in relation to any litigation or arbitration proceedings, that Obligor shall as an independent obligation, within three (3) Business Days of demand, indemnify each Finance Party and/or KEXIM as guarantor to whom that Sum is due against any cost, loss or liability arising out of or as a result of the conversion including any discrepancy between (A) the rate of exchange used to convert that Sum from the First Currency into the Second Currency and (B) the rate or rates of exchange available to that person at the time of its receipt of that Sum. (b) Each Obligor waives any right it may have in any jurisdiction to pay any amount under the Finance Documents or the KEXIM Guarantee in a currency or currency unit other than that in which it is expressed to be payable. 14.2 Sanctions indemnity Each Obligor shall, on demand, indemnify each Finance Party and/or KEXIM as guarantor against any cost, loss or liability incurred by it as a result of any claim, action, civil penalty or fine against, any settlement, and any other kind of loss or liability, and all reasonable costs and expenses (including reasonable counsel fees and disbursements) incurred by the Agent or any Lender and/or KEXIM as guarantor as a result of conduct of any Obligor or any of their directors, officers, employees, that violates any Sanctions Laws. 14.3 Other indemnities The Borrowers shall (or shall procure that an Obligor will) within three (3) Business Days of demand, indemnify each Finance Party and/or KEXIM as guarantor against any costs, loss or liability incurred by that Finance Party and/or KEXIM as guarantor as a result of: (a) the occurrence of any Event of Default; (b) a failure by an Obligor to pay any amount due under the Finance Documents on its due date, including without limitation, any cost, loss or liability arising as a result of Clause 28 (Sharing among the Finance Parties); (c) the funding, or making arrangements to fund, its participation in a Loan requested by the Borrowers in a Drawdown Notice but not made by reason of the operation of any one or more of the provisions of this Agreement (other than by reason of default or negligence by that Lender alone); (d) (under or pursuant to the KEXIM Guarantee) any duly evidenced and properly incurred additional premiums, cost or expense as provided for under the KEXIM Guarantee which KEXIM as guarantor may charge, invoice or set-off against amounts owing to the KEXIM Agent or the KEXIM Guaranteed Facility Lenders or otherwise properly incurred by the KEXIM Agent, the Lenders and/or KEXIM as guarantor in connection with compliance with the KEXIM Guarantee; or (e) a Loan (or part of a Loan) not being prepaid in accordance with a notice of prepayment given by the Borrowers. 14.4 Indemnity to the Agent and the KEXIM Agent The Borrowers shall promptly indemnify the Agent and the KEXIM Agent against any cost, loss or liability incurred by the Agent or the KEXIM Agent (acting reasonably) as a result of: (a) investigating any event which it reasonably believes is a possible Event of Default; BD-#34696673-v11 43

(b) acting or verifying any notice, request or instruction which it reasonably believes to be genuine, correct or appropriately authorised; or (c) instructing lawyers, accountants, tax advisers, surveyors or other professional advisers or experts as permitted under this Agreement. 14.5 Indemnity to the Security Agent (a) The Borrowers shall promptly indemnify the Security Agent against any cost, loss or liability incurred by it as a result of: (i) the taking, holding, protection or enforcement of the Security Documents or any other Finance Documents, (ii) the exercise of any of the rights, powers, discretions and remedies vested in the Security Agent by the Finance Documents or by law; or (iii) any default by an Obligor in the performance of any of the obligations expressed to be assumed by it in the Finance Documents. (b) The Security Agent may, in priority to any payment to the Finance Parties, indemnify itself out of the Trust Property in respect of, and pay and retain, all sums necessary to give effect to the indemnity in this Clause 14.5 and shall have a lien on the Security Documents and the proceeds of the enforcement of the Security Documents for all monies payable to it. 15 Mitigation by the Lenders 15.1 Mitigation (a) Each Finance Party shall, in consultation with the Borrowers, take all reasonable steps (for a period of fifteen (15) Business Days) to mitigate any circumstances which arise and which would result in any amount becoming payable under or pursuant to, or cancelled pursuant to, any of: (i) Clause 7.3 (Mandatory prepayment – Illegality); (ii) Clause 12 (Tax gross-up and indemnities); and (iii) Clause 13 (Increased Costs), including (but not limited to) transferring its rights and obligations under the Finance Documents to another Affiliate. (b) Paragraph (a) does not in any way limit the obligations of any Obligor under the Finance Documents. 15.2 Limitation of liability (a) The Borrowers shall promptly indemnify each Finance Party for all costs and expenses reasonably and properly incurred by that Finance Party as a result of steps taken by it under Clause 15.1 (Mitigation). (b) A Finance Party is not obliged to take any steps under this Clause 15.1 if, in the opinion of that Finance Party (acting reasonably), to do so might be prejudicial to it. BD-#34696673-v11 44

16 Costs and Expenses 16.1 Transaction expenses The Borrowers shall promptly on demand pay to the Agent (for distribution to the relevant Finance Party or KEXIM as guarantor) the amount of all costs and expenses (including legal fees) reasonably and properly incurred by any of them in connection with the negotiation, preparation, printing, perfection, execution, registration and syndication of: (a) this Agreement and any other documents referred to in this Agreement (including the KEXIM Guarantee); and (b) any other Finance Documents executed after the date of this Agreement. 16.2 Amendment and enforcement costs, etc The Borrowers shall, within three (3) Business Days of demand, reimburse the Agent or another Finance Party or KEXIM as guarantor for the amount of all costs and expenses (including internal and external legal fees) reasonably and properly incurred by it in connection with: (a) the granting of any release, waiver or consent under the Finance Documents; (b) any amendment or variation of any of the Finance Documents; and (c) the preservation, protection, enforcement or maintenance of, or attempt to preserve or enforce, any of the rights of the Finance Parties under the Finance Documents or the KEXIM Guarantee. BD-#34696673-v11 45

Section 7 - Guarantee and Security 17 Guarantee and Indemnity 17.1 Guarantee and indemnity Each Guarantor hereby irrevocably and unconditionally guarantees to the Security Agent (as trustee for the Finance Parties) and the other Finance Parties, as primary obligors as and for its own debt and not merely as surety to each Finance Party, on a joint and several basis with the other Guarantor: (a) the due and punctual payment by the Borrowers of any and all sums which are now or at any time hereafter will be payable by the Borrowers under or in respect of the Finance Documents in accordance with the terms and provisions thereof (including, without limitation, principal, interest, default interest, legal fees and other fees, Break Costs, transaction and enforcement costs and any other costs, expenses, Taxes and Tax indemnities, currency indemnities and any other indemnities, claims for damages and any other costs and expenses in respect of any Event of Default or any other breach by the Borrowers under the Finance Documents); (b) the due and punctual performance by the Borrowers of all of the Borrowers' obligations under or in respect of the Finance Documents; and (c) to indemnify each Finance Party immediately upon the Agent's first written demand against any loss, liability, costs and expenses suffered, incurred or paid by that Finance Party if any obligation of the Borrowers is or becomes unenforceable, invalid or illegal (such amounts together referred to as the "Outstanding Indebtedness"). 17.2 Payment upon first demand If any Borrower shall fail to pay any sum under the Finance Documents as and when such sum shall become due and payable, each Guarantor shall immediately upon the Agent's first written demand pay to the Agent for the account of the relevant Finance Party an amount equal to such sum which the Borrowers shall not have paid, such payment to be made in immediately available funds to the account of the Agent, as the Agent may designate, without set-off or counter-claim and free and clear of and without deduction for or on account of any present or future Taxes. 17.3 No limitation on number of demands Demands under this Clause 17 may be made by the Agent (on behalf of the Finance Parties) from time to time and there shall be no limitation in the number of demands which can be made hereunder. 17.4 Continuing guarantee This Guarantee shall be a continuing guarantee which shall be effective as of the date hereof and shall remain in full force and effect until payment in full has been irrevocably and unconditionally received by the Agent (on behalf of the Finance Parties) of the Outstanding Indebtedness. 17.5 Waiver of defences The obligations of each Guarantor under this Clause 17 will not be affected by an act, omission, matter or thing (whether or not known to it or any Finance Party) which, but for this Clause, would reduce, release or prejudice any of its obligations under this Clause 17 including (without limitation): BD-#34696673-v11 46

(a) any time, waiver or consent granted to, or composition with, any Obligor or other person; (b) the release of any other Obligor or any other person under the terms of any composition or arrangement with any creditor of any other Obligor; (c) the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, any Obligor or other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security; (d) any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of an Obligor or any other person; (e) any amendment, novation, supplement, extension, restatement (however fundamental and whether or not more onerous) or replacement of any Finance Document or any other document or security including without limitation any change in the purpose of, any extension of or any increase in any facility or the addition of any new facility under any Finance Document or other document or security; (f) any unenforceability, illegality or invalidity of any obligation of any person under any Finance Document or any other document or security; or (g) any insolvency or similar proceedings. 17.6 Guarantor Intent Without prejudice to the generality of Clause 17.5 (Waiver of defences), each Guarantor expressly confirms that it intends that this guarantee shall extend from time to time to any (however fundamental) variation, increase, extension or addition of or to any of the Finance Documents and/or any facility or amount made available under any of the Finance Documents. 17.7 Reinstatement If any payment by any Borrower, any other guarantor or any other provider of security under the Finance Documents must be repaid, or any discharge given by a Lender (whether in respect of the obligations of any Borrower, another guarantor or any security for those obligations or otherwise) is avoided or reduced, as a result of insolvency or any similar event: (a) the liability of the Guarantors shall continue as if such payment, discharge, avoidance or reduction had not occurred; and (b) the Finance Parties shall be entitled to recover the value or amount of that security or payment from the Guarantors, as if such payment, discharge, avoidance or reduction had not occurred. 17.8 Undertaking Each Guarantor undertakes to the Agent that as long as this Guarantee is effective: (a) following receipt of a notice from the Agent of the occurrence of any Event of Default, the Guarantor will not make a demand for any claim of moneys due to the Guarantor from any Borrower or any other guarantor, or exercise any other right or remedy to which any Borrower or any other guarantor are entitled to in respect of such moneys unless and until all moneys due and payable by the Borrowers have been irrevocably paid in full; (b) if a Borrower or any other guarantor becomes the subject of an insolvency proceeding or shall be wound up or liquidated, the Guarantor shall not (unless so BD-#34696673-v11 47 instructed by the Agent and then only on condition that the Guarantor holds the benefit of any claim in such insolvency or liquidation to pay any amounts recovered thereunder to the Agent) make any claim in such insolvency, winding-up or liquidation until all the Outstanding Indebtedness owing or due has been irrevocably paid in full; (c) if the Guarantor being in breach of paragraphs (a) and (b) above receives or recovers any money pursuant to such exercise, claim or proof as therein referred to, such moneys shall be held by the Guarantor for the Agent to apply the same as if they were money received or recovered by the Agent under this Guarantee; and (d) it will not take or has not taken from any Borrower any security whatsoever for the obligations guaranteed hereunder. 17.9 Immediate recourse Each Guarantor waives any right it may have of first requiring any Finance Party (or any trustee or agent on its behalf) to proceed against or enforce any other rights or security or claim payment from any person before claiming from such Guarantor under this Clause 17. This waiver applies irrespective of any law or any provision of a Finance Document to the contrary. 17.10 Appropriations Until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably and unconditionally paid in full, each Finance Party (or any trustee or agent on its behalf) may: (a) refrain from applying or enforcing any other moneys, security or rights held or received by that Finance Party (or any trustee or agent on its behalf) in respect of those amounts, or apply and enforce the same in such manner and order as it sees fit (whether against those amounts or otherwise) and no Guarantor shall be entitled to the benefit of the same; and (b) hold in an interest-bearing suspense account any moneys received from either Guarantor or on account of such Guarantor's liability under this Clause 17. 17.11 Deferral of Guarantor's rights (a) Until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably and unconditionally paid in full and unless the Agent otherwise directs, no Guarantor will exercise any rights which it may have by reason of performance by it of its obligations under the Finance Documents or by reason of any amount being payable, or liability arising, under this Clause 17: (i) to be indemnified by another Obligor; (ii) to claim any contribution from any other guarantor of any Obligor's obligations under the Finance Documents; (iii) to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Finance Parties under the Finance Documents or of any other guarantee or security taken pursuant to, or in connection with, the Finance Documents by any Finance Party; (iv) to bring legal or other proceedings for an order requiring any Obligor to make any payment, or perform any obligation, in respect of which such Guarantor has given a guarantee, undertaking or indemnity under this Clause 17; (v) to exercise any right of set-off against any other Obligor; and/or BD-#34696673-v11 48

(vi) to claim or prove as a creditor of any other Obligor in competition with any Finance Party. (b) If either Guarantor receives any benefit, payment or distribution in relation to such rights it will promptly pay an equal amount to the Agent for application in accordance with Clause 29 (Payment mechanics). This only applies until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full. 17.12 No right of recourse and no security The Guarantors shall have no right of recourse against any Borrower, any other guarantor or any of their respective bankruptcy estate for any amount paid by the Guarantors under this Guarantee for so long as any part of the Outstanding Indebtedness remains outstanding, and the Guarantors shall not be entitled to obtain from any Borrower any security for any such right of recourse which the Guarantors may have after such time. Any such security which the Guarantors might obtain shall be regarded as supplementary security in favour of the Finance Parties. The Guarantors hereby renounce any and all such claims it has or may get against any Borrower or any other guarantor for as long as any part of the Outstanding Indebtedness remains outstanding. 17.13 No subrogation in Finance Parties' security The Guarantors shall have no right to subrogate, wholly or partly, in any security provided to the Finance Parties pursuant to the Finance Documents or in any other way until all of the Outstanding Indebtedness has been fully and finally paid. 17.14 Action Without affecting the obligations of either Guarantor hereunder, the Agent, the other Finance Parties may take such action as the Agent, the other Finance Parties, as the case may be, in their own discretion may consider appropriate against any Borrower, the Guarantors or any other persons or parties or securities to recover monies due and payable in respect of the obligations under the Finance Documents. 17.15 Knowledge of the additional security Each Guarantor acknowledges and agrees that: (a) it has received a copy of and has full knowledge of the security which is to be granted in respect of the amounts outstanding under the Finance Documents; (b) this Guarantee is in addition to and is not in any way prejudiced by any other guarantee or security now or subsequently held by any Finance Party as security for the Borrowers' obligations under the Finance Documents. 17.16 Assignment The Agent and the Finance Parties may assign or transfer the rights under this Guarantee to any person to whom the rights and obligations of such Finance Party under the Agreement are wholly or partly assigned or transferred to in accordance with Clause 25 (Changes to the Parties) of the Agreement. 17.17 Expenses The Guarantors shall pay to the Agent on demand on a full indemnity basis all charges, costs and expenses (including the legal fees) reasonably and properly incurred by the Finance Parties in connection with the preservation and enforcement of any of the rights of the Finance Parties under this Guarantee. BD-#34696673-v11 49

17.18 No implied waivers No delay or failure by the Agent or any other Finance Party to exercise any right or remedy under this Guarantee shall operate or be construed as a waiver of such rights or remedies unless otherwise expressly stated in writing by the Agent or such Finance Party. No partial exercise of any right or remedy shall prevent any further or other exercise of such right or remedy or any other right or remedy. No express waiver of any rights or remedies in respect of an Event of Default or any other event by the Agent, any other Finance Party shall operate or be construed as a waiver of any rights or remedies in respect of any similar or other Event of Default or events. 18 Security 18.1 Security Documents The Borrowers' obligations and liabilities under the Finance Documents, including (without limitation) the Borrowers' obligation to repay the Loans together with all unpaid interest, default interest, commissions, charges, expenses and any other derived liability whatsoever of any Borrower towards the Lenders, the Agent or any other Finance Party in connection with this Agreement or another Finance Document, shall at any time until all amounts due to the Finance Parties under the Finance Documents have been paid and/or repaid in full, be cross collaterally secured by: (a) the Security Agreements; (b) the General Assignments; (c) the Assignment of Hedging Claims; (d) the Guarantees; (e) the Mortgages; (f) the Share Pledges; and (g) the Manager’s Undertakings. 18.2 Security for Hedging Agreements (a) For the avoidance of doubt, the Security Interest created by the Security Documents shall also secure the Borrowers' obligations under the Hedging Agreements on a pro rata basis, but subject to a subordinated distribution of proceeds in accordance with Clause 29.5 (Partial payments). (b) Each Borrower shall ensure that the Mortgages be amended to cover any and all Hedging Agreements entered into subsequent to the date of any of the Mortgages, on terms acceptable to the Security Agent and without undue delay from entry into of any such Hedging Agreement, in order to secure – subject to a subordinated distribution of proceeds in accordance with Clause 29.5 (Partial payments) - that any liability of the Borrowers under any and all Hedging Agreements are secured under the Mortgages. 18.3 Perfection and further assistance Each Obligor undertakes to ensure that the above Security Documents be duly executed by the parties thereto in favour of the Security Agent (on behalf of the Finance Parties) on or about the date of this Agreement (or if not possible, as soon as practically possible), and legally valid and in full force and effect throughout the Security Period. Each Obligor further undertake to take all such action as is available to it (including making all filings and registrations) as may be necessary for the purpose of the creation, perfection, protection, BD-#34696673-v11 50 maintenance or realisation of any Security Interest conferred or intended to be conferred on the Security Agent or the Finance Parties by or pursuant to the Finance Documents. 18.4 Share Pledges - waiver of recourse If the Security Agent enforces any or all of the Share Pledges, each Guarantor and each Borrower hereby irrevocably (i) waives any and all of its claims against the relevant (other) Borrower and releases the relevant (other) Borrower from any and all liabilities to each Guarantor and each Borrower, including but not limited to any liabilities of the relevant (other) Borrower under any intra-group or shareholder loans and any liability to each Guarantor and the relevant (other) Borrower under any recourse claims (the "Borrower Liabilities"), and (ii) authorises the Security Agent and grants power of attorney to the Security Agent to (without any consent, sanction, authority or further confirmation from any other party), release any and all of the Borrower Liabilities, in order to allow for a sale of the shares in each of the Borrowers to be completed without any claims of any Guarantor and/or any of the (other) Borrowers continuing to exist against any of the Borrowers following such sale to the extent permitted by applicable mandatory laws. BD-#34696673-v11 51

Section 8 - Representations, Undertakings and Events Of Default 19 Representations and Warranties Each Obligor makes the representations and warranties set out in this Clause 19 to each Finance Party on the date of this Agreement: 19.1 Status and ownership (a) It is a company with limited liability or corporation, as applicable, duly incorporated and validly existing under the law of its jurisdiction of incorporation; (b) It has the power to own its assets and carry on its business as it is being conducted; (c) The Intermediate Parent owns directly one hundred per cent. (100.00%) of the shares and voting rights in the Borrowers; and (d) The Ultimate Parent owns directly one hundred per cent. (100.00%) of the shares and voting rights in the Intermediate Parent. 19.2 Insolvency No corporate action, legal proceeding or other procedure or step described in Clause 24.7 (Insolvency proceedings) or creditors' process described in Clause 24.8 (Creditors' process), has been taken or threatened in relation to an Obligor, and none of the circumstances described in Clause 24.6 (Insolvency) applies to an Obligor. 19.3 Binding obligations (a) The Finance Documents and Transaction Documents to which it is a party constitute legal, valid, binding and enforceable obligations. (b) Save as provided herein or therein and/or as have been or shall be completed prior to the Drawdown Date, no registration, filing, payment of tax or fees or other formalities are necessary or desired to render the Finance Documents enforceable against it, and in respect of the Vessels, for each Mortgage to constitute a valid and enforceable first priority mortgage over the respective Vessel and, subject to the Legal Reservations, for each of the other Security Documents to have the priority which it is expressed to have in the Security Documents. 19.4 No conflict with other obligations The entry into and performance by it of, and the transactions contemplated by, the Finance Documents and/or the Transaction Documents do not and will not conflict with: (a) any law or regulation applicable to it any present law or regulation applicable to it (including Directive 2005/60/EC of the European Parliament and of the Council of the European Communities Union of 26 October 2005, implemented to combat money laundering); (b) any of its constitutional documents; or (c) or constitute a default or termination event (however described) under any agreement or document to which it is a party or by which it or any of its assets are bound. 19.5 Power and authority It has the power to enter into, perform and deliver, and has taken all necessary actions to authorise its entry into, performance and delivery of, the Finance Documents and Transaction BD-#34696673-v11 52

Documents to which it is a party and the transactions contemplated by those Finance Documents and Transaction Documents. 19.6 Governing law and enforcement (a) The choices of governing law of the relevant Finance Documents will be recognised and enforced in its jurisdiction of incorporation. (b) Any judgment obtained in relation to a Finance Document in the jurisdiction of the governing law will be recognised and enforced in its Relevant Jurisdiction. 19.7 Authorisations and consents All Authorisations required by it (i) in connection with the entering into, performance, validity and enforceability of the Finance Documents and the transactions contemplated hereby and thereby, and (ii) to make the Finance Documents to which it is a party admissible in evidence in its Relevant Jurisdiction, have been obtained or effected and are in full force and effect. 19.8 Taxes (a) It has complied with all taxation laws in all jurisdictions where it is subject to taxation and has paid all applicable Taxes and other amounts due to governments and other public bodies where failure to do so is reasonably likely to have a Material Adverse Effect. No claims are being asserted against it with respect to any Taxes or other payments due to public or governmental bodies, which are reasonably likely to have a Material Adverse Effect. (b) It is not required to make any Tax Deductions (as defined in Clause 12.1 (Definitions)) for or on account of Tax from any payment it may make under any of the Finance Documents. 19.9 No filing or stamp taxes Under the laws of its Relevant Jurisdiction it is not necessary that the Finance Documents be filed, recorded or enrolled with any court or other authority in that jurisdiction or that any stamp, registration, notarial or similar Taxes or fees be paid on or in relation to the Finance Documents or the transactions contemplated by the Finance Documents, except the registration of the Mortgages with the Approved Ship Registry, which registrations, filings, taxes and fees shall be made and paid promptly by the Obligors after the date of the relevant Finance Document. 19.10 No Default (a) No Event of Default is continuing or might reasonably be expected to result from the making of a Loan or the entry into and performance of or any transaction contemplated by any of the Finance Documents. (b) No other event or circumstances is outstanding which constitutes a default or (with the expiry of a grace period, giving of notice or the making of any determination or any combination of the foregoing) might constitute a default under any other agreement or instrument which is binding on it or to which the its assets are subject which has or is reasonably likely to have a Material Adverse Effect. 19.11 No misleading information (a) Any factual information, documents, exhibits or reports relating to it and which have been furnished to the Finance Parties by or on behalf of it for the purposes of this Agreement are complete and correct in all material respects and do not contain any misstatement of fact or omit to state a fact making such information, exhibits or reports misleading in any material respect. BD-#34696673-v11 53

(b) Any financial projections contained in the information referred to in paragraph a) above have been prepared as at their date on the basis of recent historical information and on the basis of assumptions believed by the Obligor to be reasonable as at the date of preparation. 19.12 Original Financial Statements (a) The Original Financial Statements give a true and fair view of its financial condition as at the end of the period to which they related, and have been prepared in accordance with US GAAP consistently applied. (b) Since the date of the Original Financial Statements, there has been no material adverse change in its business or financial condition. 19.13 Pari passu ranking Its payment obligations under the Finance Documents rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors, except for obligations preferred by mandatory law applying to companies generally. 19.14 No proceedings pending or threatened No litigation, arbitration or administrative proceedings of or before any court, arbitral body or agency, which if adversely determined, might reasonably be expected to have a Material Adverse Effect, have (to its knowledge and belief) been started or threatened against it and no judgments or orders have been issued which might reasonably be expected to have a Material Adverse Effect. 19.15 No immunity The execution and delivery by it of each Finance Document to which it is a party constitute, and its exercise of its respective rights and performance of its obligations under each Finance Document will constitute, private and commercial acts performed for private and commercial purposes, and it will not (except for bankruptcy or any similar proceedings) be entitled to claim for itself or any or all of its assets immunity from suit, execution, attachment or other legal process in any other proceedings taken in England, Norway and/or elsewhere (as the case may be) in relation to any Finance Document. 19.16 No winding-up It has not taken any corporate action nor have any other steps been taken or legal proceedings been started or threatened against it for its reorganisation (by way of voluntary arrangement, scheme of arrangement or otherwise), winding-up, dissolution, judicial management or administration or for the appointment of a receiver, administrator, administrative receiver, judicial manager, trustee or similar officer of it or any or all of its assets. 19.17 Environmental compliance It has performed and observed in all material respects all Environmental Laws, Environmental Approvals and all other material covenants, conditions, restrictions or agreements directly or indirectly concerned with any contamination, pollution or waste or the release or discharge of any toxic or hazardous substance in connection with the Vessels. 19.18 Environmental Claims No Environmental Claim has been commenced or (to the best of the Obligor's knowledge and belief) is threatened against it. BD-#34696673-v11 54

19.19 ISM Code and ISPS Code compliance All requirements of the ISM Code and the ISPS Code as they relate to any Obligor, the Managers and/or any Vessel have been complied with in all material respects. 19.20 The Vessels Each Vessel is or will from its respective Delivery Date be: (a) in the absolute ownership of the respective Borrower, free and clear of all encumbrances (other than as permitted in accordance with Clause 22.5 (Negative Pledge – Collateral)) and the relevant Borrower is and will remain the sole, legal and beneficial owner of the Vessel; (b) registered in the name of the relevant Borrower with an Approved Ship Registry under the laws and flag of such Approved Ship Registry; (c) operationally seaworthy in every way and fit for service; and (d) classed with an Approved Classification Society, free of all overdue requirements, recommendations and conditions. 19.21 Anti-corruption laws The Obligors have conducted its businesses in compliance with applicable anti-corruption laws and Sanctions and has instituted and maintained policies and procedures designed to promote and achieve compliance with such laws and Sanctions. 19.22 No money laundering (a) It is acting for its own account in relation to the Facility and in relation to the performance and the discharge of its obligations and liabilities under the Finance Documents and the transactions and other arrangements effected or contemplated by the Finance Documents to which it is a party, and the foregoing will not involve or lead to contravention of any law, official requirement or other regulatory measure or procedure implemented to combat money laundering (as defined in Article 1 of the Directive 2015/849/EC of the European Parliament and of the Council of the European Communities (as amended, supplemented and/or replaced from time to time). (b) The Borrowers will use the proceeds of the Facility for its own benefit, under its full responsibility and exclusively for the purposes specified in this Agreement. 19.23 No breach of laws Except as notified by the Obligors to the Agent and accepted in writing by the Agent, each Obligor complies in all material respects with any law or regulation applicable to it. 19.24 Sanctions None of the Obligors nor any of their Subsidiaries and, to the best of their knowledge (having made due and careful enquiry), none of their respective directors, officers or employees: (a) is in breach of any Sanctions; (b) is a Restricted Party nor acts directly or indirectly on behalf of a Restricted Party; or (c) has received notice of or is aware of any claim, action, suit, proceeding, formal notice or investigation against it with respect to Sanctions. BD-#34696673-v11 55

19.25 No Rebates No agreement or understanding has been entered into or agreed pursuant to an Intermediate MOA to allow or pay any rebate, premium, inducement, commission, discount or other benefit or payment (however described) to any Borrower or any other Group Member in connection with the purchase by a Borrower of a Vessel, other than as disclosed to the Agent in writing on or before the date of this Agreement. 19.26 Repetition The Repeating Representations set out in this Clause 19 shall be deemed to be repeated: (a) on the date of each Drawdown Notice; (b) on each Drawdown Date; (c) on the first day of each Interest Period; and (d) in each Compliance Certificate forwarded to the Agent pursuant to Clause 20.2 (Compliance certificate) (or, if no such Compliance Certificate is forwarded, on each day such certificate should have been forwarded to the Agent at the latest). 20 Information Undertakings The undertakings set out in this Clause 20 shall remain in force from the date of this Agreement and throughout the Security Period. 20.1 Financial statements The Ultimate Parent shall supply to the Agent in sufficient copies for all of the Lenders: (a) as soon as the same become available, but in any event within four (4) calendar months after the end of each of its fiscal years, its consolidated audited financial statements for that fiscal year together with the unaudited accounts of each Borrower; (b) as soon as the same become available, but in any event within two (2) calendar months after the end of each financial quarter, its unaudited consolidated financial statements for that financial quarter; and (c) as soon as same become available, but in any event no later than 28 February for each year, its budget and cash flow projections. 20.2 Compliance Certificates The Ultimate Parent shall supply to the Agent, with each set of financial statements delivered pursuant to paragraphs (a) and (b) of Clause 20.1 (Financial statements), a Compliance Certificate in the form set out in Schedule 5 (Form of Compliance Certificate) signed by the Principal Financial Officer of the Ultimate Parent setting out (in reasonable detail) computations as to compliance with Clause 21 (Financial covenants) and the Collateral Maintenance Test pursuant to Clause 7.1 (Mandatory prepayment – Collateral Maintenance Test), as at the date at which those financial statements were drawn up. 20.3 Vessels' Market Value Valuations to determine the Market Value of the Vessels shall be obtained by the Borrowers for the Borrowers' cost prior to the end of each financial half-year and to be sent to the Agent together with each relevant Compliance Certificate, or, if an Event of Default has occurred, for the Borrowers' cost at such further frequency as may be requested by the Agent (acting on behalf of the Majority Lenders). BD-#34696673-v11 56

20.4 Requirements as to financial statements The Obligors shall procure that each set of financial statements delivered pursuant to Clause 20.1 (Financial statements) is prepared using US GAAP, accounting practices and financial reference periods consistent with those applied in the preparation of the Original Financial Statements for the Obligors unless, in relation to any set of financial statements, it notifies the Agent that there has been a change in US GAAP, the accounting practices or reference periods and the Obligor's auditors deliver to the Agent: (a) a description of any change necessary for those financial statements to reflect US GAAP, accounting practices and reference periods upon which that Obligor's Original Financial Statements were prepared; and (b) sufficient information, in form and substance as may be reasonably required by the Agent, to enable the Lenders to determine whether Clause 21 (Financial covenants) has been complied with and make an accurate comparison between the financial position indicated in those financial statements and that Obligor's Original Financial Statements. Any reference in this Agreement to those financial statements shall be construed as a reference to those financial statements as adjusted to reflect the basis upon which the Original Financial Statements were prepared. 20.5 Fiscal Year There shall be no change to any Obligor's fiscal year without the prior written consent of the Agent (on behalf of the Majority Lenders). 20.6 Information – miscellaneous The Obligor shall notify the Agent and/or supply to the Agent (in sufficient copies for all the Lenders, if the Agent so requests): (a) at the same time as they are dispatched, copies of all documents dispatched by an Obligor to its creditors generally; (b) promptly upon becoming aware of them, the details of any litigation, claim, arbitration or administrative proceedings which are current, threatened or pending against an Obligor, and which might, if adversely determined, have a Material Adverse Effect; (c) promptly, such further information regarding the business, operations, assets, operations (financial or otherwise) and technical data of any Group Member and the Vessels as the Agent may reasonably request, and which can be delivered without breach of any confidentiality undertakings or any applicable law or rules of a securities/regulatory exchange; (d) promptly, such further information reasonably requested by the Agent (on behalf of the Finance Parties) in order for each Finance Party to carry out and be satisfied it has complied with all necessary "know your customer" or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents; and (e) promptly, upon becoming aware of them, the details of any loss, seizure, capture or piracy against any Vessel. 20.7 Notification of default Each Obligor shall notify the Agent of any Default (and the steps, if any, being taken to remedy it) promptly upon becoming aware of its occurrence. BD-#34696673-v11 57

20.8 Notification of Environmental Claims Each Obligor shall inform the Agent in writing as soon as reasonably practicable upon becoming aware of the same: (a) if any Environmental Claim has been commenced or (to the best of the Obligor's knowledge and belief) is threatened against an Obligor or a Vessel; and (b) of any fact and circumstances which will or are reasonably likely to result in any Environmental Claim being commenced or threatened against an Obligor or a Vessel. 20.9 "Know your customer" checks (a) If: (i) the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation made after the date of this Agreement; (ii) any Applicable KYC Procedures; (iii) any change in the status of an Obligor (or of a Holding Company of an Obligor) or the composition of the shareholders of an Obligor (or of a Holding Company of an Obligor) after the date of this Agreement; (iv) a proposed assignment or transfer by a Lender of any of its rights and/or obligations under this Agreement to a party that is not a Lender prior to such assignment or transfer; or (v) any anti-money laundering or anti-terrorism financing laws and regulations applicable to the Agent or any Lender, obliges the Agent or any Lender (or, in the case of paragraph (iii) above, any prospective new Lender) to comply with "know your customer" or similar identification procedures in circumstances where the necessary information is not already available to it, each Obligor shall promptly upon the request of the Agent or any Lender supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent (for itself or on behalf of any Lender) or any Lender (for itself or, in the case of the event described in paragraph (iii) above, on behalf of any prospective new Lender) in order for the Agent, such Lender or, in the case of the event described in paragraph (iii) above, any prospective new Lender to carry out and be satisfied it has complied with all necessary "know your customer" or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents. (b) Each Lender shall promptly upon the request of the Agent supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent (for itself) in order for the Agent to carry out and be satisfied it has complied with all necessary "know your customer" or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents. For the purpose of this Clause 20.9: "Applicable KYC Procedures" means any applicable "know your customer" checks or similar identification procedures, or equivalent internal policies of a Lender or the Agent, or any equivalent procedures required by applicable law or regulations. BD-#34696673-v11 58

20.10 KEXIM as guarantor notification and information (a) The Borrowers shall promptly notify the Agent and the KEXIM Agent forthwith by email of the occurrence of any event involving a risk covered by the KEXIM Guarantee and shall: (i) pay upon demand any additional premium payable to KEXIM as guarantor in respect of the KEXIM Guarantee as a result of such event involving a political or commercial risk; and (ii) cooperate with the Agent or the KEXIM Agent on its reasonable request to take all steps necessary on the part of the Borrowers to ensure the KEXIM Guarantee remains in full force and effect throughout the Facility Period. (b) The Borrowers shall promptly provide the Agent and the KEXIM Agent with copies of all financial or other information required by the KEXIM Agent to satisfy any request for information by KEXIM as guarantor pursuant to the KEXIM Guarantee. 20.11 Use of websites (a) The Ultimate Parent may satisfy its obligation under this Agreement to deliver any information in relation to those Finance Parties (the "Website Lenders") who accept this method of communication by posting this information onto an electronic website designated by the Ultimate Parent and the Agent (the "Designated Website") if: (i) the Agent expressly agrees (after consultation with each of the Finance Parties) that it will accept communication of the information by this method; (ii) both the Ultimate Parent and the Agent are aware of the address of and any relevant password specifications for the Designated Website; and (iii) the information is in a format previously agreed between the Ultimate Parent and the Agent. If any Finance Party (a "Paper Form Lender") does not agree to the delivery of information electronically then the Agent shall notify the Ultimate Parent accordingly and the Ultimate Parent shall supply the information to the Agent (in sufficient copies for each Paper Form Lender) in paper form. In any event the Ultimate Parent shall supply the Agent with at least one copy in paper form of any information required to be provided by it. (b) The Agent shall supply each Website Lender with the address of and any relevant password specifications for the Designated Website following designation of that website by the Ultimate Parent and the Agent. (c) The Ultimate Parent shall promptly upon becoming aware of its occurrence notify the Agent if: (i) the Designated Website cannot be accessed due to technical failure; (ii) the password specifications for the Designated Website change; (iii) any new information which is required to be provided under this Agreement is posted onto the Designated Website; (iv) any existing information which has been provided under this Agreement and posted onto the Designated Website is amended; or BD-#34696673-v11 59

(v) the Ultimate Parent becomes aware that the Designated Website or any information posted onto the Designated Website is or has been infected by any electronic virus or similar software. If the Ultimate Parent notifies the Agent under paragraph (c)(i) or paragraph (c)(v) above, all information to be provided by the Ultimate Parent under this Agreement after the date of that notice shall be supplied in paper form unless and until the Agent and each Website Lender is satisfied that the circumstances giving rise to the notification are no longer continuing. 21 Financial Covenants 21.1 Financial definitions Except otherwise explicitly provided for in this Agreement, an accounting term used in this Clause is to be construed in accordance with US GAAP. For the purposes of this Clause 21, the following definitions shall apply: "Cash and Cash Equivalents" means, at any date, the aggregate amount of freely available cash and cash equivalents of the Group, in each case reported in accordance with US GAAP, including without limitation: (a) cash in hand or on freely available deposit with any bank or financial institution; (b) certificates of deposits or marketable debt securities (including, but not limited to, money market funds) with a maturity of twelve (12) months or less after the relevant date of calculation, issued by an Arranger or a financial institution which has a rating for its long term unsecured and non-credit enhanced debt obligations with A or higher by Standard & Poor's Rating Services or Fitch Ratings Ltd or A2 or higher by Moody's Investor Services Limited or a comparable rating from an internationally recognised credit rating agency; or (c) any other instrument, security or investment approved in writing by the Agent, and in each case, to which any of the Obligors is beneficially entitled at that time and which can be promptly realised and applied against the Loans. "Equity Ratio" means the ratio of Total Equity to Total Assets. "Liquidity" means, at any given time, the aggregate of (i) Cash and Cash Equivalents and (i) any undrawn amount freely and unconditionally available for drawings under any credit facilities with remaining tenor of at least six (6) months. "Total Assets" means the aggregate book value of total assets in accordance with US GAAP. "Total Equity" means the aggregate book value of the equity treated as equity in accordance with US GAAP. "Working Capital" means current assets less current liabilities (which shall exclude instalments of long term debt due in the twelve (12) months, capital lease payments and, in respect of any Borrower only, any intra group debt incurred in accordance with Clause 22.11(b)(ii) (Financial Indebtedness restrictions). 21.2 Financial testing (a) The financial covenants set out in this Clause 21 (Financial Covenants) shall be calculated in accordance with US GAAP consistently applied, provided always, that lease obligations shall be classified in accordance with applicable accounting principles prior to 1 January 2019 (for the avoidance of doubt, disregarding any amendments to accounting principles as a result of IFRS 16 or equivalent). BD-#34696673-v11 60

(b) The financial covenants shall be tested quarterly, by reference to each of the financial statements delivered pursuant to paragraphs (a) and (b) of Clause 20.1 (Financial Statements) and/or each Compliance Certificate delivered pursuant to Clause 20.2 (Compliance Certificate). 21.3 Financial covenants The Ultimate Parent shall ensure that it maintains (on a consolidated basis) at all times: (a) an Equity Ratio of minimum 0.25 to 1.00; (b) a positive Working Capital; and (c) Liquidity of minimum the higher of: (i) USD 25,000,000; or (ii) an amount equal to five per cent. (5%) of the Group's total interest bearing Financial Indebtedness on a consolidated basis net of any Cash and Cash Equivalents. 21.4 Change of accounting principles If the Agent believes that the definitions and/or the financial covenants set out in this Clause 21 (Financial covenants) need to be amended as a result of any change of accounting principles, determination or requirement, the Ultimate Parent and the Agent shall negotiate (Agent acting on the instructions of the Lenders) in good faith to amend the existing definitions and/or financial covenants so as to provide the Lenders with substantially the same protections as the definitions and/or financial covenants set out in this Clause 21 (but which are not materially more onerous for the Borrowers or the Ultimate Parent). 22 General Undertakings The undertakings set out in this Clause 22 shall remain in force from the date of this Agreement and throughout the Security Period. 22.1 Blocking Law Any provision of Clauses 19.24 (Sanctions) or 22.22 (Sanctions) shall, if specified in writing by a Finance Party to the Agent, not apply to or in favour of any Finance Party if and to the extent that it would result in a breach, by or in respect of that Finance Party, of any applicable Blocking Law. An affected Finance Party shall be obliged to notify the Agent whether such provisions shall not be deemed to apply promptly after a potential breach by or in respect of such Finance Party comes to the attention of such Finance Party. For the purposes of this Clause 22.1, Blocking Law means: (a) any provision of Council Regulation (EC) No 2271/1996 of 22 November 1996 (or any law or regulation implementing such Regulation in any member state of the European Union or the United Kingdom); or (b) any similar blocking or anti-boycott law applicable to that Finance Party. 22.2 Authorisations etc. The Obligors shall promptly: (a) obtain, comply and do all that is necessary to maintain in full force and effect; and (b) supply certified copies to the Agent (if so requested) of, BD-#34696673-v11 61 any Authorisation required under any law or regulation of its jurisdiction of incorporation to enable it to perform its obligations under the Finance Documents and to ensure the legality, validity, enforceability or admissibility in evidence in its jurisdiction of incorporation of any Finance Document. 22.3 Compliance with laws Each Obligor shall comply in all material respects with all laws (including Sanctions) to which it may be subject. 22.4 Pari passu ranking Each Obligor shall ensure that its obligations under the Finance Documents do and will rank at least pari passu with all its other present and future unsecured and unsubordinated obligations, except for those obligations which are preferred by mandatory law applying to companies generally in the jurisdictions of their incorporation or in the jurisdiction in the ports of calls. 22.5 Title – Collateral The respective Borrower will hold legal title to, and own the entire beneficial interest in, its Vessel, its Insurances, its Earnings and all of its other assets, free of all Security Interest, except for those created by the Finance Documents and as set out in Clause 22.6 (Negative pledge - Collateral). 22.6 Negative Pledge – Collateral None of the Obligors, nor any other Group Member, shall create or permit to subsist any Security Interest over (i) any asset subject to, or intended to be subject to, Security Interest under the Security Documents, or (ii) any other asset of the Borrowers, other than: (a) the Security Interest created under the Security Documents; (b) any Security Interest arising under the general terms and conditions of banks with whom any Group Member maintains a banking relationship in the ordinary course of business (including, without limitation, arising under article 24 and 25 of the general terms and conditions (algemene voorwaarden) of any member of the Dutch Bankers' association (Nederlandse Vereniging van Banken)); (c) any Security Interests arising in the ordinary course of business by operation of law and securing obligations not more than forty-five (45) days overdue; and (d) any Security Interests disclosed in writing to the Agent, and consented to in writing by the Agent (acting upon instructions from the Majority Lenders). 22.7 Ownership of the Borrowers and the Intermediate Parent (a) The Intermediate Parent shall at all times own directly one hundred per cent. (100.00%) of the shares and voting rights in the Borrowers. (b) The Ultimate Parent shall at all times own directly one hundred per cent. (100.00%) of the shares and voting rights in the Intermediate Parent. (c) None of the Obligors shall create or permit to subsist any Security Interest over any existing or future shares issued by any of the Borrowers or the Intermediate Parent, other than the Security Interest created under the Security Documents. 22.8 Preservation of assets Each Obligor shall maintain and preserve all of its assets that are necessary or desirable, in the opinion of the Agent, for the conduct of its business, as intended to be conducted at the BD-#34696673-v11 62 date of this Agreement, in good working order and condition, ordinary wear and tear excepted. 22.9 Change of business The Obligors shall ensure that no change is made to the general nature of its business from that carried out at the date of this Agreement without the prior written consent of the Agent (on behalf of the Lenders and KEXIM as guarantor). 22.10 No mergers etc. No Obligor shall enter into any merger, amalgamation, de-merger, split-up, divest, consolidation with or into any other person or be the subject of any reconstruction, name change or change of type of organization without the prior consent of the Agent (on behalf of the Lenders and KEXIM as guarantor). 22.11 Financial Indebtedness restrictions (a) The Borrowers shall not incur, create or permit to subsist any Financial Indebtedness. (b) Paragraph (a) above does not apply to Financial Indebtedness: (i) incurred under the Finance Documents; (ii) incurred under any loans from any Guarantor or any other Borrower, provided that any Guarantor's or the other Borrower's claims under such loans are subject to a Security Agreement and fully subordinated to the claims of the Finance Parties under the Finance Documents; or (iii) consented to in writing by the Lenders. 22.12 Financial support The Borrowers shall not make or grant any loans, guarantees or any other form of financial support to any person, except for: (a) financial support by way of trade credit in the ordinary course of operation of the Vessels; and (b) intra-group loans to another Borrower or a Guarantor, provided always that the obligations of any other Borrower or a Guarantor be fully subordinated to any obligations under the Finance Documents, and the relevant Borrower's claims under such loans are subject to a Security Agreement. 22.13 Distributions from the Borrowers Following the occurrence of an Event of Default which is continuing, no Borrower may: (a) declare, make or pay any dividend, charge, fee or other distribution (whether in cash or in kind) on or in respect of its share capital (or any class of its share capital); (b) pay any interest or repay any principal amount (or capitalised interest) on any debt to any of its shareholders; or (c) redeem, repurchase or repay any of its share capital or resolve to do so, or enter into any transaction or arrangement having a similar effect as described in paragraphs (i) to (iii). BD-#34696673-v11 63

22.14 Distributions from the Ultimate Parent (a) Subject to the limitations listed in paragraph (b) below, the Ultimate Parent may: (i) declare, make or pay any dividend, charge, fee or other distribution (whether in cash or in kind) on or in respect of its share capital (or any class of its share capital); (ii) pay any interest or repay any principal amount (or capitalised interest) on any debt to any of its shareholders; (iii) redeem, repurchase or repay any of its share capital or resolve to do so; or (iv) enter into any transaction or arrangement having a similar effect as described in paragraphs (i) to (iii). (b) The distributions described in paragraph (a) above can only be carried out and effectuated if: (i) no Event of Default is existing and is continuing on the time when the distribution is to be made or would result from the making, payment or declaration of the distribution; or (ii) as otherwise consented to in writing by the Agent (on behalf of the Majority Lenders). 22.15 Investments No Borrower shall make any investments or acquisitions, neither of vessels or companies (or shares in companies), other than: (a) the acquisition of the Vessels; (b) ordinary and scheduled maintenance of the Vessels; and (c) any other maintenance of the Vessels required in order to be in compliance with the provisions under this Agreement, including, but not limited to, Clause 23.3 (Classification and repairs). 22.16 Environmental compliance The Obligors shall comply in all respects with all applicable Environmental Laws subject to the terms and conditions of any applicable Environmental Approval and obtain and maintain any applicable Environmental Approval. 22.17 Arm's length transactions No Obligor shall engage in, directly or indirectly, any transaction with any party (without limitation, the purchase, sale or exchange of assets or the rendering of any service), except pursuant to the reasonable requirement of the Obligor's business and upon fair and reasonable terms that are no less favorable to the Obligor, as the case may be, than those which might be obtained in an arm's length transaction at the time. 22.18 Listing The Ultimate Parent shall remain listed on the Oslo Stock Exchange and/or the New York Stock Exchange and/or another recognised stock exchange acceptable to the Agent (on behalf of the Lenders). BD-#34696673-v11 64

22.19 Hedging (a) The Hedge Providers shall have a first right of refusal in relation to interest hedging relating to any Vessel or the Facility on competitive terms. The Borrowers shall use reasonable endeavours to ensure that the ISDA Master Agreements and schedules entered into with the Hedge Providers shall be in substantially similar terms and shall provide copies to the Agent once they have been signed. (b) No Obligor shall carry out derivative transactions for speculative purposes. 22.20 Earnings Accounts The Borrowers shall open and maintain all its Earnings Accounts with the Account Bank, ensure that all Earnings are paid to the Earnings Accounts, and that the Earnings Accounts remain subject to the relevant Security Agreement. The Borrowers may freely operate and make withdrawals from the Earnings Accounts until the occurrence of an Event of Default which is continuing. 22.21 Taxation The Obligors shall pay and discharge all Taxes imposed upon it or its assets within the time period allowed without incurring penalties unless and only to the extent that such payment is being contested in good faith or can be lawfully withheld. 22.22 Sanctions (a) Each Obligor, and the Obligors and its Subsidiaries shall ensure that their directors, officers and employees, agents and representatives shall comply in all respects with Sanctions. (b) No Obligor shall, and the Obligors and its Subsidiaries shall ensure that none of their directors, officers or employees will, take any action or make any omission that results, or is reasonably likely to result, in it or any Finance Party becoming a Restricted Party. (c) No Obligor shall use any revenue or benefit derived from any activity or dealing with a Restricted Party in discharging any obligation due or owing to the Finance Parties. (d) Each Obligor shall procure that no proceeds from any activity or dealing with a Restricted Party are credited to any bank account held with any Finance Party in its name. (e) Each Obligor shall to the extent permitted by law promptly upon becoming aware of them supply to the Agent details of any claim, action, suit, proceedings or investigation against it with respect to Sanctions by any Sanctions Authority, and provide information on what steps are being taken with regards to answer or oppose such. (f) No Obligor shall permit or authorise any other person to, directly or indirectly use the proceeds of a Loan, or lend, make payments of or contribute or otherwise make available all or any part of such proceeds or permit services provided by any Finance Party to such Obligor under the Finance Documents to be used (i) to or for the benefit of any Restricted Party or (ii) in any other manner that would result in a violation of Sanctions by any person (including any person participating in a Loan hereunder, whether as a Finance Party or otherwise) or any such person becoming a Restricted Party. 22.23 EU Bail-In In the event that any Finance Document will be governed by the laws of a non-EEA Member Country, then to the extent the Facility Agent determines it is necessary such Finance BD-#34696673-v11 65

Document shall either prior to its entry, or if already in force be amended to, contain the current form of EU bail-in provisions recommended by the Loan Market Association. 22.24 KEXIM as guarantor requirements No Obligor shall act (or omit to act) in a manner that is inconsistent with any requirement of KEXIM as guarantor under or in connection with the KEXIM Guarantee and, in particular: (a) each Obligor shall do all that is necessary to ensure that all requirements of KEXIM as guarantor under or in connection with the KEXIM Guarantee are complied with; and (b) each Obligor will refrain from acting in any manner which could result in a breach of any requirements of KEXIM as guarantor under or in connection with the KEXIM Guarantee or affect its validity. 22.25 KEXIM Guarantee protection If at any time in the reasonable opinion of the KEXIM Agent, any provision of a Finance Document contradicts or conflicts with any provision of the KEXIM Guarantee, the KEXIM Agent shall notify the Borrowers and the Agent accordingly and the Borrowers will: (a) take all steps as the Agent, the KEXIM Agent and/or KEXIM as guarantor shall reasonably require to remove such contradiction or conflict; and (b) take all steps as the Agent, the KEXIM Agent and/or KEXIM as guarantor shall reasonably require to ensure that the KEXIM Guarantee remains in full force and effect. 23 Vessel Covenants The undertakings set out in this Clause 23 shall remain in force from the date of this Agreement and throughout the Security Period. 23.1 Insurance (a) Each Borrower shall maintain or ensure that the Vessels are insured against such risks, including but not limited to, Hull and Machinery, Protection & Indemnity (including maximum cover for pollution liability with a club within the International Group of P&I Clubs), Hull Interest and/or Freight Interest and War Risk (including acts of terrorism, hijacking, confiscation and piracy insurances), in such amounts, on such terms and with such brokers, clubs and/or insurers as the Agent from time to time shall approve (such approval not to be unreasonably withheld). (b) The insurance value (to be on agreed value basis) for Hull and Machinery combined with Hull Interest and/or Freight Interest, and for War Risk, shall for each Vessel cover the higher of (i) the Market Value of the Vessel, and (ii) one hundred and twenty per cent (120.00%) of the relevant Loan. (c) The insured value for the Hull and Machinery insurance shall cover at least eighty per cent (80.00%) of the Market Value of the Vessel. The remaining cover may be taken out as Hull Interest and/or Freight Interest. (d) Each Obligor shall procure that the Security Agent (on behalf of the Finance Parties) is noted as first priority mortgagee in the insurance contracts, together with the confirmation from the underwriters to the Agent thereof that the notice of assignment with regards to the Insurances and the loss payable clauses are noted in the insurance contracts and that standard letters of undertaking are executed by the insurers and/or brokers (as applicable). BD-#34696673-v11 66

(e) Not later than fourteen (14) days prior to the expiry date of the relevant Insurances the Borrowers shall procure the delivery to the Agent of a certificate from the insurance broker(s) through whom the Insurances referred to in paragraph (a) above have been renewed and taken out in respect of a Vessel with insurance values as required by paragraph (b) above, that such Insurances are in full force and effect and that the Security Agent (on behalf of the Finance Parties) have been noted by the relevant insurers. (f) The Agent shall, for the account of the Borrowers, take out a Mortgagee's Interest Insurance ("MII") and/or a Mortgagee's Interest – Additional Perils Pollution Insurance ("MAPI") with an insurance broker and on terms agreed by the Security Agent and the Agent, covering up to one hundred and twenty per cent (120.00%) of the Loans, but the Agent shall (if requested by the Borrowers) consult with the Borrowers for such period as the Agent shall agree prior to taking out such insurances. (g) If any of the Insurances referred to in paragraph (a) form part of a fleet cover, the Borrowers shall procure that the insurers and/or brokers (as applicable) shall undertake to the Agent that they shall neither set-off against any claims in respect of any Vessel any premiums due in respect of other vessels under such fleet cover or any premiums due for other insurances, nor cancel this Insurance for reason of non- payment of premiums for other vessels under such fleet cover or of premiums for such other insurances, and shall undertake to issue a separate policy in respect of the Vessels if and when so requested by the Agent. (h) The Borrower shall procure that any person named as assured or co-assured in any insurance policy assigns such insurances to the Security Agent or provides other satisfactory undertakings as the Security Agent may require. Further, the Borrowers shall procure that the Security Agent shall have the right to appoint an insured party. (i) The Borrowers shall procure that the Vessels always are employed in conformity with the terms of the instruments of Insurances (including any warranties expressed or implied therein) and comply with such requirements as to extra premium or otherwise as the insurers may prescribe. (j) No Obligor will make any change to the Insurances described under paragraphs (a) and (b) above without the prior written consent of the Agent (on behalf of the Lenders). (k) The Agent will obtain an Insurance Report from an independent insurance consultant for the account of the Borrowers prior to any utilisation of the Facility, and, if the Agent (acting on the instructions of the Majority Lenders) so requires, on an annual basis thereafter. (l) The Borrowers will supply to the Agent from time to time on request such information as the Agent may in its discretion require with regard to the Insurances and the brokers, underwriters, associations or clubs through or with which the Insurances are placed. (m) Each Obligor shall promptly take any steps required, or provide any and all assistance requested by the Agent, to ensure prompt collection of any claims under the Insurances. 23.2 Loss Payable Claims related to the Insurances in respect of an actual or constructive or agreed or arranged or compromised Total Loss or requisition for title or other compulsory acquisition of a Vessel and claims payable in respect of a major casualty, that is to say any claim (or the aggregate of which) in excess of USD 3,000,000 shall be payable to the Security Agent and the Security Agent’s approval to settle such a claim shall be required. Subject thereto all other claims, unless and until the insurers have received notice from the Security Agent of an event of BD-#34696673-v11 67 default which is continuing and unremedied under the Agreement in which event all claims shall be payable directly to the Security Agent up to the Finance Parties' mortgage interest, shall be released directly for the repair, salvage or other charges involved or to the relevant Borrower as reimbursement if it has fully repaired the damage and paid all of the salvage or other charges or otherwise in respect of Borrower's actual costs in connection with repair, salvage and/or other charges. 23.3 Classification and repairs The Obligors shall keep the Vessels in a good, safe and efficient condition consistent with first class ownership and management practice and in particular: (a) so as to maintain the highest classification required for the relevant trade with an Approved Classification Society, free of overdue recommendations and conditions; and (b) so as to comply with the laws and regulations (statutory or otherwise) applicable to vessels registered under the flag state of the Vessels or to vessels trading to any jurisdiction to which the Vessels may trade from time to time. 23.4 Restrictions on chartering, appointment of managers etc. (a) The Borrowers shall not without the prior written consent of the Agent (on behalf of the Majority Lenders): (i) let any Vessel on bareboat charter for any period other than to another Group Member (subject to satisfactory Security Interest in favour of the Agent (on behalf of the Finance Parties) with respect to such Group Member’s earnings and charterparty in respect of that Vessel); (ii) charter in or hire any vessel or tonnage; (iii) appoint a Manager other than any Approved Manager; or (iv) change the class certification of any Vessel. (b) The Borrowers shall inform the Agent of any change of management of a Vessel to another Approved Manager, or change of classification society to another Approved Classification Society. 23.5 Notification of certain events The Borrowers shall immediately notify the Agent of: (a) any accident to a Vessel involving repairs where the costs will or is likely to exceed USD 3,000,000 (or the equivalent in any other currency); (b) any requirement or recommendation made by any insurer or classification society or by any competent authority which is not, or cannot be, immediately complied with; (c) any exercise or purported exercise of any lien on any Vessel, the Earnings or the Insurances; (d) any occurrence as a result of which a Vessel has become or is, by the passing of time or otherwise, likely to become a Total Loss; and (e) any claim for a material breach of the ISM Code or the ISPS Code being made against a Borrower, a Manager or otherwise in connection with a Vessel. BD-#34696673-v11 68

23.6 Operation of the Vessels (a) The Borrowers shall comply, or procure the compliance by any manager, in all material respects with the ISM Code, the ISPS Code, Marpol, all Environmental Laws and all other laws or regulations applicable to the Vessels, their ownership, operation and management or to the business of the Borrowers and shall not employ any Vessel nor allow its employment: (i) in any manner contrary to law or regulation in any relevant jurisdiction including but not limited to the ISM Code; (ii) in U.S. waters contrary to COFR regulations, always ensuring as required that a Certificate of Financial Responsibility is maintained for such purpose; and (iii) in the event of hostilities in any part of the world (whether war is declared or not), in any zone which is declared a war zone by any government or by the war risk insurers of the relevant Vessel unless the Borrower has (at its expense) effected any special, additional or modified insurance cover which shall be necessary or customary for first class shipowners trading vessels within the territorial waters of such country at such time and has provided evidence of such cover to the Agent. (b) Without limitation to the generality of this Clause 23.6, the Borrowers shall comply or procure compliance, with, as applicable, all requirements of the International Convention for the Safety of Life at Sea (SOLAS) 1974 as adopted, amended or replaced from time to time including, but not limited to, the STCW 95, the ISM Code or the ISPS Code. (c) Each Vessel shall only be used as a civil merchant trading vessel. 23.7 Inspections and class records (a) The Borrowers shall upon the request of the Agent permit, and shall procure that any managers and charterers permit, one person appointed by the Agent to inspect the Vessels, limited to one time per twelve (12) months per Vessel, at the cost of the Borrowers. If the request is made following an Event of Default which is continuing, there shall be no limitation on the number of inspections per year. Unless there is an Event of Default, any inspection shall not interfere with the normal operation and trading of the Vessels. (b) The Borrowers shall instruct the classification society to send to the Agent, following a written request from the Agent, copies of all class records held by the classification society in relation to the Vessels. 23.8 Surveys The Borrowers shall submit to or cause the Vessels to be submitted to such periodic or other surveys as may be required for classification purposes and to ensure full compliance with regulations of the flag state of the Vessels and to supply or to cause to be supplied to the Agent copies of all survey reports and confirmations of class issued in respect thereof whenever such is required by the Agent, however limited to once a year. 23.9 Arrest The Borrowers shall or shall procure that the charterers (if any) shall, promptly pay and discharge: (a) all liabilities which give or may give rise to maritime or possessory liens on or claims enforceable against any Vessel, the Earnings or the Insurances; (b) all tolls, taxes, dues, fines, penalties and other amounts charged in respect of any Vessel, the Earnings or the Insurances; and BD-#34696673-v11 69

(c) all other outgoings whatsoever in respect of any Vessel, the Earnings and the Insurances. 23.10 Total Loss In the event that a Vessel shall suffer a Total Loss, the Borrowers shall, within a period of ninety (90) days after the Total Loss Date, obtain and present to the Agent, a written confirmation from the relevant insurers that the claim relating to the Total Loss has been accepted in full, and the insurance proceeds shall be applied in prepayment of the relevant Loan in accordance with Clause 7.1 (Mandatory prepayment – Total Loss or sale). 23.11 Dismantling (a) Each Borrower shall procure that within eight (8) weeks of the Delivery Date of each respective Vessel, it has obtained a Green Passport in respect of such Vessel, which shall be maintained and available throughout the lifespan of that Vessel. (b) Each Obligor shall ensure that any Vessel or other vessels controlled by it or another Group Member being scrapped, or sold to an intermediary with the intention of being scrapped, is recycled at a recycling yard which conducts its recycling business in a socially and environmentally responsible manner, in accordance with the provisions of The Hong Kong International Convention for the Safe and Environmentally Sound Recycling of Ships, 2009 or EU Ship Recycling Regulation of 20 November, 2013. 23.12 Flag, name and registry (a) The Vessels shall at all times be registered with an Approved Ship Registry. (b) The Borrowers shall not, without the prior written consent of the Agent (on behalf of the Lenders and KEXIM as guarantor), such consent not to be unreasonably withheld or delayed, change the flag, name or registry of a Vessel. Subject to substitution of the relevant Mortgage, and closing arrangements satisfactory to the Agent, neither the Lenders nor KEXIM as guarantor may refuse a Borrower's request to change the registry of a Vessel from one Approved Ship Registry to another Approved Ship Registry, unless a Default has occurred. 23.13 Dealings with Vessel Each Borrower shall, upon the request of the Agent and at the cost of such Borrower, on or before 31 July in each calendar year, supply or procure the supply to the Agent of all information necessary in order for any Lender to comply with its obligations under the Poseidon Principles in respect of the preceding year, being all ship fuel oil consumption data required to be collected and reported in accordance with Regulation 22A of Annex VI and any Statement of Compliance, in each case relating to each Vessel for the preceding calendar year provided always that no Lender shall publicly disclose such information with the identity of any Vessel without the prior written consent of such Borrower. For the avoidance of doubt, such information shall be "Confidential Information" for the purposes of Clause 36 (Confidential Information). Without prejudice to the foregoing, each Borrower acknowledges that, in accordance with the Poseidon Principles, such information will on an anonymous and unidentifiable basis form part of the information published regarding the relevant Lender's portfolio climate alignment. 24 Events of Default Each of the events or circumstances set out in this Clause 24 is an Event of Default (save for Clause 24.17 (Acceleration)). 24.1 Non-payment Any Obligor does not pay on the due date any amount payable pursuant to a Finance Document at the place and in the currency in which it is expressed to be payable unless: BD-#34696673-v11 70

(a) its failure to pay is caused by administrative or technical error affecting the transfer of funds despite timely payment instructions by the Obligor; and (b) payment is made within three (3) Business Days of its due date. 24.2 Financial covenants, Sanctions, Insurances and Classification Any requirement in Clauses 21 (Financial covenants), 22.22 (Sanctions), 23.1 (a) to (d) (Insurance) or 23.3(a) (Classification and repair) is not satisfied. 24.3 Other obligations (a) An Obligor does not comply with any provision of the Finance Documents (other than those referred to in Clause 24.1 (Non-payment) and Clause 24.2 (Financial covenants, Sanctions, Insurances and Classification)). (b) No Event of Default under paragraph (a) above will occur if the failure to comply is capable of remedy and is remedied within ten (10) Business Days of the earlier of (i) the Agent giving notice to the Borrowers and (ii) any Obligor becoming aware of the failure to comply. 24.4 Misrepresentations Any representation or statement made or deemed to be made by an Obligor in the Finance Documents or any other document delivered by or on behalf of an Obligor under or in connection with any of the Finance Documents is or proves to have been incorrect or misleading in any material respect when made or deemed to be made. 24.5 Cross default (a) Any Financial Indebtedness of any Obligor is not paid when due nor within any originally applicable grace period. (b) Any Financial Indebtedness of any Obligor is declared to be or otherwise becomes due and payable prior to its specified maturity as a result of an event of default (however described). (c) Any commitment for any Financial Indebtedness of any Obligor is cancelled or suspended by a creditor of any Obligor as a result of an event of default (however described). (d) Any creditor of any Obligor becomes entitled to declare any Financial Indebtedness of any Obligor due and payable prior to its specified maturity as a result of an event of default (however described). (e) No Event of Default will occur under this Clause 24.5 if the aggregate amount of the Financial Indebtedness or commitment for Financial Indebtedness falling within paragraphs (a) to (d) above is less than USD 8,000,000 (or its equivalent in any other currency or currencies). 24.6 Insolvency (a) An Obligor is unable or admits inability to pay its debts as they fall due, suspends making payments on any of its debts or, by reason of actual or anticipated financial difficulties, commences negotiations with one or more of its creditors with a view to rescheduling any of its indebtedness. (b) The value of the assets of an Obligor is less than its liabilities (taking into account contingent and prospective liabilities). BD-#34696673-v11 71

24.7 Insolvency proceedings Any corporate action, legal proceedings or other procedure or step is taken in relation to: (a) the suspension of payments, a moratorium of any indebtedness, winding-up, cessation of business, dissolution, administration, judicial management or reorganisation (by way of voluntary arrangement, scheme or arrangement or otherwise) of an Obligor; (b) a composition, compromise, assignment or arrangement with any creditor of an Obligor; (c) the appointment of a liquidator, receiver, administrative receiver, administrator, judicial manager or other similar officer in respect of an Obligor; or (d) enforcement of any Security Interest over any assets of an Obligor (excluding enforcement of any share pledge over shares owned by a Guarantor in special purpose vessel owning entities (excluding any Obligor) within the Group). 24.8 Creditor's process Any expropriation, attachment, sequestration, distress or execution affects any asset or assets of an Obligor (excluding shares owned by a Guarantor in special purpose vessel owning entities (excluding any Obligor) within the Group) and is not discharged within thirty (30) days after the Obligor has become aware of it. 24.9 Arrest If an arrest or detention is taken or levied against a Vessel and is not discharged within twenty (20) days (or such longer period as approved in writing by the Lenders) after an Obligor becomes aware of the same. 24.10 Cessation of business Any of the Obligors suspends or ceases to carry on (or threatens to suspend or cease to carry on) all or a substantial part of its business, or otherwise substantially changes the general nature of its business. 24.11 Unlawfulness It is or becomes impossible or unlawful for an Obligor to perform any of its obligations under the Finance Documents. 24.12 Repudiation Any Obligor repudiates a Finance Document or evidences an intention to repudiate a Finance Document. 24.13 Security Documents Any of the Security Documents for any reason whatsoever becomes invalid, ineffective, illegal or for any other reason ceases to continue in full force and effect. 24.14 Material adverse change Any event or series of events occur which, in the opinion of the Agent (acting on the instructions of the Lenders), might have a Material Adverse Effect. BD-#34696673-v11 72

24.15 Permits Any licence, authorization, consent, permission or approval required in order to enforce, complete or perform any of the Finance Documents is revoked, terminated or modified having a Material Adverse Effect on an Obligor. 24.16 Litigation There is current, pending or threatened any claims, litigation, arbitration or administrative proceedings against an Obligor which might, if adversely determined, have a Material Adverse Effect on that Obligor. 24.17 Acceleration Upon the occurrence of an Event of Default, the Agent may, and shall if so directed by the Majority Lenders: (a) by written notice to the Borrowers, cancel the Total Commitments whereupon they shall immediately be cancelled; (b) by written notice to the Borrowers, declare that all or part of the Loans together with accrued interest, and all other amounts accrued or outstanding under the Finance Documents, be either immediately due and payable and/or payable upon demand, whereupon they shall become either immediately due and payable or payable on demand; and/or (c) having given written notice to the Borrowers, instruct the Security Agent to start enforcement in respect of the Security Interests established by the Security Documents; and/or (d) take any other action, with or without notice to the Borrowers, exercise any other right or pursue any other remedy conferred upon the Agent, the Security Agent or the Finance Parties by any of the Finance Documents or by any applicable law or regulation or otherwise as a consequence of such Event of Default; and/or (e) exercise or direct the Security Agent to exercise any or all of its rights, remedies, powers or discretions under the Finance Documents. BD-#34696673-v11 73

Section 9 - Changes to Parties 25 Changes to the Parties 25.1 No assignment by the Obligors (a) Subject to this Clause 25.1, the Obligors may not assign or transfer or have assumed any part of, or any interest in, its rights and/or obligations under the Finance Documents. (b) The Borrowers may, not later than thirty (30) days prior to any anticipated Drawdown Date, upon notice to the Agent, request that the Lenders and KEXIM as guarantor accept an Alternative Vessel in place of a Vessel. The Lenders and KEXIM as guarantor shall accept such Alternative Vessel provided that the Market Value of such Alternative Vessel (as evidenced by valuations dated not earlier than three (3) months prior to the date of the request to accept an Alternative Vessel) and its technical specifications are substantially similar (in the reasonable opinion of the Agent) to the relevant Vessel. (c) If the Lenders and KEXIM as guarantor accept the replacement of the Vessel, the relevant Alternative Vessel shall become the "Vessel" for the purposes of this Agreement. (d) If the Borrowers exercise their rights under this Clause 25.1 in respect of an Alternative Vessel, the amount of the Loan to be made available in respect of such Alternative Vessel shall be the amount of the Loan which would have been made available in respect of the Vessel which is being replaced but reduced with any scheduled repayment instalments in respect of the Commercial Facility Loan, KEXIM Facility Loan and KEXIM Guaranteed Facility Loan relating to such Vessel under Clause 6.1 (Repayment) which fall due prior to delivery of the Alternative Vessel. (e) The Borrowers may only exercise their rights under this Clause 25.1 in order to replace up to two (2) Vessels with Alternative Vessels provided that the Market Value of such Alternative Vessel (as evidenced by valuations dated not earlier than three (3) months prior to the date of the request to accept an Alternative Vessel) and its technical specifications are substantially similar (in the reasonable opinion of the Agent) to the relevant Vessel and the Agent is satisfied that the Collateral Maintenance Test, following such replacement, shall continue to be satisfied. (f) If it shall be necessary for one or more Borrowers to be replaced with other Subsidiaries of the Intermediate Parent as "Borrowers" under the Finance Documents, the Borrowers, such Subsidiaries of the Intermediate Parent and the other Obligors shall enter into such documentation as the Lenders, the Agent and KEXIM as guarantor shall require in order to effect such replacement of the relevant Borrowers. 25.2 Assignments and transfers by the Lenders A Lender (the "Existing Lender") may at any time assign, transfer or have assumed its rights or obligations under the Finance Documents (a "Transfer") to another bank or financial institution (the "New Lender"). The consent of KEXIM is required for an assignment or transfer by an Existing Lender which is a KEXIM Guaranteed Facility Lender. The consent of the Obligors will be required (such consent not to be unreasonably withheld or delayed), unless (i) an Event of Default has occurred and is continuing, or (ii) in case of Transfer to another Lender or KEXIM as guarantor, or an Affiliate of the Existing Lender or another Lender or KEXIM as guarantor. The Obligors will be deemed to have given its consent if no express refusal is received within five (5) Business Days. BD-#34696673-v11 74

Unless the Agent otherwise agrees and excluding an assignment or transfer to an Affiliate of a Lender or KEXIM as guarantor in accordance with Clause 25.8, the New Lender shall, on the date upon which an assignment or transfer takes effect, pay to the Agent (for its own account) a fee of USD 5,000. 25.3 Limitations of responsibility of Existing Lenders (a) Unless expressly agreed to the contrary, an Existing Lender makes no representation or warranty and assumes no responsibility to the New Lender for: (i) the legality, validity, effectiveness, adequacy or enforceability of the Finance Documents or any other documents; (ii) the financial condition of an Obligor; (iii) the performance and observance by the Obligors of its obligations under the Finance Documents or any other documents; or (iv) the accuracy of any statements (whether written or oral) made in or in connection with the Finance Documents or any other document. (b) Each New Lender confirms to the Existing Lender and the other Finance Parties that it: (i) has made (and will continue to make) its own independent investigation and assessment of the financial condition and affairs of the Obligors and its related entities in connection with its participation in this Agreement and has not relied exclusively on any information provided to it by the Existing Lender in connection with any Finance Document; and (ii) will continue to make its own independent appraisal of the creditworthiness of the Obligors and its related entities whilst any amount is or may be outstanding under the Finance Documents or any Commitment is in force. (c) Nothing in any Finance Document obliges an Existing Lender to: (i) accept a re-transfer from a New Lender of any of the rights and obligations assigned or transferred under this Clause 25; or (ii) support any losses directly or indirectly incurred by the New Lender by reason of the non-performance by any Obligor of its obligations under the Finance Documents or otherwise. 25.4 Procedure for Transfer Any Transfer shall be effected as follows: (a) the Existing Lender must notify the Agent of its intention to Transfer all or part of its rights or rights and obligations by delivering a duly completed Transfer Certificate to the Agent duly executed by the Existing Lender and the New Lender; (b) subject to Clause 25.2 (Assignments and transfers by the Lenders), the Agent shall as soon as reasonable possible after receipt of a Transfer Certificate execute the Transfer Certificate and deliver a copy of the same to each of the Existing Lender and the New Lender; and (c) subject to Clause 25.2 (Assignments and transfers by the Lenders), the Transfer shall become effective on the Transfer Date. BD-#34696673-v11 75

25.5 Effects of the Transfer On the Transfer Date: (a) the Existing Lender will assign absolutely to the New Lender the rights under the Finance Documents expressed to be the subject of the assignment in the Transfer Certificate; (b) the Existing Lender will be released by each Obligor and the other Finance Parties from the obligations owed by it (the "Relevant Obligations") and expressed to be the subject of the release in the Transfer Certificate (but the obligations owed by the Obligors under the Finance Documents shall not be released); and (c) the New Lender shall become a Party to the Finance Documents as a "Lender" and as a "Commercial Facility Lender", a "KEXIM Facility Lender" and/or a "KEXIM Guaranteed Facility Lender" (as applicable) for the purposes of all the Finance Documents and will be bound by obligations equivalent to the Relevant Obligations. 25.6 Further assurances The Borrowers undertake to procure that in relation to any Transfer, the Borrowers shall (at its own cost) at the request of the Agent execute such documents as may in the discretion of the Agent be necessary to ensure that the New Lender attains the benefit of the Finance Documents. 25.7 Security over Lenders' rights In addition to the other rights provided to Lenders under this Clause 25, each Lender may without consulting with or obtaining consent from the Obligors, at any time charge, assign or otherwise create Security Interest in or over (whether by way of collateral or otherwise) all or any of its rights under any Finance Document to secure obligations of that Lender including, without limitation: (a) any charge, assignment or other Security Interest to secure obligations to a federal reserve or central bank; and (b) in the case of any Lender which is a fund, any charge, assignment or other Security Interest granted to any holders (or trustee or representatives of holders) of obligations owed, or securities issued, by that Lender as security for those obligations or securities, except that no such charge, assignment or Security Interest shall: (i) release a Lender from any of its obligations under the Finance Documents or substitute the beneficiary of the relevant charge, assignment or Security Interest for the Lender as a party to any of the Finance Documents; or (ii) require any payments to be made by an Obligor other than or in excess of, or grant to any person any more extensive rights than, those required to be made or granted to the relevant Lender under the Finance Documents. 25.8 Transfer to KEXIM as guarantor If a KEXIM Guaranteed Facility Lender receives a payment from KEXIM as guarantor under the KEXIM Guarantee in respect of its participation in a KEXIM Guaranteed Facility Loan, then, to the extent that it is required to do so by KEXIM as guarantor pursuant to the terms of the KEXIM Guarantee, that KEXIM Guaranteed Facility Lender shall, at the cost of the Borrowers, transfer to KEXIM as guarantor a part of its participation in such KEXIM Guaranteed Facility Loan equal to the amount paid to it by KEXIM as guarantor (but the transfer shall not limit the rights of that KEXIM Guaranteed Facility Lender to recover any remaining part of its participation in the KEXIM Guaranteed Facility Loan or of any other moneys owing to it), BD-#34696673-v11 76 provided however that if KEXIM as guarantor makes any payment to the KEXIM Guaranteed Facility Lenders under the KEXIM Guarantee: (a) the obligations of the Obligors and the Finance Parties (or any of them) under this Agreement and each of the Finance Documents shall not be discharged nor affected in any way; (b) KEXIM as guarantor shall be subrogated to the respective rights of the KEXIM Guaranteed Facility Lenders against the Obligors and the Finance Parties; (c) without double counting, KEXIM as guarantor shall be entitled to the extent of such payment to exercise the respective rights of the KEXIM Guaranteed Facility Lenders (whether present or future) against the Obligors and the Finance Parties (and against any of them) pursuant to this Agreement and the Finance Documents or any relevant laws and/or regulations unless and until such payment and the interest accrued thereon are fully reimbursed to KEXIM as guarantor; and (d) without double counting, with respect to the obligations of the Obligors owed to the Finance Parties under the Finance Documents (or any of them), such obligations shall additionally be owed to KEXIM as guarantor by way of subrogation of the rights of the Finance Parties. BD-#34696673-v11 77

Section 10 - The Finance Parties 26 Role of the Agent, the Security Agent, the KEXIM Agent, the Arrangers, Bookrunners and ECA Co-ordinator 26.1 Appointment of the Agent and the Security Agent (a) Each other Finance Party appoints the Agent to act as its facility agent under and in connection with the Finance Documents. (b) Each other Finance Party appoints the Security Agent to act as its security agent and (to the extent permitted under any applicable law) trustee under and in connection with the Finance Documents. (c) Each other Finance Party authorises the Agent and the Security Agent to perform the duties, obligations and responsibilities and to exercise the rights, powers, authorities and discretions specifically given to the Agent and the Security Agent, respectively, under or in connection with the Finance Documents together with any other incidental rights, powers, authorities and discretions. (d) Each other Finance Party authorises the Agent and the Security Agent, as applicable, to execute and enforce each Finance Document to be executed and/or enforced by the Agent or the Security Agent, as the case may be, on its behalf in the manner contemplated by the Finance Documents. (e) The Finance Parties shall not have any independent power to enforce, or have recourse to, any of the Security or to exercise any right, power, authority or discretion arising under the Security Documents except through the Agent. (f) The Security Agent accepts its appointment under Clause 26.1(b) as trustee of the Trust Property with effect from the date of this Agreement and declares that it holds the Trust Property on trust for itself, the other Finance Parties (for so long as they are Finance Parties) on and subject to the terms set out in Clauses 26.1 to 26.22 and 29.5 (inclusive) and the Security Documents to which it is a party. 26.2 Instructions (a) The Agent and the Security Agent shall: (i) unless a contrary indication appears in a Finance Document, exercise or refrain from exercising any right, power, authority or discretion vested in it as Agent or Security Agent, as the case may be, in accordance with any instructions given to it by: (A) all Lenders if the relevant Finance Document stipulates the matter is an all Lender decision; and (B) in all other cases, the Majority Lenders; and (ii) not be liable for any act (or omission) if it acts (or refrains from acting) in accordance with paragraph (i) above. (b) The Agent and the Security Agent shall be entitled to request instructions, or clarification of any instruction, from the Majority Lenders (or, if the relevant Finance Document stipulates the matter is a decision for any other Lender or group of Lenders, from that Lender or group of Lenders) as to whether, and in what manner, it should exercise or refrain from exercising any right, power, authority or discretion. The Agent and the Security Agent may refrain from acting unless and until it receives any such instructions or clarification that it has requested. BD-#34696673-v11 78

(c) Save in the case of decisions stipulated to be a matter for any other Lender or group of Lenders under the relevant Finance Document and unless a contrary indication appears in a Finance Document, any instructions given to the Agent or the Security Agent by the Majority Lenders shall override any conflicting instructions given by any other Parties and will be binding on all Finance Parties. (d) The Agent and the Security Agent may refrain from acting in accordance with any instructions of any Lender or group of Lenders until it has received any indemnification and/or security that it may in its discretion require (which may be greater in extent than that contained in the Finance Documents and which may include payment in advance) for any cost, loss or liability which it may incur in complying with those instructions. (e) In the absence of instructions, the Agent and the Security Agent may act (or refrain from acting) as it considers to be in the best interest of the Lenders. (f) The Agent and the Security Agent is not authorised to act on behalf of a Lender (without first obtaining that Lender's consent) in any legal or arbitration proceedings relating to any Finance Document. 26.3 Duties of the Agent and the Security Agent (a) The Agent and the Security Agent's duties under the Finance Documents are solely mechanical and administrative in nature. (b) Subject to paragraph (c) below, the Agent shall promptly forward to a Party the original or a copy of any document which is delivered to the Agent for that Party by any other Party. (c) Except where a Finance Document specifically provides otherwise, the Agent is not obliged to review or check the adequacy, accuracy or completeness of any document it forwards to another Party. (d) If the Agent receives notice from a Party referring to this Agreement, describing a Default and stating that the circumstance described is a Default, it shall promptly notify the other Finance Parties. (e) If the Agent is aware of the non-payment of any principal, interest, commitment fee or other fee payable to a Finance Party (other than the Agent or the Arrangers) under this Agreement, it shall promptly notify the other Finance Parties. (f) The Agent shall have only those duties, obligations and responsibilities expressly specified in the Finance Documents to which it is expressed to be a party (and no others shall be implied). 26.4 Role of the Arrangers, Bookrunners and the ECA Co-ordinator Except as specifically provided in the Finance Documents, the Arrangers, the Bookrunners and the ECA Co-ordinator have no obligations of any kind to any other Party under or in connection with any Finance Document or the transactions contemplated by the Finance Documents. 26.5 Role of the Security Agent (a) The Security Agent shall not be (except as expressly provided in any Finance Document) a trustee of any Finance Party under or in connection with any Finance Document. (b) The Security Agent shall hold the benefit of the Security Documents for itself and as agent on behalf of the other Finance Parties and will apply all payments and other benefits received by it under the Security Documents in accordance with the provisions of this Agreement. BD-#34696673-v11 79

26.6 No fiduciary duties (a) Nothing in any Finance Document constitutes the Agent, the KEXIM Agent, the Security Agent (except as expressly provided in any Finance Document) or the Arrangers, the Bookrunners or the ECA Co-ordinator as a trustee or fiduciary of any other person. (b) None of the Agent, the Security Agent, the Arrangers, the Bookrunners nor the ECA Co-ordinator shall be bound to account to any Lender for any sum or the profit element of any sum received by it for its own account. 26.7 Rights and discretions (a) The Agent and the Security Agent may: (i) rely on any representation, communication, notice or document believed by it to be genuine, correct and appropriately authorised; (ii) assume that: (A) any instructions received by it from the Majority Lenders, any Lenders or any group of Lenders are duly given in accordance with the terms of the Finance Documents; and (B) unless it has received notice of revocation, that those instructions have not been revoked; and (iii) rely on a certificate from any person: (A) as to any matter of fact or circumstance which might reasonably be expected to be within the knowledge of that person; or (B) to the effect that such person approves of any particular dealing, transaction, step, action or thing, as sufficient evidence that that is the case and, in the case of paragraph (A) above, may assume the truth and accuracy of that certificate. (b) The Agent and the Security Agent may assume (unless it has received notice to the contrary in its capacity as agent for the Lenders) that: (i) no Default has occurred (unless it has actual knowledge of a Default arising under Clause 24.1 (Non-payment)); (ii) any right, power, authority or discretion vested in any Party or any group of Lenders has not been exercised; and (iii) any notice or request made by the Borrowers (other than a Drawdown Notice or Selection Notice) is made on behalf of and with the consent and knowledge of all the Obligors. (c) The Agent may engage and pay for the advice or services of any lawyers, accountants, tax advisers, surveyors or other professional advisers or experts. (d) Without prejudice to the generality of paragraph (c) above or paragraph (e) below, the Agent may at any time engage and pay for the services of any lawyers to act as independent counsel to the Agent (and so separate from any lawyers instructed by the Lenders) if the Agent in its reasonable opinion deems this to be necessary. (e) The Agent may rely on the advice or services of any lawyers, accountants, tax advisers, surveyors or other professional advisers or experts (whether obtained by BD-#34696673-v11 80 the Agent or by any other Party) and shall not be liable for any damages, costs or losses to any person, any diminution in value or any liability whatsoever arising as a result of its so relying. (f) The Agent and the Security Agent may act in relation to the Finance Documents through its officers, employees and agents. (g) Unless a Finance Document expressly provides otherwise the Agent may disclose to any other Party any information it reasonably believes it has received as agent under this Agreement. (h) Notwithstanding any other provision of any Finance Document to the contrary, none of the Agent, the Security Agent nor the Arrangers is entitled to do or omit to do anything if it would, or might in its reasonable opinion, constitute a breach of any law or regulation or a breach of a fiduciary duty or duty of confidentiality. (i) Notwithstanding any provision of any Finance Document to the contrary, the Agent and the Security Agent is not obliged to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties, obligations or responsibilities or the exercise of any right, power, authority or discretion if it has grounds for believing the repayment of such funds or adequate indemnity against, or security for, such risk or liability is not reasonably assured to it. (j) Except with KEXIM as guarantor's prior consent, neither the Agent nor the Security Agent shall be entitled to exercise or refrain from exercising any right, power, authority or discretion, or give or withhold any consent, the exercise or giving of which, by the terms of this Agreement and/or the KEXIM Guarantee, would require KEXIM as guarantor's prior consent and any amendment or waiver which relates to any matter which, by the terms of any Finance Document and/or the KEXIM Guarantee, requires the prior consent of KEXIM as guarantor shall not be entered into or provided by the Agent or the Security Agent until KEXIM as guarantor has agreed to its terms. 26.8 Responsibility for documentation Neither the Agent, the Security Agent nor any Arranger is responsible or liable for: (a) the adequacy, accuracy or completeness of any information (whether oral or written) supplied by the Agent, the Arrangers, the Obligors or any other person in or in connection with any Finance Documents, the KEXIM Guarantee or the transactions contemplated in the Finance Documents, the KEXIM Guarantee or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document or the KEXIM Guarantee; (b) the legality, validity, effectiveness, adequacy or enforceability of any Finance Document or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document or the KEXIM Guarantee; (c) any determination as to whether any information provided or to be provided to any Finance Party is non-public information the use of which may be regulated or prohibited by applicable law or regulation relating to insider dealing or otherwise; or (d) any loss to the Trust Property arising in consequence of the failure, depreciation or loss of any Charged Property or any investments made or retained in good faith or by reason of any other matter or thing. 26.9 No duty to monitor The Agent shall not be bound to enquire: (a) whether or not any Default has occurred; BD-#34696673-v11 81

(b) as to the performance, default or any breach by any Party of its obligations under any Finance Document; or (c) whether any other event specified in any Finance Document has occurred 26.10 Exclusion of liability (a) Without limiting paragraph (b) below (and without prejudice to any other provision of any Finance Document excluding or limiting the liability of the Agent and the Security Agent), the Agent and the Security Agent will not be liable for: (i) any damages, costs or losses to any person, any diminution in value, or any liability whatsoever arising as a result of taking or not taking any action under or in connection with any Finance Document or the KEXIM Guarantee, unless directly caused by its gross negligence or wilful misconduct; (ii) exercising, or not exercising, any right, power, authority or discretion given to it by, or in connection with, any Finance Document or the KEXIM Guarantee or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with, any Finance Document or the KEXIM Guarantee, other than by reason of its gross negligence or wilful misconduct; or (iii) without prejudice to the generality of paragraphs (i) and (ii) above, any damages, costs or losses to any person, any diminution in value or any liability whatsoever (including, without limitation, for negligence or any other category of liability whatsoever but not including any claim based on the fraud of the Agent or the Security Agent) arising as a result of: (A) any act, event or circumstance not reasonably within its control; or (B) the general risks of investment in, or the holding of assets in, any jurisdiction, including (in each case and without limitation) such damages, costs, losses, diminution in value or liability arising as a result of: nationalisation, expropriation or other governmental actions; any regulation, currency restriction, devaluation or fluctuation; market conditions affecting the execution or settlement of transactions or the value of assets (including any Disruption Event); breakdown, failure or malfunction of any third party transport, telecommunications, computer services or systems; natural disasters or acts of God; war, terrorism, insurrection or revolution; or strikes or industrial action. (b) No Party (other than the Agent) may take any proceedings against any officer, employee or agent of the Agent in respect of any claim it might have against the Agent or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Finance Document, the KEXIM Guarantee and any officer, employee or agent of the Agent may rely on this Clause. (c) Neither the Agent nor the Security Agent will be liable for any delay (or any related consequences) in crediting an account with an amount required under the Finance Documents to be paid by it if it has taken all necessary steps as soon as reasonably practicable to comply with the regulations or operating procedures of any recognised clearing or settlement system used by it for that purpose. (d) Nothing in this Agreement shall oblige the Agent, the Security Agent or the Arrangers to carry out: (i) any "know your customer" or other checks in relation to any person; or (ii) any check on the extent to which any transaction contemplated by this Agreement might be unlawful for any Lender, BD-#34696673-v11 82 on behalf of any Lender and each Lender confirms to the Agent, the Security Agent and the Arrangers that it is solely responsible for any such checks it is required to carry out and that it may not rely on any statement in relation to such checks made by the Agent, the Security Agent or the Arrangers. (e) Without prejudice to any provision of any Finance Document excluding or limiting the Agent's liability, any liability of the Agent or the Security Agent arising under or in connection with any Finance Document shall be limited to the amount of actual loss which has been suffered (as determined by reference to the date of default of the Agent and the Security Agent or, if later, the date on which the loss arises as a result of such default) but without reference to any special conditions or circumstances known to the Agent and the Security Agent at any time which increase the amount of that loss. In no event shall the Agent be liable for any loss of profits, goodwill, reputation, business opportunity or anticipated saving, or for special, punitive, indirect or consequential damages, whether or not the Agent has been advised of the possibility of such loss or damages. 26.11 Lenders' indemnity to the Agent and Finance Parties' indemnity to the Security Agent (a) Each Lender shall (in proportion to its share of the Total Commitments or, if the Total Commitments are then zero, to its share of the Total Commitments immediately prior to their reduction to zero) indemnify the Agent, within three Business Days of demand, against any cost, loss or liability (including, without limitation, for negligence or any other category of liability whatsoever) incurred by the Agent (otherwise than by reason of the Agent's gross negligence or wilful misconduct, in acting as Agent under the Finance Documents (unless the Agent has been reimbursed by the Obligors pursuant to a Finance Document). (b) Each other Finance Party shall (in proportion to its share of all amounts outstanding and/or available for drawing under the Finance Documents) indemnify the Security Agent, within three (3) Business Days of demand, against any cost, loss or liability incurred by the Security Agent (otherwise than by reason of the Security Agent's gross negligence or wilful misconduct) in acting as Security Agent under the Finance Documents and, to the extent applicable, the KEXIM Guarantee (unless it has been reimbursed by the Obligors pursuant to a Finance Document). 26.12 Resignation of the Agent or the Security Agent (a) The Agent or the Security Agent may resign and appoint one of its Affiliates as successor by giving notice to the Lenders, the Borrowers and the KEXIM Agent. (b) Alternatively, the Agent or the Security Agent may resign by giving thirty (30) days' notice to the Lenders and the Borrowers, in which case the Majority Lenders (after consultation with the Borrowers) may appoint a successor Agent, or as the case may be, a successor Security Agent. (c) If the Majority Lenders have not appointed a successor Agent or as the case may be, a successor Security Agent in accordance with paragraph (b) above within twenty (20) days after notice of resignation was given, the retiring Agent or Security Agent (after consultation with the Borrowers) may appoint a successor Agent or as the case may be, a successor Security Agent. (d) The retiring Agent shall, or, as the case may be, the Security Agent make available to the successor Agent, or, as the case may be, the successor Security Agent such documents and records and provide such assistance as the successor Agent or, as the case may be, the successor Security Agent may reasonably request for the purposes of performing its functions under the Finance Documents. The Borrowers shall, within three Business Days of demand, reimburse the retiring Agent for the amount of all costs and expenses (including legal fees) properly incurred by it in making available such documents and records and providing such assistance. BD-#34696673-v11 83

(e) The Agent's, or, as the case may be, the Security Agent's, resignation notice shall only take effect upon the appointment of a successor. (f) Upon the appointment of a successor, the retiring Agent or Security Agent shall be discharged from any further obligation in respect of the Finance Documents (other than its obligations under paragraph (d) above) but shall remain entitled to the benefit of Clause 14.4 (Indemnity to the Agent), Clause 14.5 (Indemnity to the Security Agent) and this Clause 26 (and any agency fees for the account of the retiring Agent shall cease to accrue from (and shall be payable on) that date). Any successor and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original Party. (g) After consultation with the Borrowers, the Majority Lenders may, by notice to the Agent, require it to resign in accordance with paragraph (b) above. In this event, the Agent shall resign in accordance with paragraph (b) above. (h) The Agent shall resign in accordance with paragraph (b) above (and, to the extent applicable, shall use reasonable endeavours to appoint a successor Agent pursuant to paragraph (c) above) if on or after the date which is three (3) months before the earliest FATCA Application Date relating to any payment to the Agent under the Finance Documents, either: (i) the Agent fails to respond to a request under Clause 12.7 (FATCA Information) and Borrower or a Lender reasonably believes that the Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date; (ii) the information supplied by the Agent pursuant to Clause 12.7 (FATCA Information) indicates that the Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date; or (iii) the Agent notifies the Borrowers and the Lenders that the Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date; and (in each case) a Borrower or a Lender reasonably believes that a Party will be required to make a FATCA Deduction that would not be required if the Agent were a FATCA Exempt Party, and the Borrowers or that Lender, by notice to the Agent, requires it to resign. 26.13 Confidentiality (a) In acting as agent for the Finance Parties, the Agent shall be regarded as acting through its agency division which shall be treated as a separate entity from any other of its divisions or departments. (b) If information is received by another division or department of the Agent, it may be treated as confidential to that division or department and the Agent shall not be deemed to have notice of it. 26.14 Relationship with the Lenders (a) The Agent may treat the person shown in its records as Lender at the opening of business (in the place of the Agent's principal office as notified to the Finance Parties from time to time) as the Lender: (i) entitled to or liable for any payment due under any Finance Document on that day; and BD-#34696673-v11 84

(ii) entitled to receive and act upon any notice, request, document or communication or make any decision or determination under any Finance Document made or delivered on that day, unless it has received not less than five (5) Business Days' prior notice from that Lender to the contrary in accordance with the terms of this Agreement. (b) Any Lender may by notice to the Agent appoint a person to receive on its behalf all notices, communications, information and documents to be made or despatched to that Lender under the Finance Documents. Such notice shall contain the address, fax number and e-mail address and/or any other information required to enable the transmission of information by that means (and, in each case, the department or officer, if any, for whose attention communication is to be made) and be treated as a notification of a substitute address, e-mail address (or such other information), department and officer by that Lender for the purposes of Clause 31.2 (Addresses) and the Agent shall be entitled to treat such person as the person entitled to receive all such notices, communications, information and documents as though that person were that Lender. 26.15 Credit appraisal by the Lenders Without affecting the responsibility of each Obligor for information supplied by it or on its behalf in connection with any Finance Document, each Lender confirms to the Agent and the Arrangers that it has been, and will continue to be, solely responsible for making its own independent appraisal and investigation of all risks arising under or in connection with any Finance Document including but not limited to: (a) the financial condition, status and nature of the Obligors; (b) the legality, validity, effectiveness, adequacy or enforceability of any Finance Document and any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document; (c) whether that Lender has recourse, and the nature and extent of that recourse, against any Party or any of its respective assets under or in connection with any Finance Document, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document; and (d) the adequacy, accuracy or completeness of any information provided by the Agent, any Party or by any other person under or in connection with any Finance Document, the transactions contemplated by any Finance Document or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document. 26.16 Reference Banks If a Reference Bank ceases to be a Lender, the Agent shall (in consultation with the Borrowers) appoint another Lender to replace that Reference Bank. 26.17 Role of Reference Banks (a) No Reference Bank is under any obligation to provide a quotation or any other information to the Agent. (b) No Reference Bank will be liable for any action taken by it under or in connection with any Finance Document, or for any quotation provided as Reference Bank, unless directly caused by its gross negligence or wilful misconduct. (c) No Party (other than the relevant Reference Bank) may take any proceedings against any officer, employee or agent of any Reference Bank in respect of any claim it might have against that Reference Bank or in respect of any act or omission of any BD-#34696673-v11 85 kind by that officer, employee or agent in relation to any Finance Document, or to any quotation provided as a Reference Bank, and any officer, employee or agent of each Reference Bank may rely on this Clause 26.17. 26.18 Deduction from amounts payable by the Agent or the Security Agent If any Party owes an amount to the Agent or the Security Agent under the Finance Documents the Agent or the Security Agent may, after giving notice to that Party, deduct an amount not exceeding that amount from any payment to that Party which the Agent or the Security Agent (as the case may be) would otherwise be obliged to make under the Finance Documents and apply the amount deducted in or towards satisfaction of the amount owed. For the purposes of the Finance Documents that Party shall be regarded as having received any amount so deducted. 26.19 No responsibility to perfect Security Interest Neither the Agent nor the Security Agent shall be liable for any failure to: (a) require the deposit with it of any deed or document certifying, representing or constituting the title of any Obligor to any of the assets subject to or intended to be subject to the Security Interest under the Security Documents; (b) obtain any licence, consent or other authority for the execution, delivery, legality, validity, enforceability or admissibility in evidence of any Finance Document or the Security Interest; (c) register, file or record or otherwise protect any of the Security Interest under the Security Documents (or the priority of any of those Security Interest) under any law or regulation or to give notice to any person of the execution of any Finance Document or of the Security Interest under the Security Documents; (d) take, or to require any Obligor to take, any step to perfect its title to any of the assets subject to or intended to be subject to the Security Interest under the Security Documents or to render those Security Interest effective or to secure the creation of any ancillary Security under any law or regulation; or (e) require any further assurance in relation to any Security Document. 26.20 Powers and duties of the Security Agent as trustee of the security In its capacity as trustee in relation to the Trust Property, the Security Agent: (a) shall, without prejudice to any of the powers, discretions and immunities conferred upon trustees by law (and to the extent not inconsistent with the provisions of this Agreement or any of the Security Documents), have all the same powers and discretions as a natural person acting as the beneficial owner of such property and/or as are conferred upon the Security Agent by this Agreement and/or any Security Document but so that the Security Agent may only exercise such powers and discretions to the extent that it is authorised to do so by the provisions of this Agreement; (b) shall (subject to Clause 29.5 (Partial Payments)) be entitled (in its own name or in the names of nominees) to invest moneys from time to time forming part of the Trust Property or otherwise held by it as a consequence of any enforcement of the security constituted by any Finance Document which, in the reasonable opinion of the Security Agent, it would not be practicable to distribute immediately, by placing the same on deposit in the name or under the control of the Security Agent as the Security Agent may think fit without being under any duty to diversify the same and the Security Agent shall not be responsible for any loss due to interest rate or exchange rate fluctuations except for any loss arising from the Security Agent's gross negligence or wilful misconduct; BD-#34696673-v11 86

(c) may, in the conduct of its obligations under and in respect of the Security Documents (otherwise than in relation to its right to make any declaration, determination or decision), instead of acting personally, employ and pay any agent (whether being a lawyer or any other person) to transact or concur in transacting any business and to do or concur in doing any acts required to be done by the Security Agent (including the receipt and payment of money) and on the basis that (i) any such agent engaged in any profession or business shall be entitled to be paid all usual professional and other charges for business transacted and acts done by him or any partner or employee of his or her in connection with such employment and (ii) the Security Agent shall not be bound to supervise, or be responsible for any loss incurred by reason of any act or omission of, any such agent if the Security Agent shall have exercised reasonable care in the selection of such agent; and (d) may place all deeds and other documents relating to the Trust Property which are from time to time deposited with it pursuant to the Security Documents in any safe deposit, safe or receptacle selected by the Security Agent exercising reasonable care or with any firm of solicitors or company whose business includes undertaking the safe custody of documents selected by the Security Agent exercising reasonable care and may make any such arrangements as it thinks fit for allowing Obligors access to, or its solicitors or auditors possession of, such documents when necessary or convenient and the Security Agent shall not be responsible for any loss incurred in connection with any such deposit, access or possession if it has exercised reasonable care in the selection of a safe deposit, safe, receptacle or firm of solicitors or company (save that it shall take reasonable steps to pursue any person who may be liable to it in connection with such loss). 26.21 Co-operation to achieve agreed priorities of application The other Finance Parties shall co-operate with each other and with the Security Agent and any receiver or administrator under the Security Documents in realising the property and assets subject to the Security Documents and in ensuring that the net proceeds realised under the Security Documents after deduction of the expenses of realisation are applied in accordance with Clause 29.5 (Partial payments). 26.22 Indemnity from Trust Property (a) In respect of all liabilities, costs or expenses for which the Obligors are liable under this Agreement, the Security Agent and each Affiliate of the Security Agent and each officer or employee of the Security Agent or its Affiliate (each a Relevant Person) shall be entitled to be indemnified out of the Trust Property in respect of all liabilities, damages, costs, claims, charges or expenses whatsoever properly incurred or suffered by such Relevant Person: (i) in the execution or exercise or bona fide purported execution or exercise of the trusts, rights, powers, authorities, discretions and duties created or conferred by or pursuant to the Finance Documents; (ii) as a result of any breach by an Obligor of any of its obligations under any Finance Document; (iii) in respect of any Environmental Claim made or asserted against an Obligor which would not have arisen if the Finance Documents had not been executed; and (iv) in respect of any matter or thing done or omitted in any way in accordance with the terms of the Finance Documents relating to the Trust Property or the provisions of any of the Finance Documents. (b) The rights conferred by this Clause 26.22 are without prejudice to any right to indemnity by law given to trustees generally and to any provision of the Finance Documents entitling the Security Agent or any other person to an indemnity in respect of, and/or reimbursement of, any liabilities, costs or expenses incurred or suffered by it in connection with any of the Finance Documents or the performance BD-#34696673-v11 87 of any duties under any of the Finance Documents. Nothing contained in this Clause 26.22 shall entitle the Security Agent or any other person to be indemnified in respect of any liabilities, damages, costs, claims, charges or expenses to the extent that the same arise from such person's own gross negligence or wilful misconduct. 26.23 Finance Parties to provide information The other Finance Parties shall provide the Security Agent with such written information as it may reasonably require for the purposes of carrying out its duties and obligations under the Security Documents and, in particular, with such necessary directions in writing so as to enable the Security Agent to make the calculations and applications contemplated by Clause 25.9 (Partial payments) above and to apply amounts received under, and the proceeds of realisation of, the Security Documents as contemplated by the Security Documents, Clause 25.9 (Partial payments). 26.24 Release to facilitate enforcement and realisation Each Finance Party acknowledges that pursuant to any enforcement action by the Security Agent (or a receiver) carried out on the instructions of the Agent it may be desirable for the purpose of such enforcement and/or maximising the realisation of the Charged Property being enforced against, that any rights or claims of or by the Security Agent (for the benefit of the Finance Parties) and/or any Finance Parties against any Obligor and/or any Security Interest over any assets of any Obligor (in each case) as contained in or created by any Finance Document, other than such rights or claims or security being enforced, be released in order to facilitate such enforcement action and/or realisation and, notwithstanding any other provision of the Finance Documents, each Finance Party hereby irrevocably authorises the Security Agent (acting on the instructions of the Agent) to grant any such releases to the extent necessary to fully effect such enforcement action and realisation including, without limitation, to the extent necessary for such purposes to execute release documents in the name of and on behalf of the Finance Parties. Where the relevant enforcement is by way of disposal of shares in an Obligor, the requisite release shall include releases of all claims (including under guarantees) of the Finance Parties and/or the Security Agent against such Obligor and of all Security Interests over the assets of such Obligor. 26.25 Undertaking to pay Each Obligor which is a Party undertakes with the Security Agent on behalf of the Finance Parties that it will, on demand by the Security Agent, pay to the Security Agent all money from time to time owing, and discharge all other obligations from time to time incurred, by it under or in connection with the Finance Documents. 26.26 Additional trustees The Security Agent shall have power by notice in writing to the other Finance Parties and the Borrowers to appoint any person approved by the Borrowers (such approval not to be unreasonably withheld or delayed) either to act as separate trustee or as co-trustee jointly with the Security Agent: (a) if the Security Agent reasonably considers such appointment to be in the best interests of the Finance Parties; (b) for the purpose of conforming with any legal requirement, restriction or condition in any jurisdiction in which any particular act is to be performed; or (c) for the purpose of obtaining a judgment in any jurisdiction or the enforcement in any jurisdiction against any person of a judgment already obtained, and any person so appointed shall (subject to the provisions of this Agreement) have such rights (including as to reasonable remuneration), powers, duties and obligations as shall be conferred or imposed by the instrument of appointment. The Security Agent shall have power to remove any person so appointed. At the request of the Security Agent, the other parties to this Agreement shall forthwith execute all such documents and do all such things as may be BD-#34696673-v11 88 required to perfect such appointment or removal and each such party irrevocably authorises the Security Agent in its name and on its behalf to do the same. Such a person shall accede to this Agreement as a Security Agent to the extent necessary to carry out their role on terms satisfactory to the Security Agent and (subject always to the provisions of this Agreement) have such trusts, powers, authorities, liabilities and discretions (not exceeding those conferred on the Security Agent by this Agreement and the other Finance Documents) and such duties and obligations as shall be conferred or imposed by the instrument of appointment (being no less onerous than would have applied to the Security Agent but for the appointment). The Security Agent shall not be bound to supervise, or be responsible for any loss incurred by reason of any act or omission of, any such person if the Security Agent shall have exercised reasonable care in the selection of such person. 26.27 Non-recognition of trust It is agreed by all the parties to this Agreement that: (a) in relation to any jurisdiction the courts of which would not recognise or give effect to the trusts expressed to be constituted by this Clause 26, the relationship of the Security Agent and the other Finance Parties shall be construed as one of principal and agent, but to the extent permissible under the laws of such jurisdiction, all the other provisions of this Agreement shall have full force and effect between the parties to this Agreement; and (b) the provisions of this Clause 26 insofar as they relate to the Security Agent in its capacity as trustee for the Finance Parties and the relationship between themselves and the Security Agent as their trustee may be amended by agreement between the other Finance Parties and the Security Agent. The Security Agent may amend all documents necessary to effect the alteration of the relationship between the Security Agent and the other Finance Parties and each such other party irrevocably authorises the Security Agent in its name and on its behalf to execute all documents necessary to effect such amendments. 26.28 Role of the KEXIM Agent (a) Each of the KEXIM Guaranteed Facility Lenders and the Agent appoints the KEXIM Agent to act as its agent for the purposes of dealing with KEXIM as guarantor in respect of the KEXIM Guarantee and the KEXIM Agent accepts the appointment on and subject to the terms of these paragraphs (a) to (g). (b) The KEXIM Agent's duties under the Finance Documents are solely mechanical and administrative in nature. (c) The KEXIM Agent shall promptly forward to the Agent the original or a copy of any document which is delivered to the KEXIM Agent for another Party and shall promptly forward to KEXIM as guarantor (in accordance with the provisions of the KEXIM Guarantee) the original or a copy of any document which is delivered to the KEXIM Agent by any other Party. (d) Except where a Finance Document specifically provides otherwise, the KEXIM Agent is not obliged to review or check the adequacy, accuracy or completeness of any document it forwards to another Party. (e) Clauses 26.7 (Rights and discretions), 26.8 (Responsibility for documentation), 26.1 (No duty to monitor), 26.10 (Exclusion of liability), 26.12 (Resignation of the Agent or the Security Agent), 26.13 (Confidentiality), 26.14 (Relationship with the Lenders), 26.15 (Credit appraisal by the Lenders) and 26.18 (Deduction from amounts payable by the Agent or the Security Agent) shall each extend so as to apply to the KEXIM Agent in its capacity as such and for that purpose each reference to the "Agent" in these Clauses shall extend to include in addition a reference to the "KEXIM Agent" in its capacity as such, provided, that any change, substitution or resignation of the KEXIM Agent shall be subject to any consent requirement pursuant to the KEXIM Guarantee. BD-#34696673-v11 89

(f) All communication between the Finance Parties and KEXIM shall be carried out exclusively through the KEXIM Agent. (g) Each Lender and the Hedge Providers shall deal with the KEXIM Agent exclusively through the Agent and shall not deal directly with the KEXIM Agent. 26.29 KEXIM Guarantee Each KEXIM Lender represents and warrants to the KEXIM Agent that, with effect from the date it receives the KEXIM Guarantee (a) it has reviewed any KEXIM Guarantee and is aware of the provisions thereof, (b) any representations and warranties made by the KEXIM Agent on behalf of each KEXIM Guaranteed Facility Lender under any KEXIM Guarantee are true and correct with respect to such KEXIM Guaranteed Facility Lender in all respects and (c) no information provided by such KEXIM Guaranteed Facility Lender in writing to the KEXIM Agent or to KEXIM as guarantor prior to the date hereof was incomplete, untrue or incorrect in any respect except to the extent that such KEXIM Guaranteed Facility Lender, in the exercise of reasonable care and due diligence prior to the giving of the information, could not have discovered the error or omission. Each KEXIM Guaranteed Facility Lender represents and warrants to the KEXIM Agent that it has not taken (or failed to take), and agrees with the KEXIM Agent that it shall not take (or fail to take), any action that would result in the KEXIM Agent being in breach of any of its obligations in its capacity as KEXIM Agent under the KEXIM Guarantee or the Finance Documents, or result in any of KEXIM Guaranteed Facility Lenders being in breach of any of their respective obligations as guaranteed parties, under the KEXIM Guarantee, or which would otherwise prejudice the KEXIM Agent's ability to make a claim on behalf of the KEXIM Guaranteed Facility Lenders under the KEXIM Guarantee. 26.30 KEXIM Agent actions The KEXIM Agent agrees to take such actions under the KEXIM Guarantee (including with respect to any amendment, modification or supplement to the KEXIM Guarantee) as may be directed on the unanimous instructions of the KEXIM Guaranteed Facility Lenders from time to time, provided that, anything herein or in the KEXIM Guarantee to the contrary notwithstanding, the KEXIM Agent shall not be obliged to take any such action or to expend or risk its own funds or otherwise incur any liability in the performance of any of its duties or the exercise of any of its rights or powers hereunder or thereunder if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it or if such action would be contrary to applicable law. 27 Conduct of Business of the Finance Parties No provision of this Agreement will: (a) interfere with the right of any Finance Party to arrange its affairs (tax or otherwise) in whatever manner it thinks fit; (b) oblige any Finance Party to investigate or claim any credit, relief, remission or repayment available to it or to the extent, order or manner of any claim; or (c) oblige any Finance Party to disclose any information relating to its affairs (tax or otherwise) or any computations in respect of Tax. 28 Sharing among the Finance Parties 28.1 Payment to Finance Parties If a Finance Party (a "Recovering Finance Party") receives or recovers any amount from an Obligor other than in accordance with Clause 29 (Payment mechanics) (a "Recovered Amount") and applies that amount to a payment due under the Finance Documents then: (a) the Recovering Finance Party shall promptly, within three (3) Business Days, notify details of the receipt or recovery to the Agent; BD-#34696673-v11 90

(b) the Agent shall determine whether the receipt or recovery is in excess of the amount the Recovering Finance Party would have been paid had the receipt or recovery been received by or made by the Agent and distributed in accordance with Clause 29 (Payment mechanics), without taking account of Tax which would be imposed on the Agent in relation to the receipt, recovery or distribution; and (c) the Recovering Finance Party shall, within three (3) Business Days of demand by the Agent, pay to the Agent an amount (the "Sharing Payment") equal to such receipt or recovery less any amount which the Agent determines may be retained by the Recovering Finance Party as its share of any payment to be made, in accordance with Clause 29.5 (Partial payments). For the avoidance of doubt, any payment received by a KEXIM Guaranteed Facility Lender from KEXIM as guarantor or the KEXIM Agent or the Security Agent under the KEXIM Guarantee shall not constitute a Recovered Amount for the purposes of this Clause 28.1. 28.2 Redistribution of payments The Agent shall treat the Sharing Payment as if it had been paid by the relevant Obligor and distribute it between the Finance Parties (other than the Recovering Finance Party) (the "Sharing Finance Parties") in accordance with Clause 29.5 (Partial payments) towards the obligations of that Obligor to the Sharing Finance Parties. 28.3 Recovering Finance Party's rights On a distribution by the Agent under Clause 28.2 (Redistribution of payments), of a payment received by a Recovering Finance Party from an Obligor, as between the relevant Obligor and the Recovering Finance Party, an amount of the Recovered Amount equal to the Sharing Payment will be treated as not having been paid by that Obligor. 28.4 Reversal of redistribution If any part of the Sharing Payment received or recovered by a Recovering Finance Party becomes repayable and is repaid by that Recovering Finance Party, then: (a) each Sharing Finance Party shall, upon request of the Agent, pay to the Agent for the account of that Recovering Finance Party an amount equal to the appropriate part of its share of the Sharing Payment (together with an amount as is necessary to reimburse that Recovering Finance Party for its proportion of any interest on the Sharing Payment which that Recovering Finance Party is required to pay) (the "Redistributed Amount"); and (b) as between the relevant Obligor and each relevant Sharing Finance Party, an amount equal to the relevant Redistributed Amount will treated as not having been paid by that Obligor. 28.5 Exceptions (a) This Clause 28 shall not apply to the extent that the Recovering Finance Party would not, after making any payment pursuant to this Clause, have a valid and enforceable claim against the relevant Obligor. (b) A Recovering Finance Party is not obliged to share with any other Finance Party any amount which the Recovering Finance Party has received or recovered as a result of taking legal or arbitration proceedings, if: (i) it notified that other Finance Party of the legal or arbitration proceedings; and (ii) that other Finance Party had an opportunity to participate in those legal or arbitration proceedings but did not do so as reasonably practicable having received notice and did not take separate legal or arbitration proceedings. BD-#34696673-v11 91

Section 11 - Administration 29 Payment Mechanics 29.1 Payments to the Agent All payments by an Obligor or a Lender under the Finance Documents (other than in connection with the realisation or enforcement of any Security Documents) shall be made: (a) to the Agent to its account with such office or bank as the Agent may from time to time designate in writing to the Obligor or a Lender for this purpose; and (b) for value on the due date at such times and in such funds as the Agent may specify to the Party concerned as being customary at the time for settlement of transactions in the relevant currency in the place of payment. 29.2 Distributions by the Agent Each payment received by the Agent under the Finance Documents for another Party shall, subject to Clause 29.3 (Distributions to the Obligors), 29.4 (Clawback) and 29.9 (Payments to the Security Agent), be made available by the Agent as soon as practicable after receipt to the Party entitled to receive payment in accordance with this Agreement, to such account as that Party may notify to the Agent by not less than five (5) Business Days' notice. 29.3 Distributions to an Obligor The Agent may (with the consent of the Obligor or in accordance with Clause 30 (Set-off)), apply any amount received by it for that Obligor in or towards payment (on the date and in the currency and funds of receipt) of any amount due from that Obligor under the Finance Documents or in or towards purchase of any amount of currency to be so applied. 29.4 Clawback and pre-funding (a) Where a sum is to be paid to the Agent under the Finance Documents for another Party, the Agent is not obliged to pay that sum to that other Party (or to enter into or perform any related exchange contract) until it has been able to establish to its satisfaction that it has actually received that sum. (b) Unless paragraph c) below applies, if the Agent pays an amount to another Party and it proves to be the case that the Agent had not actually received that amount, then the Party to whom that amount (or the proceeds of any related exchange contract) was paid by the Agent shall on demand refund the same amount to the Agent together with interest on that amount from the date of payment to the date of receipt by the Agent, calculated by the Agent to reflect its cost of funds. (c) If the Agent has notified the Lenders that it is willing to make available amounts for the account of the Borrowers before receiving funds from the Lenders, then if and to the extent that the Agent does so but it proves to be the case that it does not then receive funds from a Lender in respect of a sum which it paid to a Borrower: (i) the Agent shall notify the Borrowers of that Lender's identity and the Borrowers shall on demand refund it to the Agent; and (ii) the Lender by whom those funds should have been made available or, if that Lender fails to do so, the Borrowers shall on demand pay to the Agent the amount (as certified by the Agent) which will indemnify the Agent against any funding cost incurred by it as a result of paying out that sum before receiving those funds from that Lender. BD-#34696673-v11 92

29.5 Partial payments (a) If the Agent (or the Security Agent, as applicable) receives a payment or an amount is recovered by the Security Agent pursuant to the terms of any Security Document in connection with the realisation or enforcement of all or any part of the Security Interest) that is insufficient to discharge all the amounts then due and payable by an Obligor under the Finance Documents, the Agent shall apply that payment towards the obligations of that Obligor under the Finance Documents in the following order: (i) firstly, in or towards payment pro rata of any unpaid fees, costs and expenses of the Agent and the Security Agent under the Finance Documents; (ii) secondly, in or towards payment pro rata of any accrued interest (including default interest), fee or commissions due but unpaid under this Agreement; (iii) thirdly, in or towards payment pro rata of any principal due but unpaid under this Agreement; and (iv) fourthly, in or towards payment pro rata of any other sum due but unpaid under the Finance Documents (excluding the Hedging Agreements); and (v) fifthly, in or towards payment pro rata of any other sum due but unpaid under the Hedging Agreements. (b) The Agent shall, if so directed by the Lenders and the KEXIM Agent vary the order set out in paragraphs (i) to (v) above. (c) The Security Agent and each other beneficiary of the Security Documents shall make each application in accordance with paragraph (a) as soon as is practicable after the relevant moneys are received by, or otherwise become available to, it save that (without prejudice to any other provision contained in any of the Security Documents) the Security Agent (acting on the instructions of the Agent) any other beneficiary of the Security Documents or any receiver or administrator may credit any moneys received by it to a suspense account for so long and in such manner as the Security Agent, any other beneficiary of the Security Documents or such receiver or administrator may from time to time determine with a view to preserving the rights of the Finance Parties or any of them to prove for the whole of their respective claims against the Borrowers or any other person liable. (d) The Security Agent and/or any other beneficiary of the Security Documents shall obtain a good discharge in respect of the amounts expressed to be due to the other Finance Parties as referred to in this Clause 29.5 by paying such amounts to the Agent for distribution in accordance with Clause 29 (Payment mechanics). (e) This Clause 29.5 will override any appropriation made by an Obligor. 29.6 No set-off by the Obligors All payments to be made by an Obligor under the Finance Documents shall be calculated and be made without (and free and clear of any deduction for) set-off or counterclaim. 29.7 Business Days (a) Any payment under the Finance Documents which is due to be made on a day that is not a Business Day shall be made on the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not). (b) During any extension of the due date for payment of any principal or Unpaid Sum under this Agreement interest is payable on the principal or Unpaid Sum at the rate payable on the original due date. BD-#34696673-v11 93

29.8 Currency of account The Obligors shall pay: (a) any amount payable under the Finance Documents, except as otherwise provided for herein, in USD; and (b) all payments of costs and Taxes in the currency in which the same were incurred. 29.9 Payments to the Security Agent Notwithstanding any other provision of any Finance Document, at any time after any Security Interest created by or pursuant to any Security Document becomes enforceable, the Security Agent may require: (a) any Obligor to pay all sums due under any Finance Document; or (b) the Agent to pay all sums received or recovered from an Obligor under any Finance Document, in each case as the Security Agent may direct for application in accordance with the terms of the relevant Security Document. 30 Set-Off A Finance Party may, to the extent permitted by applicable law, set off any obligation due from an Obligor under the Finance Documents (to the extent beneficially owned by that Finance Party) against any obligations owed by that Finance Party to that Obligor, regardless of the place of payment, booking branch or currency of either obligation. If the obligations are in different currencies, the Finance Party may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off. 31 Notices 31.1 Communication in writing (a) Any communication to be made under or in connection with the Finance Documents shall be made in writing and, unless otherwise stated, may be made by e-mail or letter. (b) Any such notice or communication addressed as provided in Clause 31.2 (Addresses) will be deemed to be given or made as follows: (i) if by letter, when delivered at the address of the relevant Party; (ii) if by email, when received in legible form. (c) However, a notice given in accordance with the above but received on a day which is not a Business Day or after 16:00 hours in the place of receipt will only be deemed to be given at 9:00 hours on the next Business Day in that place. (d) Any communication or document to be made or delivered to the Agent will be effective only when actually received by the Agent and then only if it is expressly marked for the attention of the department or officer identified with the Agent's signature below (or any substitute department or officer as the Agent shall specify for this purpose). 31.2 Addresses Any communication or document to be made under or in connection with the Finance Documents shall be made or delivered to the address and email address of each Party and BD-#34696673-v11 94 marked for the attention of the department or persons set out below and, in case of any New Lender, to the address notified to the Agent: If to the Agent or the Security Agent: Nordea Bank Abp, filial i Norge Dept.: Global Maritime Loans Essendrops gate 7, 0367 Oslo, Norway For credit and documentation matters: Dept.: Global Maritime Loans Email: agency.soosid@nordea.com (recipient for information undertakings, amendment and waiver requests, conditions precedent and conditions subsequent etc.) For loan operation matters: Dept.: Structure Loan Services Email: sls.norway@nordea.com (recipient for utilisation requests, selection notices, payment notices etc.) If to any of the Obligors:FLEX LNG MANAGEMENT AS Bryggegata 3 0250 Oslo, Norway Att: Principal Financial Officer E-mail: finance@flexlng.com or any substitute address and/or email address and/or marked for such other attention as the Party may notify to the other Agent (or the Agent may notify the other Parties if a change is made by the Agent) by not less than five (5) Business Days' prior notice. 31.3 Communication with the Obligors All communication from or to an Obligor shall be sent through the Agent. 31.4 Language Communication to be given by one Party to another under the Finance Documents shall be given in the English language or, if not in English and if so required by the Agent, be accompanied by a certified English translation and, in this case, the English translation shall prevail unless the document is a statutory or other official document. 32 Calculations and Certificates 32.1 Certificates and Determinations Any certification or determination by a Finance Party of a rate or amount under any Finance Document is, in the absence of manifest error, conclusive evidence of the matters to which it relates. 32.2 Day count convention All interest, commission or fee accruing under the Finance Documents will accrue from day-to- day and is calculated on the basis of the actual number of days elapsed and a year of 360 days. 33 Partial Invalidity If, at any time, any provision of a Finance Document is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provisions under any law of any other jurisdiction will in any way be affected or impaired. BD-#34696673-v11 95

34 Remedies and Waivers No failure to exercise, nor any delay in exercising on the part of any Finance Party, any right or remedy under the Finance Documents shall operate as a waiver, of any such right or remedy any of the Finance Documents. No single or partial exercise of any other right or remedy shall prevent any further or other exercise of any other right or remedy. The rights and remedies provided in each Finance Document are cumulative and not exclusive of any rights or remedies provided by law. 35 Amendments and Waivers 35.1 Required consents (a) Subject to Clause 35.2 (All Lender matters) and 35.3 (Other exceptions), any term of the Finance Documents may be amended or waived only with the consent of the Majority Lenders and the Obligors and any such amendment will be binding on all Parties. (b) The Agent may effect, on behalf of any Finance Party, any amendment or waiver permitted by this Clause. 35.2 All Lender matters An amendment to or waiver of any term of any Finance Document that has the effect of changing or which relates to: (a) the definition of "Majority Lenders" in Clause 1.1 (Definitions); (b) an extension of the date of any payment of any amount under the Finance Documents; (c) a reduction in Margin or a reduction in the amount of any payment of principal, interest, fees or commission payable; (d) an increase in or extension of any Commitment other than any Accordion Increase pursuant to Clause 2.5 (Accordion Option) or an extension of the Availability Period or any requirement that a cancellation of Commitments reduces the Commitments of the Lenders rateably under the Facility; (e) a term of the Finance Documents which expressly requires the consent of all the Lenders; (f) a proposed substitution or replacement of a Borrower or a Guarantor; (g) the definitions of "Restricted Party", "Sanctions", "Sanctions Authority" or "Sanctions List", any Clause in which such term is used in this Agreement, or any other provision or other matters relating to Sanctions, including without limitation Clause 22.22 (Sanctions). (h) the release of any guarantee and indemnity granted under Clause 17 (Guarantee and indemnity) or of any Security Interest granted under any of the Security Documents unless permitted under this Agreement or any other Finance Document or relating to a sale or disposal of an asset which is the subject to Security Interest where such sale or disposal is expressly permitted under this Agreement or any other Finance Document; or (i) the definition of “Change of Control”, Clauses 2.2 (Finance party's rights and obligations), 7.3 (Mandatory prepayment – Illegality), 7.4 (Mandatory prepayment – Change of Control), 7.8 (Mandatory prepayment – KEXIM Guarantee), 7.9 (Mandatory Prepayment – Commercial Facility), 18 (Security), 25 (Changes to the Parties), 28 (Sharing among the Finance Parties), 29.5 (Partial payments), 29.8 BD-#34696673-v11 96

(Currency of account), this Clause 35.2, Clauses 39.1 (Governing law) and 39.2 (Jurisdiction of English courts), shall not be made without the prior written consent of all the Lenders. 35.3 Other exceptions (a) An amendment or waiver which relates to the rights or obligations of the Agent, the KEXIM Agent, the Hedge Providers, the Security Agent, the Arrangers, the Bookrunners or the ECA Co-ordinator (each in their capacity as such) may not be effected without the consent of the Agent, the KEXIM Agent, the Hedge Providers, the Security Agent, the Arrangers, the Bookrunners or, as the case may be, the ECA Co-ordinator. (b) Amendments to or waivers in respect of Clauses 7.8 (KEXIM Guarantee) or 7.9 (Commercial Facility) may only be agreed with the consent of each of the KEXIM Guaranteed Facility Lenders. (c) Amendment to the definition of "Majority Lenders" or Clauses 22.22 (Sanctions) or 25 (Changes to the Parties) may only be agreed with the consent of KEXIM as guarantor. 35.4 Replacement of Screen Rate (a) Subject to Clause 35.3 (Other exceptions), any amendment or waiver which relates to: (i) providing for the use of a Replacement Benchmark; and (ii) (A) aligning any provision of any Finance Document to the use of that Replacement Benchmark; (B) enabling that Replacement Benchmark to be used for the calculation of interest under this Agreement (including, without limitation, any consequential changes required to enable that Replacement Benchmark to be used for the purposes of this Agreement); (C) implementing market conventions applicable to that Replacement Benchmark; (D) providing for appropriate fallback (and market disruption) provisions for that Replacement Benchmark; or (E) adjusting the pricing to reduce or eliminate, to the extent reasonably practicable, any transfer of economic value from one Party to another as a result of the application of that Replacement Benchmark (and if any adjustment or method for calculating any adjustment has been formally designated, nominated or recommended by the Relevant Nominating Body, the adjustment shall be determined on the basis of that designation, nomination or recommendation), may be made with the consent of the Agent (acting on the instructions of the Majority Lenders) and the Obligors. (b) If any Lender fails to respond to a request for an amendment or waiver described in paragraph (a) above within ten (10) Business Days (or such longer time period in relation to any request which the Ultimate Parent and the Agent may agree) of that request being made: BD-#34696673-v11 97

(i) its Commitment(s) shall not be included for the purpose of calculating the Total Commitments under the relevant Facility when ascertaining whether any relevant percentage of Total Commitments has been obtained to approve that request; and (ii) its status as a Lender shall be disregarded for the purpose of ascertaining whether the agreement of any specified group of Lenders has been obtained to approve that request. (c) For the purpose of this Clause 35.4 (Replacement of Screen Rate) "Relevant Nominating Body" means any applicable central bank, regulator or other supervisory authority or a group of them, or any working group or committee sponsored or chaired by, or constituted at the request of, any of them or the Financial Stability Board. "Replacement Benchmark" means: (i) a benchmark rate which is formally designated, nominated or recommended as the replacement for a Screen Rate by: (A) the administrator of that Screen Rate (provided that the market or economic reality that such benchmark rate measures is the same as that measured by that Screen Rate); or (B) any Relevant Nominating Body, (C) and if replacements have, at the relevant time, been formally designated, nominated or recommended under both paragraphs, the "Replacement Benchmark" will be the replacement under paragraph (ii) above; (ii) a benchmark rate which is in the opinion of the Majority Lenders and the Obligors, generally accepted in the international or any relevant domestic syndicated loan markets as the appropriate successor to a Screen Rate; or (iii) a benchmark rate which is in the opinion of the Majority Lenders and the Obligors, an appropriate successor to a Screen Rate. 35.5 Conflict and KEXIM Guarantee override (a) Without limiting in any manner the rights of the Lenders under the Facilities (other than the KEXIM Guaranteed Facility), and subject and without prejudice to any amendments, consents or waivers as may be given, consented or agreed to by the Agent which is contrary to or inconsistent with any vote exercised by the KEXIM Guaranteed Facility Lenders (acting on the instructions of KEXIM as guarantor) but which are otherwise in accordance with the terms and conditions of the Finance Documents; (i) in case of any conflict between the Finance Documents and the KEXIM Guarantee, the KEXIM Guarantee shall, as between the KEXIM Guaranteed Facility Lenders and KEXIM as guarantor, prevail, and to the extent of such conflict or inconsistency, none of the KEXIM Guaranteed Facility Lenders or the KEXIM Agent shall assert to KEXIM as guarantor, the terms of the relevant Finance Documents; and (ii) nothing in this Agreement or any Finance Document shall permit or oblige any KEXIM Guaranteed Facility Lender or the KEXIM Agent to act (or omit to act) in a manner that is inconsistent with any requirement of KEXIM as guarantor under or in connection with the KEXIM Guarantee. (b) If, in the opinion of the KEXIM Agent (acting reasonably), any terms of this Agreement contradicts and/or conflicts with any provision of the KEXIM Guarantee BD-#34696673-v11 98 such that compliance by a Finance Party with the terms of the KEXIM Guarantee could result in a breach by a Finance Party of the terms of this Agreement, the relevant terms of this Agreement will be amended or supplemented as necessary so that compliance by any Finance Party with the terms of the KEXIM Guarantee will not result in a breach of the terms of this Agreement, provided that such amendment shall not affect the rights or obligations of an Obligor without the prior written consent of the relevant Obligor. 35.6 Prior consultation with KEXIM as guarantor The Borrowers acknowledge that the Agent may, under the terms of the KEXIM Guarantee, be required: (a) to consult with the KEXIM Agent (who shall in turn consult with KEXIM as guarantor), prior to the exercise of certain decisions under the Finance Documents (including the exercise of such voting rights in relation to any substantial amendment to any Finance Document); and (b) to follow certain instructions given by the KEXIM Agent (acting on the instructions of KEXIM as guarantor), and each KEXIM Guaranteed Facility Lender will be deemed to have acted reasonably if it has acted on the instructions of the Agent (given by the KEXIM Agent (acting on the instructions of KEXIM as guarantor) to the Agent in accordance with the terms of the KEXIM Guarantee in the making of any such decision or the taking or refraining from taking any action under any Finance Document to which it is a party). 35.7 Demand under KEXIM Guarantee Notwithstanding any other term as set forth herein and/or in any other Finance Document, the Agent (or, as the case may be, the KEXIM Agent) shall only make a written demand to KEXIM as guarantor for payment under the KEXIM Guarantee after the Agent has first made a written demand for payment of the relevant outstanding amount due from the Borrowers or the Guarantors in accordance with the terms of the Finance Documents to which they are a party. 35.8 Hedging No Hedge Provider shall be entitled to terminate or close out any Hedging Contract (as defined in the Assignment of Hedging Claims) prior to its stated maturity (in circumstances other than where the Loans are also reduced under this Agreement) except if the Borrowers have not paid amounts due under the Hedging Contract and such amounts remain unpaid for a period of five days after the due date for payment or for reasons entitling it to do so due to the occurrence of a Tax Event, Illegality or a Force Majeure event (as defined in any Hedging Agreement) and only then upon notice to the Agent. 36 Confidential Information 36.1 Confidentiality Each Finance Party agrees to keep all Confidential Information confidential and not to disclose it to anyone, save to the extent permitted by Clause 36.2 (Disclosure of Confidential Information), and to ensure that all Confidential Information is protected with security measures and a degree of care that would apply to its own confidential information. 36.2 Disclosure of Confidential Information Any Finance Party may disclose: (a) to any of its Affiliates and any of its or their officers, directors, employees, professional advisers, auditors, partners, insurance and reinsurance brokers, insurers and reinsurers and representatives such Confidential Information as that BD-#34696673-v11 99

Finance Party shall consider appropriate if any person to whom the Confidential Information is to be given pursuant to this paragraph a) is informed of its confidential nature and that some or all of such Confidential Information may be price-sensitive information except that there shall be no such requirement to so inform if the recipient is subject to professional obligations to maintain the confidentiality of the information or is otherwise bound by requirements of confidentiality in relation to the Confidential Information; (b) to any person and only such Confidential Information as that Finance Party shall consider appropriate: (i) to (or through) whom it transfers (or may potentially transfer) all or any of its rights and/or obligations under one or more Finance Documents or which succeeds (or which may potentially succeed) it as Agent and, in each case, to any of that person's Affiliates and professional advisers; (ii) with (or through) whom it enters into (or may potentially enter into), whether directly or indirectly, any sub-participation in relation to, or any other transaction under which payments are to be made or may be made by reference to, one or more Finance Documents and the Borrowers and to any of that person's Affiliates and professional advisers; (iii) appointed by any Finance Party or by a person to whom paragraph (b)(i) or (ii) above applies to receive communications, notices, information or documents delivered pursuant to the Finance Documents on its behalf (including, without limitation, any person appointed under paragraph (c) of Clause 26.14 (Relationship with the Lenders)); (iv) who invests in or otherwise finances (or may potentially invest in or otherwise finance), directly or indirectly, any transaction referred to in paragraphs (b)(i) or (b)(ii) above; (v) to whom information is required or requested to be disclosed by any court of competent jurisdiction or any governmental, banking, taxation or other regulatory authority or similar body, the rules of any relevant stock exchange or pursuant to any applicable law or regulation; (vi) to whom information is required to be disclosed in connection with, and for the purposes of, any litigation, arbitration, administrative or other investigations, proceedings or disputes; (vii) to whom or for whose benefit that Finance Party charges, assigns or otherwise creates Security (or may do so) pursuant to Clause 25.8 (Security over Lenders' rights); (viii) who is a Party; or (ix) with the consent of the Borrowers. 36.3 Disclosure to numbering service providers (a) Notwithstanding any other term of any Finance Document or any other agreement between the Parties to the contrary (whether express or implied), any Finance Party may disclose to any national or international numbering service provider appointed by that Finance Party to provide identification numbering services in respect of this Agreement, the Facility and/or one or more Obligors the following information: (i) names of Obligors; (ii) country of domicile of Obligors; (iii) place of incorporation of Obligors; BD-#34696673-v11 100

(iv) date of the Agreement; (v) governing law of the Agreement; (vi) names of the Agent and the Arrangers; (vii) date of each amendment and restatement of the Agreement; (viii) amounts of, and names of, the Facility (and any tranches); (ix) amount of Total Commitments; (x) currencies of the Facility; (xi) type of Facility; (xii) ranking of Facility; (xiii) Final Maturity Date for any Facility; (xiv) changes to any of the information previously supplied pursuant to sub-Clauses (i) to (xii) above; and (xv) such other information agreed between such Finance Party and the Ultimate Parent, to enable such numbering service provider to provide its usual syndicated loan numbering identification services. (b) The Parties acknowledge and agree that each identification number assigned to the Agreement, the Facility and/or one or more Obligors by a numbering service provider and the information associated with each such number may be disclosed to users of its services in accordance with the standard terms and conditions of that numbering service provider. (c) Each Obligor represents that none of the information set out in sub-paragraphs (i) to (xiv) of paragraph (a) above is, nor will at any time be, unpublished price-sensitive information. (d) The Agent shall notify the Ultimate Parent and the other Finance Parties of: (i) the name of any numbering service provider appointed by the Agent in respect of this Agreement, the Facility and/or one or more Obligors; and (ii) the number or, as the case may be, numbers assigned to the Agreement, the Facility and/or one or more Obligors by such numbering service provider. 36.4 Disclosure to administration/settlement services providers Notwithstanding any other term of any Finance Document or any other agreement between the Parties to the contrary (whether express or implied), any Finance Party may disclose to any person appointed by: (a) that Finance Party; (b) a person to (or through) whom that Finance Party assigns or transfers (or may potentially assign or transfer) all or any of its rights and/or obligations under one or more Finance Documents or which succeeds (or which may potentially succeed) it as Agent or Security Agent under the Agreement; and/or BD-#34696673-v11 101

(c) a person with (or through) whom that Finance Party enters into (or may potentially enter into) any sub-participation in relation to, or any other transaction under which payments are to be made, or may be made, by reference to, one or more Finance Documents and/or one or more Obligors, to provide administration or settlement services in respect of one or more of the Finance Documents including without limitation, in relation to the trading of participations in respect of the Finance Documents, such Confidential Information as may be required to be disclosed to enable such service provider to provide any of the services referred to in this Clause 36.4 if the service provider to whom the Confidential Information is to be given has entered into a confidentiality agreement substantially in the form of the LMA Master Confidentiality Undertaking for use with Administration/ Settlement Services Providers or such other form of confidentiality undertaking agreed between the Ultimate Parent and the relevant Finance Party. 36.5 Entire agreement This Clause 36 constitutes the entire agreement between the Parties in relation to the obligations of the Finance Parties under the Finance Documents regarding Confidential Information and supersedes any previous agreement, whether express or implied, regarding Confidential Information. 36.6 Inside information Each of the Finance Parties acknowledges that some or all of the Confidential Information is or may be price-sensitive information and that the use of such information may be regulated or prohibited by applicable legislation including securities law relating to insider dealing and market abuse and each of the Finance Parties undertakes not to use any Confidential Information for any unlawful purpose. 36.7 Notification of disclosure Each of the Finance Parties agrees (to the extent permitted by law and regulation) to inform the Borrowers: (a) of the circumstances of any disclosure of Confidential Information made pursuant to paragraph (b)(v) of Clause 36.2 (Disclosure of Confidential Information), except where such disclosure is made to any of the persons referred to in that paragraph during the ordinary course of its supervisory or regulatory function; and (b) upon becoming aware that Confidential Information has been disclosed in breach of this Clause 36. 36.8 Continuing obligations The obligations in this Clause 36 are continuing and, in particular, shall survive and remain binding on each Finance Party for a period of twelve (12) months from the earlier of: (a) the date on which all amounts payable by the Obligors under or in connection with this Agreement have been paid in full and all Commitments have been cancelled or otherwise cease to be available; and (b) the date on which such Finance Party otherwise ceases to be a Finance Party. 37 Counterparts Each Finance Document may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of the Finance Document. BD-#34696673-v11 102

38 Contractual Recognition of Bail-In Notwithstanding any other term of any Finance Document or any other agreement, arrangement or understanding between the Parties, each Party and each Obligor acknowledges and accepts that any liability of any Party to any other Party under or in connection with the Finance Documents may be subject to Bail-In Action by the relevant Resolution Authority and acknowledges and accepts to be bound by the effect of: (a) any Bail-In Action in relation to any such liability, including (without limitation): (i) a reduction, in full or in part, in the principal amount, or outstanding amount due (including any accrued but unpaid interest) in respect of any such liability; (ii) a conversion of all, or part of, any such liability into shares or other instruments of ownership that may be issued to, or conferred on, it; and (iii) a cancellation of any such liability; and (b) a variation of any term of any Finance Document to the extent necessary to give effect to any Bail-In Action in relation to any such liability. BD-#34696673-v11 103

Section 12 - Governing Law and Enforcement 39 Governing Law and Enforcement 39.1 Governing law This Agreement and any non-contractual obligations connected with it are governed by English law. 39.2 Jurisdiction of English courts (a) The courts of England have exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement or any non-contractual obligations connected with it (including a dispute regarding the existence, validity or termination of this Agreement) (a "Dispute"). (b) The Parties agree that the courts of England are the most appropriate and convenient courts to settle Disputes and accordingly no Party will argue to the contrary. (c) This Clause 39.2 is for the benefit of the Finance Parties only. As a result, no Finance Party shall be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction. To the extent allowed by law, the Finance Parties may take concurrent proceedings in any number of jurisdictions. 39.3 Service of process Without prejudice to any other mode of service, each Obligor: (a) appoints FLEX LNG Chartering Limited of 10 Eastcheap, London, England, EC3M 1AJ as its agent for the service of process in relation to any proceedings before the English courts in connection with any Finance Document; and (b) agrees that failure by such process agent to notify an Obligor of the process will not invalidate the proceedings concerned. If any process agent appointed pursuant to this Clause 39.3 (Service of process) (or any successor thereto) shall cease to exist for any reason where process may be served, the Obligor will forthwith appoint another process agent with an office in England where process may be served and will forthwith notify the Agent thereof. This Agreement has been entered into on the date stated at the beginning of this Agreement. BD-#34696673-v11 104

Schedule 1 THE ORIGINAL PARTIES AND COMMITMENTS The Borrowers Name of Borrower FLEX LNG Amber Limited Marshall Islands Original Jurisdiction 96759 Registration number (or equivalent, if any) Trust Company Complex, Ajeltake Road, Ajeltake Registered office Island, Majuro, MH96960, Marshall Islands Name of Borrower FLEX LNG Aurora Limited Marshall Islands Original Jurisdiction 96758 Registration number (or equivalent, if any) Trust Company Complex, Ajeltake Road, Ajeltake Registered office Island, Majuro, MH96960, Marshall Islands Name of Borrower FLEX Freedom Limited Marshall Islands Original Jurisdiction 98380 Registration number (or equivalent, if any) Trust Company Complex, Ajeltake Road, Ajeltake Registered office Island, Majuro, MH96960, Marshall Islands Name of Borrower FLEX LNG Reliance Limited Marshall Islands Original Jurisdiction 96931 Registration number (or equivalent, if any) Trust Company Complex, Ajeltake Road, Ajeltake Registered office Island, Majuro, MH96960, Marshall Islands BD-#34696673-v11 105

| Name of Borrower | FLEX LNG Resolute Limited |
|---|---|
| **Original Jurisdiction** | Marshall Islands |
| **Registration number (or equivalent, if any)** | 96932 |
| **Registered office** | Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, MH96960, Marshall Islands |

**The Original Commercial Facility Lenders**

| Name of Original Commercial Facility Lender | Commitment |
|---|---|
| ABN AMRO BANK N.V., Oslo Branch<br>Registration no. 34334259 | USD 45,000,000 |
| Citibank N.A., London Branch | USD 25,000,000 |
| Crédit Agricole Corporate and Investment Bank | USD 12,500,000 |
| Danske Bank A/S | USD 37,500,000 |
| Deutsche Bank AG | USD 12,500,000 |
| Nordea Bank Abp, filial I Norge | USD 50,000,000 |
| Skandinaviska Enskilda Banken AB (publ) | USD 37,500,000 |
| SpareBank 1 SR-Bank ASA | USD 30,000,000 |
| **Total Commercial Facility Commitments** | **USD 250,000,000** |

**The Original KEXIM Facility Lenders**

| Name of Original KEXIM Facility Lender | Commitment |
|---|---|
| The Export-Import Bank of Korea | USD 189,879,000 |
| **Total KEXIM Facility Commitments** | **USD 189,879,000** |

**The Original KEXIM Guaranteed Facility Lenders**

| Name of Original KEXIM Guaranteed Facility Lender | Commitment |
|---|---|
| ABN AMRO BANK N.V., Oslo Branch<br>Registration no. 34334259 | USD 5,121,000 |

BD-#34696673-v11

106

Citibank N.A., London Branch USD 25,000,000 Commonwealth Bank of Australia USD 40,000,000 Crédit Agricole Corporate and Investment Bank USD 22,000,000 Credit Suisse AG USD 40,000,000 Deutsche Bank Aktiengesellschaft Filiale Hong Kong (Incorporated in the USD 35,000,000 Federal Republic of Germany & members’ liability is limited) Sumitomo Mitsui Trust Bank, Limited (London Branch) USD 22,000,000 Total KEXIM Guaranteed Facility Commitments USD 189,121,000 The Hedge Providers Name of Hedge Provider ABN AMRO BANK N.V. Registration no. 34334259 Citibank Europe plc., Dublin Branch Danske Bank A/S Deutsche Bank AG Nordea Bank Abp Registration no. 2858394-9 Skandinaviska Enskilda Banken AB (publ) SpareBank 1 SR-Bank ASA BD-#34696673-v11 107

Schedule 2 CONDITIONS PRECEDENT PART I CONDITIONS PRECEDENT TO SIGNING 1 Corporate authorisations (a) A copy of each Obligor's constitutional documents; (b) A copy of resolutions passed by each Obligor's board of directors evidencing: (i) the approval of the terms of, and the transactions contemplated by, the Finance Documents; and (ii) the authorisation of its appropriate officer or officers or other representatives to execute the Finance Documents and any other documents necessary for the transactions contemplated by the Finance Documents, on its behalf. (c) To the extent required in the relevant jurisdictions, a copy of resolutions passed by the shareholders of each Obligor ratifying the resolutions of its board of directors; (d) To the extent not covered by resolutions, any powers of attorney (notarised and legalised, if required) granted by an Obligor to execute any Finance Documents; (e) A certificate of goodstanding (or equivalent) in respect of each Obligor; (f) A specimen of the signature (which can be by way of copy of passport) of each person signing the Finance Documents on behalf of each Obligor (g) A certificate of an authorised signatory of each Obligor certifying that each copy document relating to it specified in this Schedule 2 is correct, complete and in full force and effect and has not been amended or superseded as at a date no earlier than the date of this Agreement and confirming that borrowing or guaranteeing or securing, as appropriate, the Total Commitments would not cause any borrowing, guarantee, security or similar binding limit to be exceeded. 2 Authorisations All approvals, authorisations and consents required by any government or other authorities for the Obligors to enter into and perform their obligations under this Agreement and/or any of the Finance Documents to which they are respective parties. 3 Finance Documents (a) The Agreement (as approved by the Agent (acting on the instructions of all Lenders)); and (b) The Fee Letters, duly executed. 4 Vessel Documents (a) A copy of the Shipbuilding Contracts; (b) A copy of the Intermediate MOAs, including arrangements for the assignment of Yard's warranties in respect of the Vessel to the relevant Borrower; and (c) A copy of the Management Agreements. BD-#34696673-v11 108

5 Miscellaneous (a) Evidence that all fees referred to in Clause 11 (Fees) that are due have or will be paid on its due date; (b) Copy of the Original Financial Statements; (c) Evidence that all process agent appointments required by the Finance Documents listed in item 3 above have been duly accepted; and (d) Any other documentation authorization, opinion or assurance reasonably required by the Agent. 6 Legal opinions If required, such legal opinions relating to the Agreement, in such form (agreed draft or issued) as the Agent may require (acting on the instructions of the Lenders). BD-#34696673-v11 109

PART II CONDITIONS PRECEDENT TO DRAWDOWN NOTICE 1 Finance Documents (a) the Security Agreements, and deliverables thereunder; (b) the General Assignment, and deliverables thereunder; (c) if applicable, the Assignment of Hedging Claims, and deliverables thereunder; (d) the Share Pledges, and deliverables thereunder; All of the above Security Documents as approved by the Agent (acting on the instructions of all Lenders) duly executed and perfected. (e) the Mortgage in respect of the relevant Vessel (agreed form only); (f) The Drawdown Notice at least three (3) Business Days prior to the Drawdown Date; and (g) Any Hedging Agreements. 2 Vessel Documents For the relevant Vessel to which the proposed Loan relates: (a) evidence (by way of email confirmation from the registry) that the Vessel is ready to be registered in the name of the Borrower in an Approved Ship Registry upon receipt of the copy of the title documents on the Delivery Date, and that the agreed form Mortgage is pre-cleared for registration with its intended first priority against the Vessel; (b) copies of insurance policies/cover notes documenting that insurance cover has been taken out in respect of the Vessel in accordance with Clause 23.1 (Insurance), and evidencing that the Security Agent’s (on behalf of the Finance Parties) Security Interest in the insurance policies have been noted in accordance with the relevant notices as required under the Security Agreement; (c) the Insurance Report, with no outstanding pre-delivery action points; (d) the technical manager’s current DOC; (e) each Manager’s Undertaking as approved by the Agent (acting on the instructions of all Lenders) duly executed by the relevant Manager; (f) a copy of each charterparty or other employment contract entered into in respect of the Vessel with a fixed term exceeding twelve (12) months; and (g) evidence of the Market Value of the Vessel dating not more thirty (30) days prior to the proposed Drawdown Date. 3 Miscellaneous (a) Evidence that all fees referred to in Clause 11 (Fees), and costs and expenses referred to in 16 (Costs and expenses) that are due have or will be paid on its due date; (b) A Compliance Certificate confirming that the Obligors are in compliance with the financial covenants as set out in Clause 21 (Financial covenants), together with the latest consolidated financial statements of the Guarantor. (c) Evidence that all process agent appointments required by the Finance Documents have been duly accepted; BD-#34696673-v11 110

(d) Documentation evidencing all shareholder loans to any Obligor, as well as any intra- group loans or receivables to which any Obligor is a party; (e) Such other documentation and evidence required to complete the "know your customer" checks as described in Clause 20.9 ("Know your customer" checks). (f) If relevant, a closing memorandum agreed between the Yard, the Intermediate Buyer, the relevant Borrower and the Agent; (g) If relevant, an agreed wording of the conditional SWIFT; (h) If relevant, an irrevocable undertaking from the Intermediate Buyer (if relevant) and Borrower, and their representative at closing, not to sign any document triggering release under the MT199 SWIFT, unless they have first received the written consent of the Agent. (i) If relevant, evidence that any part of the delivery instalment for the Vessel not covered by the relevant Loan has been, or will at the latest together with the Loan be, paid by equity to the Yard or the relevant Intermediate Buyer (as the case may be). (j) Any other documentation authorization, opinion or assurance reasonably required by the Agent. 4 Legal opinions (a) A legal opinion regarding Norwegian law issued by Advokatfirmaet Thommessen AS; (b) A legal opinion regarding Bermuda law issued by Appleby (Bermuda) Limited; (c) A legal opinion regarding Marshall Islands law issued by Norton Rose Fulbright (US) LLP; (d) A legal opinion regarding English law issued by Norton Rose Fulbright LLP; and (e) (In the case of the first Drawdown Date) A legal opinion regarding the KEXIM Guarantee issued by Shin & Kim LLC, in such form (agreed draft or issued) as the Agent may require (acting on the instructions of the Lenders); and (f) Any such other favourable legal opinions in form and substance satisfactory to the Agent (acting on the instructions of the Lenders) from lawyers appointed by the Agent on matters concerning all relevant jurisdictions, including the jurisdiction of the Approved Ship Registry in which the Vessel is registered. BD-#34696673-v11 111

PART III CONDITIONS PRECEDENT – DELIVERY DATE 1 For the relevant Vessel to which the proposed Loan relates: (a) A copy of the duly executed Builder’s Certificate and/or Bill of Sale of the Vessel issued by the Yard and the Intermediate Buyer (as applicable); (b) A copy of the duly executed Protocol of Delivery and Acceptance both between the Yard and the Intermediate Buyer, and the Intermediate Buyer and the Borrower; (c) evidence (by way of transcript of registry) that the Vessel is, or will be, registered in the name of the Borrower in an Approved Ship Registry, that the Mortgage has been executed and recorded with its intended first priority against the Vessel and that no other encumbrances, maritime liens, mortgages or debts whatsoever are registered against the Vessel; (d) a copy of the interim or permanent class certificate related to the Vessel from the relevant classification society, confirming that the Vessel is classed with the highest class in accordance with Clause 23.3 (Classification and repairs), free of overdue recommendations and conditions; (e) a copy of the Vessel’s SMC and ISPS Certificates; and (f) such legal opinions as may not be issued prior to the Delivery Date. 2 KEXIM Guarantee (a) An original counterpart of the KEXIM Guarantee for the relevant KEXIM Guaranteed Facility Loan, duly executed by KEXIM as guarantor, including an English translation in form and substance acceptance to the KEXIM Guaranteed Facility Lenders. (b) Evidence that the KEXIM Guarantee Premium in relation to the KEXIM Guarantee and any costs and expenses which are then due and payable to KEXIM as guarantor has been paid by the Borrowers and received by KEXIM in full. (c) Confirmation from the Agent (as indicated by the KEXIM Agent) that: (i) it has not been informed that KEXIM as guarantor intends to, and KEXIM as guarantor has not stipulated its intention to, repudiate or suspend the application of the KEXIM Guarantee for any KEXIM Guaranteed Facility Loan; (ii) it is satisfied that the KEXIM Guarantee is in full force and effect; and (iii) it has received no instruction from KEXIM as guarantor that the relevant KEXIM Guaranteed Facility Loan should not be permitted or made available by the KEXIM Guaranteed Facility Lenders or, as the case may be, the Agent. (d) Evidence satisfactory to the KEXIM Guaranteed Facility Lenders that each of the documents specified under the KEXIM Guarantee for the relevant KEXIM Guaranteed Facility Loan have been duly delivered in accordance with the terms of the KEXIM Guarantee for the relevant KEXIM Guaranteed Facility Loan. BD-#34696673-v11 112

Schedule 3 FORM OF DRAWDOWN NOTICE To: [], as Agent From:[Borrowers] Date: [***] $629,000,000 FACILITY AGREEMENT DATED [] 2020 (THE “AGREEMENT”) We refer to Clause 5.1 (Delivery of the Drawdown Notice) of the Agreement. Terms defined in the Agreement shall have the same meaning when used in this Drawdown Notice. (a) You are hereby irrevocably notified that we wish to make the following drawdown on the following terms: Vessel: [] Proposed Drawdown Date: [] Principal Amount: USD $[] (represented by: $[] Commercial Facility Loan; $[] KEXIM Facility Loan; and $[] KEXIM Guaranteed Facility Loan) Interest Period: [] (b) The purpose of the Loan is the part financing of the Vessel and, in the case of the KEXIM Guaranteed Facility Loan, to fund the KEXIM Guarantee Premium, and all proceeds shall applied accordingly. (c) The proceeds of the Loan shall be credited to [**] [insert details of account]. (d) We confirm that, as of the date hereof (i) each condition specified in Clause 4 (Conditions Precedent) of the Agreement is satisfied; (ii) each of the Repeating Representations set out in Clause 19 (Representations and warranties) of the Agreement is true and correct; and (iii) no event or circumstances has occurred and is continuing which constitute or may constitute an Event of Default. Yours sincerely for and on behalf of [Borrowers] By: __________________________________ Name: Title: [authorised officer] BD-#34696673-v11 113

Schedule 4 FORM OF SELECTION NOTICE To: [], as Agent From:FLEX LNG Ltd. Date: [***] $629,000,000 FACILITY AGREEMENT DATED [] 2020 (THE “AGREEMENT”) We refer to the Agreement. Terms defined in the Agreement shall have the same meaning when used in this Selection Notice. (a) We refer to the amount outstanding under the Commercial Facility Loans with Interest Periods ending on [**]. (b) We request that the next Interest Period for the Commercial Facility Loans is [**]. This Selection Notice is irrevocable. Yours sincerely for and on behalf of FLEX LNG Ltd. By: ______________________________ Name: Title: BD-#34696673-v11 114

Schedule 5 FORM OF COMPLIANCE CERTIFICATE To: [], as Agent From:FLEX LNG Ltd. Date: [***] [To be delivered no later than 120/60 days after each Reporting Date] $629,000,000 FACILITY AGREEMENT DATED [] 2020 (THE “AGREEMENT”) We refer to the Agreement. Terms defined in the Agreement have their defined meanings when used in this Compliance Certificate. 5 We hereby represent and warrant that at the date of this Compliance Certificate, we are in compliance with Clause 21 (Financial covenants), that no Event of Default has occurred and that the Repeating Representations contained in Clause 19 (Representations and warranties) of the Agreement are true and correct at the date hereof as if made with respect to the facts and circumstances existing at this date. 6 Without limiting the generality of paragraph 1 above, we hereby further represent and warrant as follows: Equity Ratio For the purpose of Clause 21.3 a) (Equity Ratio) we confirm as follows: Total Assets USD [] Total Liabilities USD [] Equity (Total Assets less Total Liabilities) USD [] Equity Ratio [ ]:1.00 Requirement: Not lower than 0.25:1.00 Compliance: [Yes/No] Working Capital For the purpose of Clause 21.3 b) (Working Capital) we confirm as follows: Working Capital: USD [] Requirement: Working Capital > 0 Compliance: [Yes/No] Liquidity For the purpose of Clause 21.3 c) (Liquidity) we confirm as follows: Liquidity: USD [] of which Cash and Cash Equivalents is: USD [] Group’s total interest bearing Financial Indebtedness on a consolidated basis, net of USD [] (“NIBD”) Cash and Cash Equivalents. 5% of which is USD [] Requirement: Liquidity > Higher of (i) USD 25,000,000 and (ii) 5% of NIBD Compliance: [Yes/No] BD-#34696673-v11 115

Collateral Maintenance Test For the purpose of Clause 7.1 (Collateral Maintenance Test) we confirm as follows: Market Values* USD []/[Not delivered] Flex Artemis USD []/[Not delivered] Flex Resolute USD []/[Not delivered] Flex Freedom USD []/[Not delivered] Flex Aurora USD []/[Not delivered] Flex Amber USD []/[Not delivered] [Alternative Vessel] USD []/[Not delivered] (A) Aggregate Market Value: USD [] (B) Aggregate Loans: USD [] Ratio (A/B): [ ]% Requirement: (A/B) > 130% Compliance: [Yes/No] * Evidence of Market Values attached hereto 7 This Compliance Certificate shall be governed by and construed in accordance with English law. Yours sincerely for and on behalf of FLEX LNG Ltd. By: __________________________________ Name: Title: Principal Financial Officer BD-#34696673-v11 116

Schedule 6 FORM OF TRANSFER CERTIFICATE To: [], as Agent From:[**] (the “Existing Lender” and [**] (the “New Lender”) Date: [**] $629,000,000 FACILITY AGREEMENT DATED [] 2020 (THE “AGREEMENT”) 1 We refer to the Agreement. This is a Transfer Certificate. Terms defined in the Agreement have the same meaning in this Transfer Certificate unless given a different meaning in this Transfer Certificate. 2 We refer to Clauses 25.3 (Limitations of responsibility of Existing Lenders), 25.4 (Procedure for Transfer) and 25.5 (Effects of the Transfer): (a) The Existing Lender assigns absolutely to the New Lender all the rights of the Existing Lender under the Agreement and the other Finance Documents which relate to that portion of the Existing Lender’s Commitment(s) and participations in the Loans under the Agreement as specified in the Schedule. (b) The Existing Lender is released from all the obligations of the Existing Lender which correspond to that portion of the Existing Lender’s Commitment(s) and participations in the Loans under the Agreement specified in the Schedule. (c) The New Lender becomes a Party as a Lender and is bound by obligations equivalent to those from which the Existing Lender is released under paragraph (b) above. (d) The Facility Office and address, fax number and attention details for notices of the New Lender for the purposes of Clause 31.2 (Addresses) are set out in the Schedule. 3 The proposed Transfer Date is [●]. 4 This Transfer Certificate may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Transfer Certificate. 5 This Transfer Certificate and any non-contractual obligations connected with it are governed by English law. 6 This Transfer Certificate has been entered into on the date stated at the beginning of this Transfer Certificate. BD-#34696673-v11 117

The Schedule Rights to be assigned and obligations to be released and undertaken [insert relevant details] [Facility Office address, fax number and attention details for notices and account details for payments.] [Existing Lender] [New Lender] By: By: This is accepted by the Agent as a Transfer Certificate and the Transfer Date is confirmed as []. Signature of this Transfer Certificate by the Agent constitutes confirmation by the Agent of receipt of notice of the assignment referred to herein, which notice the Agent receives on behalf of each Finance Party. [Agent] By: BD-#34696673-v11 118

Schedule 7 VESSELS Name of Vessel: Flex Amber Type of Vessel: LNG carrier Capacity: 174,000 cbm Shipbuilding Contract 6 March 2018 Hull No: 8011 Yard Hyundai Samho Heavy Industries Co., Ltd. Intermediate MOA 28 May 2018 Intermediate Buyer Sea America Inc. Scheduled Delivery Date 31 August 2020 Owner: FLEX LNG Amber Limited Flag State: Marshall Islands Port of Registry: Majuro Classification: +1A, Tanker for liquefied gas, Ship type 2G(-163°C, 500 kg/m3, 0.35bar), GF, E0, BIS, TMON, COAT-PSPC(B), CMON, LCS, BWM(T), Recyclable, ERS, NAUT(NAV), CLEAN, F(A, C) Classification Society: DNV GL Commitment ($) $125,800,000 BD-#34696673-v11 119

Name of Vessel: Flex Aurora Type of Vessel: LNG carrier Capacity: 174,000 cbm Shipbuilding Contract 6 March 2018 Hull No: 8010 Yard Hyundai Samho Heavy Industries Co., Ltd. Intermediate MOA 28 May 2018 Intermediate Buyer Sea Aurora Inc. Scheduled Delivery Date 30 June 2020 Owner: FLEX LNG Aurora Limited Flag State: Marshall Islands Port of Registry: Majuro Classification: +1A, Tanker for liquefied gas, Ship type 2G(-163°C, 500 kg/m3, 0.35bar), GF, E0, BIS, TMON, COAT-PSPC(B), CMON, LCS, BWM(T), Recyclable, ERS, NAUT(NAV), CLEAN, F(A, C) Classification Society: DNV GL Commitment ($) $125,800,000 BD-#34696673-v11 120

Name of Vessel: Flex Freedom Type of Vessel: LNG carrier Capacity: 173,400 cbm Shipbuilding Contract 5 July 2018 Hull No: 2492 Yard Daewoo Shipbuilding & Marine Engineering Co., Ltd. Intermediate MOA 15 October 2018 Intermediate Buyer Sea Freedom Shipowning Inc. Scheduled Delivery Date 30 November 2020 Owner: FLEX Freedom Limited Flag State: Marshall Islands Port of Registry: Majuro Classification: +1A, Tanker for liquefied gas, Ship type 2G(-163°C, 500 kg/m3, 0.35bar), GF, E0#1, BIS, TMON, COAT-PSPC(B), CMON, BWM(T), Clean, NAUT(OC)#2, Recyclable Classification Society: DNV GL Commitment ($) $125,800,000 BD-#34696673-v11 121

Name of Vessel: Flex Artemis Type of Vessel: LNG carrier Capacity: 173,400 cbm Shipbuilding Contract 26 February 2018 Hull No: 2479 Yard Daewoo Shipbuilding & Marine Engineering Co., Ltd. Intermediate MOA 15 October 2018 Intermediate Buyer Sea Reliance Inc. Scheduled Delivery Date 31 August 2020 Owner: FLEX LNG Reliance Limited Flag State: Marshall Islands Port of Registry: Majuro Classification: +1A, Tanker for Liquefied Gas, Ship type 2G(-163°C, 500 kg/m3, 0.35bar), GF, E0#1, BIS, TMON, COAT-PSPC(B), CMON, BWM(T), Clean, NAUT(OC)#2, Recyclable Classification Society: DNV GL Commitment ($) $125,800,000 BD-#34696673-v11 122

Name of Vessel: Flex Resolute Type of Vessel: LNG carrier Capacity: 173,400 cbm Shipbuilding Contract 26 February 2018 Hull No: 2480 Yard Daewoo Shipbuilding & Marine Engineering Co., Ltd. Intermediate MOA 15 October 2018 Intermediate Buyer Sea Resulute Inc. Scheduled Delivery Date 30 September 2020 Owner: FLEX LNG Resolute Limited Flag State: Marshall Islands Port of Registry: Majuro Classification: +1A, Tanker for Liquefied Gas, Ship type 2G(-163°C, 500 kg/m3, 0.35bar), GF, E0#1, BIS, TMON, COAT-PSPC(B), CMON, BWM(T), Clean, NAUT(OC)#2, Recyclable Classification Society: DNV GL Commitment ($) $125,800,000 BD-#34696673-v11 123

ALTERNATIVE VESSELS Name of Alternative Vessel: Flex Volunteer Type of Alternative Vessel: LNG carrier Capacity: 174,000 cbm Shipbuilding Contract 30 June 2018 Hull No: 8012 Yard Hyundai Samho Heavy Industries Co., Ltd. Scheduled Delivery Date 28 February 2021 Owner: FLEX Volunteer Limited Flag State: Marshall Islands Port of Registry: Majuro Classification: +1A, Tanker for liquefied gas, Ship type 2G(-163°C, 500 kg/m3, 0.35bar), GF, E0, BIS, TMON, COAT-PSPC(B), CMON, LCS, BWM(T), Recyclable, ERS, NAUT(NAV), CLEAN, F(A, C) Classification Society: DNV GL Commitment ($) $125,800,000 Name of Alternative Vessel: Flex Vigilant Type of Alternative Vessel: LNG carrier Capacity: 174,000 cbm Shipbuilding Contract 30 June 2018 Hull No: 8013 Yard Hyundai Samho Heavy Industries Co., Ltd. Scheduled Delivery Date 31 May 2021 Owner: FLEX Vigilant Limited Flag State: Marshall Islands Port of Registry: Majuro Classification: +1A, Tanker for liquefied gas, Ship type 2G(-163°C, 500 kg/m3, 0.35bar), GF, E0, BIS, TMON, COAT-PSPC(B), CMON, LCS, BWM(T), Recyclable, ERS, NAUT(NAV), CLEAN, F(A, C) Classification Society: DNV GL Commitment ($) $125,800,000 BD-#34696673-v11 124

# Schedule 8
## REPAYMENT SCHEDULE
## (USD)

**Per Vessel**

| Period | Commercial Facility | | Kexim Guaranteed Facility | | Kexim Facility | | Total | |
|---|---|---|---|---|---|---|---|---|
| | Repayment | Balance | Repayment | Balance | Repayment | Balance | Total Repayment | Total Balance |
| 0 | | 50,000,000.00 | | 37,824,200.00 | | 37,975,800.00 | | 125,800,000.00 |
| 1 | | 50,000,000.00 | 3,152,016.67 | 34,672,183.33 | 6,316.67 | 37,969,483.33 | 3,158,333.33 | 122,641,666.67 |
| 2 | | 50,000,000.00 | 3,152,016.67 | 31,520,166.67 | 6,316.67 | 37,963,166.67 | 3,158,333.33 | 119,483,333.33 |
| 3 | | 50,000,000.00 | 3,152,016.67 | 28,368,150.00 | 6,316.67 | 37,956,850.00 | 3,158,333.33 | 116,325,000.00 |
| 4 | | 50,000,000.00 | 3,152,016.67 | 25,216,133.33 | 6,316.67 | 37,950,533.33 | 3,158,333.33 | 113,166,666.67 |
| 5 | | 50,000,000.00 | 3,152,016.67 | 22,064,116.67 | 6,316.67 | 37,944,216.67 | 3,158,333.33 | 110,008,333.33 |
| 6 | | 50,000,000.00 | 3,152,016.67 | 18,912,100.00 | 6,316.67 | 37,937,900.00 | 3,158,333.33 | 106,850,000.00 |
| 7 | | 50,000,000.00 | 3,152,016.67 | 15,760,083.33 | 6,316.67 | 37,931,583.33 | 3,158,333.33 | 103,691,666.67 |
| 8 | | 50,000,000.00 | 3,152,016.67 | 12,608,066.67 | 6,316.67 | 37,925,266.67 | 3,158,333.33 | 100,533,333.33 |
| 9 | | 50,000,000.00 | 3,152,016.67 | 9,456,050.00 | 6,316.67 | 37,918,950.00 | 3,158,333.33 | 97,375,000.00 |
| 10 | 50,000,000.00 | 0.00 | 3,152,016.67 | 6,304,033.33 | 6,316.67 | 37,912,633.33 | 53,158,333.33 | 44,216,666.67 |
| 11 | | | 3,152,016.67 | 3,152,016.67 | 6,316.67 | 37,906,316.67 | 3,158,333.33 | 41,058,333.33 |
| 12 | | | 3,152,016.67 | 0.00 | 6,316.67 | 37,900,000.00 | 3,158,333.33 | 37,900,000.00 |
| 13 | | | | | 3,158,333.33 | 34,741,666.67 | 3,158,333.33 | 34,741,666.67 |
| 14 | | | | | 3,158,333.33 | 31,583,333.33 | 3,158,333.33 | 31,583,333.33 |
| 15 | | | | | 3,158,333.33 | 28,425,000.00 | 3,158,333.33 | 28,425,000.00 |
| 16 | | | | | 3,158,333.33 | 25,266,666.67 | 3,158,333.33 | 25,266,666.67 |

BD-#34696673-v11

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17 3,158,333.33 22,108,333.33 3,158,333.33 22,108,333.33 18 3,158,333.33 18,950,000.00 3,158,333.33 18,950,000.00 19 3,158,333.33 15,791,666.67 3,158,333.33 15,791,666.67 20 3,158,333.33 12,633,333.33 3,158,333.33 12,633,333.33 21 3,158,333.33 9,475,000.00 3,158,333.33 9,475,000.00 22 3,158,333.33 6,316,666.67 3,158,333.33 6,316,666.67 23 3,158,333.33 3,158,333.33 3,158,333.33 3,158,333.33 24 3,158,333.33 0.00 3,158,333.33 0.00 BD-#34696673-v11 126

Schedule 9 FORM OF INCREASE CONFIRMATION To: [], as Agent, and [], for and on behalf of each Obligor From: [the Accordion Lender] (the Accordion Lender) Dated: [●] $629,000,000 Facility Agreement dated [] 2020 (the "Agreement") 1 We refer to the Agreement. This is an Increase Confirmation. Terms defined in the Agreement have the same meaning in this Increase Confirmation unless given a different meaning in this Increase Confirmation. 2 We refer to Clause 2.5 (Accordion option) of the Facility Agreement. 3 The Accordion Lender agrees to assume and will assume all of the obligations corresponding to the Commitment specified in the Schedule (the "Relevant Commitment") as if it was an Original Commercial Facility Lender under the Agreement. 4 The proposed date on which the increase in relation to the Accordion Lender and the Relevant Commitment is to take effect (the "Increase Date") is []. 5 On the Increase Date, the Accordion Lender becomes a party to the relevant Finance Documents as a Lender. 6 The Facility Office and address, fax number and attention details for notices to the Accordion Lender for the purposes of Clause 31.2 (Addresses) are set out in the Schedule. 7 This Increase Confirmation may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Increase Confirmation. 8 This Increase Confirmation and any non-contractual obligations arising out of or in connection with it are governed by English law. 9 This Increase Confirmation has been entered into on the date stated at the beginning of this Increase Confirmation. BD-#34696673-v11 127